Exhibit 10.1

Execution Version

$1,000,000,000

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of June 22, 2023,

Among

BERRY GLOBAL, INC.,
as U.S. Borrower,

BERRY GLOBAL GROUP, INC.,
as Holdings,

Berry Plastics Canada Inc.

as Canadian Borrower,

RPC Group Limited,

as UK Borrower,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,
as Collateral Agent and Administrative Agent,

Barclays Bank plc, CREDIT SUISSE LOAN FUNDING LLC, FIFTH THIRD BANK, NATIONAL ASSOCIATION, U.S. BANK, NATIONAL ASSOCIATION and BNP PARIBAS SECURITIES CORP.,
as Senior Managing Agents,

BOFA SECURITIES, INC., CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A. and wells fargo bank, National Association, as Joint Lead Arrangers

and

BOFA SECURITIES, INC., CITIBANK, N.A., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A. and wells fargo bank, National Association, as Joint Bookrunners

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-ii-

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C-1	Form of U.S. Borrowing Request
Exhibit C-2	Form of Canadian Borrowing Request
Exhibit C-3	Form of U.S. Swingline Borrowing Request
Exhibit C-4	Form of Canadian Swingline Borrowing Request
Exhibit C-5	Form of UK Swingline Borrowing Request
Exhibit D	[Reserved]
Exhibit E	Form of Borrowing Base Certificate
Exhibit F	[Reserved]
Exhibit G-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships
Exhibit G-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships
Exhibit G-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships
Exhibit G-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Partnerships

Schedule 1.01(a)	Certain Subsidiaries
Schedule 1.01(b)	Acceptable Appraisers
Schedule 1.01(c)	[Reserved]
Schedule 1.01(d)	Immaterial Subsidiaries
Schedule 1.01(e)	Past Due Accounts
Schedule 1.01(f)	Unrestricted Subsidiaries
Schedule 1.01(g)	Subsidiary Loan Parties
Schedule 1.01(h)	Permitted Receivables Financing
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 3.27	UK Benefit Pension Schemes
Schedule 5.18	Post-Amendment and Restatement Effective Date Actions
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

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This FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is entered into as of June 22, 2023 (this “Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”), Berry Plastics Canada Inc., a Canadian corporation (the “Canadian Borrower”), RPC Group Limited, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party hereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

WHEREAS, Holdings, the Company, certain other borrowers, the Administrative Agent, and the Collateral Agent (as defined below) are party to that certain Amended and Restated Revolving Credit Agreement, dated as of April 3, 2007 (the “2007 Credit Agreement”) and, as amended, amended and restated, supplemented or otherwise modified through the date hereof and in effect immediately prior to the date hereof, the “Unamended Credit Agreement”), with the lenders from time to time party thereto and the other agents party and issuing banks thereto;

WHEREAS, the Company has requested from the Lenders and the Administrative Agent, to amend and restate the Unamended Credit Agreement in its entirety on and subject to the terms and conditions set forth herein;

NOW, THEREFORE, the Borrowers, the Lenders and the other parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.       Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2007 Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“2024 Projections” shall mean the projections and forward-looking statements (including statements with respect to booked business) of Holdings, the Company and the Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Company or any of the Subsidiaries in connection with the transactions contemplated on or about the Amendment and Restatement Effective Date and delivered prior thereto.

“ABL Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA of the Company for the most recent period of four consecutive fiscal quarters of the Company for which financial statements are available minus the income taxes paid in cash by the Company and included in the determination of Consolidated Net Income during such period minus non-financed Capital Expenditures of the Company and its Subsidiaries during such period to (b) the sum of (i) scheduled principal payment required to be made during such period in respect of Indebtedness for borrowed money plus (ii) the Consolidated Interest Expense (excluding amortization of any original issue discount, interest paid in kind or added to principal and other noncash interest) of the Company and its Subsidiaries for such period plus (iii) Distributions pursuant to Sections 6.06(c) and (e) in each case to the extent paid by the Company in cash.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.00%; provided that if ABR shall be less than 1%, such rate shall be deemed to be 1% for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean (i) any U.S. Revolving Loan, U.S. Swingline Loan or U.S. Agent Advance, in each case, bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II, (ii) any Canadian Revolving Loan, Canadian Swingline Loans or Canadian Agent Advances, in each case, denominated in Dollars, during any period for which it bears interest by reference to the Canadian Base Rate, as the context requires and (iii) any UK Swingline Loan bearing interest at a rate determined by reference to the applicable European Base Rate.

“Acceptable Appraiser” shall mean (a) any person listed on Schedule 1.01(b), or (b) any other experienced and reputable appraiser reasonably acceptable to the Company and the Administrative Agent.

“Acceptance Credit” shall mean the collective reference to U.S. Acceptance Credits and Canadian Acceptance Credits.

“Acceptance Documents” shall mean such general acceptance agreements, applications, certificates and other documents as the applicable Issuing Bank may require in connection with the creation of Bankers’ Acceptances.

“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts, as defined in the UCC (or, as applicable, the PPSA), including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” shall mean, with respect to any such person, all of the foregoing.

“Account Debtor” shall mean each person obligated on an Account.

“Acquisition SPV” shall have the meaning assigned to such term in the definition of “RPC Acquisition.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, and shall include any Affiliates or branches of Bank of America in its or their capacity as Administrative Agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(e).

“Administrative Agent’s Office” shall mean, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in this Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent Advances” shall mean the collective reference to U.S. Agent Advances and Canadian Agent Advances.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“Alternate Currency” shall mean, (i) with respect to any Letter of Credit, Canadian Dollars or Euros and any other currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Bank with respect thereto in their sole discretion and (ii) with respect to any UK Swingline Loan, Euros and Sterling.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Alternate Currency Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.14(c).

“Alternate Currency Successor Rate” shall have the meaning assigned to such term in Section 2.14(c).

“Amendment and Restatement Effective Date” shall mean June 22, 2023.

“Amendment and Restatement Transactions” shall mean, collectively, the entering into this Agreement and the other relevant Loan Documents on the Amendment and Restatement Effective Date, the creation or continuation of the Liens pursuant to the Security Documents, the initial borrowings hereunder and the payment of fees and expenses in connection with the foregoing.

“AML Legislation” shall have the meaning assigned to such term in Section 9.31.

“Applicable Authority” shall mean (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Alternate Currency, the applicable administrator for the Relevant Rate for such Alternate Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“Applicable Margin” shall mean for any day prior to September 29, 2019, for which interest has not been paid as of such date, 1.25% per annum in the case of any Term SOFR Loan and any BA Equivalent Loan and 0.25% per annum in the case of any ABR Loan, any Canadian Prime Rate Loan and any Canadian Base Rate Loan and on and after such date, the Applicable Margin will be determined pursuant to the Pricing Grid.

“Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the Company or any Subsidiary, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Company (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean (i) with respect to the U.S. Revolving Facility, the period from and including the Amendment and Restatement Effective Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the U.S. Revolving Facility Commitments and (ii) with respect to the Canadian Revolving Facility, the period from and including the Amendment and Restatement Effective Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Canadian Revolving Facility Commitments.

“Availability Triggering Event” shall mean that (a) except for purposes of Sections 5.07, 5.11, 5.12 and 5.14, the Specified Availability is less than the Threshold Amount, or (b) for purposes of Section 5.07, 5.11, 5.12 and 5.14 only, the Specified Availability is less than the Threshold Amount for five consecutive Business Days. Once an Availability Triggering Event has occurred, it shall continue until such time as the Specified Availability is greater than the Threshold Amount for a period of 10 consecutive days.

“BA Equivalent Borrowing” shall mean a Borrowing comprised of BA Equivalent Loans.

“BA Equivalent Interest Period” shall mean, as to any BA Equivalent Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding BA Equivalent Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Canadian Borrower may elect, or the date any BA Equivalent Borrowing is converted to a Canadian Prime Rate Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any BA Equivalent Interest Period would end on a day other than a Business Day, such BA Equivalent Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such BA Equivalent Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of a BA Equivalent Interest Period to but excluding the last day of such BA Equivalent Interest Period.

“BA Equivalent Loan” shall mean any Canadian Revolving Loan bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Article II.

“BA Rate” shall mean, for the BA Equivalent Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the Canadian Dollar bankers' acceptance rate, or comparable or successor rate approved by the Administrative Agent, determined by it at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the Loan, as published on the CDOR or other applicable Reuters screen page (or other commercially available source designated by the Administrative Agent from time to time); provided, further, that if the BA Rate for any BA Equivalent Interest Period would otherwise be less than zero, such BA Rate shall instead be zero.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the Banking Act 2009 (UK) (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Bankers’ Acceptance” shall mean the collective reference to U.S. Bankers’ Acceptances and Canadian Bankers’ Acceptances.

“Bank Products Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Reasonable Credit Judgment in respect of Bank Products (as defined in the U.S. Collateral Agreement or Canadian Collateral Agreement) (which shall at all times include a reserve for the maximum amount of all Noticed Bank Products outstanding at that time (or, in the case of Noticed Bank Products with respect to Swap Agreements, a reserve in an amount not exceeding the Swap Termination Value thereof).

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of “Cumulative Credit” in this Section 1.01.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Berry” shall mean Berry Global, Inc., a Delaware corporation.

“Berry Holdings” shall mean Berry Global Group, Inc.

“Berry Plastics” shall mean Berry Plastics Opco, Inc., that certain wholly owned subsidiary of the Company.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account Agreement” shall mean an agreement among one or more of the Loan Parties, the Collateral Agent, and a Clearing Bank, in form and substance reasonably satisfactory to the Collateral Agent, concerning the collection of payments which represent the proceeds of Accounts and other Collateral of a Loan Party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean as to any person, the board of directors or other governing body of such person, or, if such person is owned or managed by a single entity, the board of directors or other governing body of such person.

“Borrower” shall mean the U.S. Borrower, the Canadian Borrower or the UK Borrower, as the context may require, and “Borrowers” shall mean all of the foregoing persons.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a U.S. Borrowing, a Canadian Borrowing and/or a UK Swingline Borrowing, as the context may require.

“Borrowing Base” shall refer to the U.S. Borrowing Base or the Canadian Borrowing Base, as the context may require.

“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the Company and the Canadian Borrower, substantially in the form of Exhibit E (or another form reasonably acceptable to the Administrative Agent) setting forth the calculation of the U.S. Borrowing Base and the Canadian Borrowing Base, including a calculation of each component thereof (including, to the extent the Company or the Canadian Borrower, as applicable, has received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation pursuant to clause (b) of the definitions of “U.S. Borrowing Base” and “Canadian Borrowing Base”), all in such detail as shall be reasonably satisfactory to the Administrative Agent.

“Borrowing Base Reallocation Notice” shall have the meaning assigned to such term in the definition of “Canadian Borrowing Base.”

“Borrowing Minimum” shall mean (x) in the case of U.S. Borrowings, $5 million, except in the case of U.S. Swingline Loans, $1 million, (y) in the case of Canadian Borrowings, (i) if denominated in Canadian Dollars, CD$5 million, except in the case of Canadian Swingline Loans, CD$1 million, and (ii) if denominated in Dollars, $5 million, except in the case of Canadian Swingline Loans, $1 million and (z) in the case of UK Swingline Loans, (i) if denominated in Euros, €1 million, (ii) if denominated in Dollars, $1 million and (iii) if denominated in Sterling, £1 million.

“Borrowing Multiple” shall mean (x) in the case of U.S. Borrowings, $1 million, except in the case of U.S. Swingline Loans, $500,000, (y) in the case of Canadian Borrowings, (i) if denominated in Canadian Dollars, CD$1 million, except in the case of Canadian Swingline Loans, CD$500,000, and (ii) if denominated in Dollars, $1 million, except in the case of Canadian Swingline Loans, $500,000 and (z) in the case of UK Swingline Loans, (i) if denominated in Euros, €500,000, (ii) if denominated in Dollars, $500,000 and (iii) if denominated in Sterling, £500,000.

“Borrowing Request” shall mean a U.S. Borrowing Request or a Canadian Borrowing Request, as the context may require.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Combination” shall mean (i) the merger of Berry Holdings with and into Covalence Specialty Materials Holding Corp., (ii) the contribution by Materials Holding Corp. of all of the capital stock of Berry to Covalence Specialty Materials Corp., and (iii) the merger of Covalence Specialty Materials Corp into Berry, with Berry as the surviving corporation, pursuant to the Agreement and Plan of Merger and Corporate Reorganization between Covalence and Holdings and Berry Holdings dated March 9, 2007.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided, that (i) when used in connection with a Loan denominated in Canadian Dollars, such day shall be a day on which banks are open for business in Toronto, Canada but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada, (ii) if such day relates to any interest rate settings as to an UK Swingline Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such UK Swingline Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such UK Swingline Loan, means a Business Day that is also a TARGET Day and (iii) if such day relates to any interest rate settings as to an UK Swingline Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.

“Canadian Acceptance Credit” shall mean a commercial Canadian Letter of Credit in which the applicable Canadian Issuing Bank engages with the beneficiary of such Canadian Letter of Credit to accept a time draft.

“Canadian Agent Advance Exposure” shall mean at any time the aggregate principal amount of all outstanding Canadian Agent Advances at such time. The Canadian Agent Advance Exposure of any Canadian Revolving Lender at any time shall mean its Pro Rata Share of the aggregate Canadian Agent Advance Exposure at such time.

“Canadian Agent Advances” shall have the meaning assigned to such term in Section 2.04(d).

“Canadian Availability” shall mean, at any time, (a) the Canadian Line Cap at such time minus (b) the Canadian Revolving Facility Credit Exposure at such time.

“Canadian Available Unused Commitment” shall mean, with respect to a Canadian Revolving Lender at any time, an amount equal to the amount by which (a) the Canadian Revolving Facility Commitment of such Canadian Revolving Lender at such time exceeds (b) the Canadian Revolving Facility Credit Exposure of such Canadian Revolving Lender at such time minus such Canadian Revolving Lender’s Pro Rata Share of the Canadian Swingline Exposure and the Canadian Agent Advance Exposure.

“Canadian Bankers’ Acceptance” shall mean a time draft, drawn by the beneficiary under a Canadian Acceptance Credit and accepted by the applicable Canadian Issuing Bank upon presentation of documents by the beneficiary of a Canadian Acceptance Credit pursuant to Section 2.05 hereof, in the standard form for bankers’ acceptances of such Canadian Issuing Bank.

“Canadian Base Rate” shall mean for any day, the greatest of (a) the per annum rate of interest designated by Bank of America (acting through its Canada branch) from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; (b) the Federal Funds Effective Rate for such day, plus 0.50% per annum; or (c) Term SOFR for a 30 day interest period as of such day, plus 1.00%; provided, that in no event shall the Canadian Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Canadian Borrowing” shall mean all Canadian Revolving Loans of a single Type and made on a single date and, in the case of Term SOFR Loans or BA Equivalent Loans, as to which a single Interest Period or BA Equivalent Interest Period, respectively, is in effect. Unless the context indicates otherwise, the term “Canadian Borrowing” shall also include any Canadian Swingline Borrowing and any Canadian Agent Advance.

“Canadian Borrowing Base” shall mean, at any time, an amount equal to the result of:

(a)            the sum of (A) ninety percent (90.0%) of the Net Amount of Eligible Accounts of the Canadian Loan Parties, (B) eighty-five percent (85.0%) of the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties, (C) one hundred percent (100.0%) of cash of the Canadian Loan Parties held in deposit accounts with the Administrative Agent, subject to Blocked Account Agreements in favor of the Collateral Agent and (D) if requested by the Company to the Administrative Agent as noted in the then current Borrowing Base Certificate (any such included request, a “Borrowing Base Reallocation Notice”), a portion of the positive amount, if any, by which the U.S. Borrowing Base exceeds the total U.S. Revolving Facility Credit Exposure of all Lenders on the date of such request, may be reallocated to the Canadian Borrowing Base; provided that a Borrowing Base Reallocation Notice may only be delivered once in any calendar month, and shall set forth the requested reallocation, and which reallocation shall become effective upon confirmation by the Administrative Agent that such reallocation would not cause the U.S. Revolving Facility Credit Exposure to exceed the U.S. Borrowing Base or the Canadian Revolving Credit Facility Exposure to exceed the Canadian Borrowing Base, and which reallocation shall remain effective thereafter until such time, if any, as a new Borrowing Base Reallocation Notice is received and has become effective; provided further that a Reserve against the U.S. Borrowing Base shall be implemented in an amount equal to such amount so reallocated, minus

(b)            all Reserves, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to any Canadian Loan Party, including the Canadian Priority Payables Reserve and other Reserves for any amounts which the Administrative Agent or any Lender may be obligated to pay in the future for the account of any Canadian Loan Party.

The specified percentages set forth in this definition will not be reduced without the consent of the Company or the Canadian Borrower. Any determination by the Administrative Agent in respect of the Canadian Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, and Net Amount of Eligible Accounts and factors considered in the calculation of Net Orderly Liquidation Value of Eligible Inventory have the effect of reducing the Canadian Borrowing Base, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Canadian Borrowing Base for the same facts or circumstances.

“Canadian Borrowing Request” shall mean a request by the Canadian Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-2.

“Canadian Collateral” shall mean all the “Collateral” as defined in any Canadian Security Document (including hypothecated property pursuant to a deed of hypothec) and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Canadian Security Documents.

“Canadian Collateral Agreement” shall mean the Canadian Guarantee and Collateral Agreement, dated as of the Canadian Effective Date, as amended, supplemented or otherwise modified from time to time, among the Canadian Borrower, each Canadian Subsidiary Loan Party and the Collateral Agent.

“Canadian Commitment Fee” shall have the meaning assigned to such term in Section 2.12(c)(ii).

“Canadian Defined Benefit Plan” shall mean a Foreign Pension Plan which is subject to registration under the PBA or other applicable pension standard legislation in Canada and which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Economic Sanctions and Export Control Laws” shall mean any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Effective Date” shall mean July 1, 2019.

“Canadian Issuing Bank” shall mean (i) Bank of America (acting through its Canada branch) and (ii) each other Canadian Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Canadian Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). A Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

“Canadian Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(d)(ii).

“Canadian L/C – BA Disbursement” shall mean (i) a payment or disbursement made by a Canadian Issuing Bank pursuant to a Canadian Letter of Credit (other than a Canadian Acceptance Credit) or (ii) a payment of a Canadian Bankers’ Acceptance upon presentation.

“Canadian L/C – BA Participation Fee” shall have the meaning assigned such term in Section 2.12(d)(ii).

“Canadian Letter of Credit” shall mean any letter of credit and any bank guarantee issued pursuant to Section 2.05(a)(ii), including any Canadian Acceptance Credit and any Canadian Letter of Credit denominated in an Alternate Currency.

“Canadian Letter of Credit Commitment” shall mean, with respect to each Canadian Issuing Bank, the commitment of such Canadian Issuing Bank to issue Canadian Letters of Credit pursuant to Section 2.05. As of the Amendment and Restatement Effective Date, the amount of each Canadian Issuing Bank’s Canadian Letter of Credit Commitment is set forth on Schedule 2.01.

“Canadian Letter of Credit Sublimit” shall mean the aggregate Canadian Letter of Credit Commitments of the Canadian Issuing Banks, in an amount not to exceed $10 million (or the equivalent thereof in an Alternate Currency).

“Canadian Line Cap” shall mean at any time the lesser of (i) the aggregate Canadian Revolving Facility Commitments at such time and (ii) the Canadian Borrowing Base at such time.

“Canadian Loan Party” shall mean the Canadian Borrower and the Canadian Subsidiary Loan Parties.

“Canadian Obligations” shall mean Obligations owing by the Canadian Loan Parties.

“Canadian Pending Revolving Loans” shall mean, at any time, the aggregate principal amount of all Canadian Revolving Loans, Canadian Swingline Loans and Canadian Agent Advances requested in any Canadian Borrowing Request received by the Administrative Agent or otherwise which have not yet been advanced.

“Canadian Payment Account” shall have the meaning assigned to such term in Section 5.14(a).

“Canadian Prime Rate” shall mean, for any day, the greater of (a) the per annum rate of interest designated by Bank of America (acting through its Canada branch) from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (b) the BA Rate for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Canadian Prime Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Prime Rate Borrowing” shall mean a Borrowing comprised of Canadian Prime Rate Loans.

“Canadian Prime Rate Loan” shall mean a Canadian Revolving Loan, Canadian Swingline Loan or Canadian Agent Advance bearing interest at a rate determined by reference to the Canadian Prime Rate in accordance with the provisions of Article II.

“Canadian Priority Payables Reserve” shall mean, on any date of determination, a reserve in such amount as the Administrative Agent may determine in its Reasonable Credit Judgment which reflects amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to or pari passu with the Collateral Agent’s and/or the Secured Parties’ Liens, including, without limitation, any such amounts due and not paid for wages, severance pay or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes, all amounts currently or past due and not contributed, remitted or paid to any Foreign Pension Plan in Canada or under the Canada Pension Plan, Quebec Pension Plan or the PBA or other applicable pension standard legislation in Canada, and any amounts representing any Unfunded Pension Liability with respect to any Canadian Defined Benefit Plan.

“Canadian Revolving Facility” shall mean the Canadian Revolving Facility Commitments (including any Incremental Revolving Facility Commitments thereunder) and the extensions of credit made hereunder by the Canadian Revolving Lenders.

“Canadian Revolving Facility Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Facility Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment of such Canadian Revolving Lender to make Canadian Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Canadian Revolving Lender’s Canadian Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased or provided under Section 2.21. As of the Amendment and Restatement Effective Date, the amount of each Canadian Revolving Lender’s Canadian Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Canadian Revolving Facility Commitment (or Incremental Revolving Facility Commitment thereunder), as applicable. As of the Amendment and Restatement Effective Date, the aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Facility Commitments prior to any Incremental Revolving Facility Commitments) is $25 million.

“Canadian Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Canadian Revolving Loans outstanding at such time, (b) the aggregate amount of Canadian Pending Revolving Loans, (c) the Canadian Swingline Exposure and Canadian Agent Advance Exposure at such time and (d) the Canadian Revolving L/C – BA Exposure at such time. The Canadian Revolving Facility Credit Exposure of any Canadian Revolving Lender at any time shall be the product of (x) such Canadian Revolving Lender’s Pro Rata Share and (y) the aggregate Canadian Revolving Facility Credit Exposure of all Canadian Revolving Lenders, collectively, at such time.

“Canadian Revolving L/C – BA Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Canadian Letters of Credit outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), (b) the sum of the maximum aggregate amount that is, or at any time thereafter may become, payable by the Canadian Issuing Banks under all then outstanding Canadian Bankers’ Acceptances (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (c) the aggregate principal amount of all Canadian L/C – BA Disbursements that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Canadian Revolving L/C – BA Exposure of any Canadian Revolving Lender at any time shall mean its Pro Rata Share of the aggregate Canadian Revolving L/C – BA Exposure at such time. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Canadian Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Canadian Letter of Credit at any time shall be deemed to be the stated amount of such Canadian Letter of Credit in effect at such time; provided, that with respect to any Canadian Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Canadian Letter of Credit shall be deemed to be the maximum stated amount of such Canadian Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Canadian Revolving Lender” shall mean a Lender (including an Incremental Revolving Lender) with a Canadian Revolving Facility Commitment or with outstanding Canadian Revolving Loans.

“Canadian Revolving Loan” shall mean a Loan made by a Canadian Revolving Lender pursuant to Section 2.01(b) or 2.21.

“Canadian Security Documents” shall mean the Canadian Collateral Agreement, the Foreign Pledge Agreements executed and delivered by a Canadian Loan Party and each of the security agreements, deeds of hypothec and other instruments and documents executed and delivered by a Canadian Loan Party pursuant to any of the foregoing or pursuant to Section 5.10 to secure any of the Canadian Obligations.

“Canadian Specified Availability” shall mean, at any time, the sum of (i) Canadian Availability at such time plus (ii) Canadian Suppressed Availability at such time.

“Canadian Subsidiary” shall mean any Subsidiary of the Company organized now or hereafter under the laws of Canada or a province or territory thereof.

“Canadian Subsidiary Loan Party” shall mean (a) each Canadian Subsidiary of the Company on the Canadian Effective Date (other than the Canadian Borrower) and (b) each Canadian Subsidiary of the Company that becomes, or is required to become, a party to the Canadian Collateral Agreement after the Canadian Effective Date. As of the Amendment and Restatement Effective Date, each Canadian Subsidiary Loan Party is set forth on Schedule 1.01(g).

“Canadian Suppressed Availability” shall mean, at any time, the excess at such time of (i) the Canadian Borrowing Base at such time over (ii) the Canadian Revolving Facility Commitments at such time; provided that Canadian Suppressed Availability shall not at any time exceed an amount equal to 5.0% of the Canadian Revolving Facility Commitments at such time.

“Canadian Swingline Borrowing” shall mean a Borrowing comprised of Canadian Swingline Loans.

“Canadian Swingline Borrowing Request” shall mean a request by the Canadian Borrower substantially in the form of Exhibit C-4.

“Canadian Swingline Commitment” shall mean, with respect to the Canadian Swingline Lender, the commitment of the Canadian Swingline Lender to make Canadian Swingline Loans pursuant to Section 2.04. The aggregate amount of the Canadian Swingline Commitments on the Amendment and Restatement Effective Date is $10 million; provided, that the Canadian Swingline Lender may at any time and from time to time, at its sole discretion, reduce such aggregate commitment amount by the aggregate amount of all Canadian Swingline Commitments then held by or attributed to Canadian Revolving Lenders who are then Defaulting Lenders.

“Canadian Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Canadian Swingline Borrowings at such time. The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall mean its Pro Rata Share of the aggregate Canadian Swingline Exposure at such time.

“Canadian Swingline Lender” shall mean Bank of America (acting through its Canada branch) in its capacity as a lender of Canadian Swingline Loans.

“Canadian Swingline Loans” shall mean the Swingline Loans made to the Canadian Borrower pursuant to Section 2.04(a)(ii).

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the Company and the Subsidiaries shall not include:

(a)           expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings after the Closing Date or funds that would have constituted any Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but for the application of the first proviso to such clause (a)),

(b)           expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company and the Subsidiaries within 15 months of receipt of such proceeds (or, if not made within such period of 15 months, are committed to be made during such period),

(c)            interest capitalized during such period,

(d)           expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings, the Company or any Subsidiary thereof) and for which neither Holdings, the Company nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

(e)            the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(f)            the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

(g)            Investments in respect of a Permitted Business Acquisition,

(h)            the Business Combination, or

(i)             the purchase of property, plant or equipment made within 15 months of the sale of any asset to the extent purchased with the proceeds of such sale (or, if not made within such period of 15 months, to the extent committed to be made during such period).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateral” shall have the meaning assigned to such term in the definition of “Cash Collateralize” in this Section 1.01.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an Issuing Bank or a Swingline Lender (as applicable) and the Lenders, as collateral for Revolving L/C – BA Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Bank or Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or Swingline Lender.

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Company or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of Company and its Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, or upon entering into any amendment of this Agreement.

“CD” and “Canadian Dollars” each shall mean the lawful currency of Canada.

A “Change in Control” shall be deemed to occur if:

(a)           at any time, (i) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Company, (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the board of directors of Holdings or a member of the Management Group, (B) appointed by directors so nominated nor (C) appointed by a member of the Management Group, (iii) a “change of control” (or similar event) shall occur under any Existing First Priority Notes Indenture, any Existing Second Lien Notes Indenture, any Material Indebtedness or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock (to the extent the aggregate amount of the applicable Disqualified Stock exceeds $35 million) or (iv) the Company shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Berry Plastics and/or Acquisition SPV; or

(b)           [reserved]; or

(c)           any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Amendment and Restatement Effective Date), shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Amendment and Restatement Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Amendment and Restatement Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Amendment and Restatement Effective Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any European equivalent regulation (such as the European Market Infrastructure Regulation)) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Clearing Bank” shall mean either Bank of America or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“CME” shall mean CME Group Benchmark Administration Limited.

“Closing Date” shall mean April 3, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean the U.S. Collateral and the Canadian Collateral, collectively.

“Collateral Access Agreement” shall mean a landlord waiver, bailee letter or similar acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent and containing such lien waivers, subordination provisions and other agreements of any lessor, landlord, warehouseman or processor in possession of Inventory, in each case reasonably required by the Collateral Agent to preserve, protect and maintain the security interest (and the priority of the security interest) of the Collateral Agent in such Inventory and executed pursuant to the requirements set forth in clause (j) of the definition of “Eligible Inventory.”

“Collateral Agent” shall mean the party acting as collateral agent for the Secured Parties under the Security Documents. On the Amendment and Restatement Effective Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent,” as used herein shall, unless the context otherwise requires, include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.

“Collateral Agent’s Liens” shall mean the Liens in the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Agreements and the other Loan Documents.

“Collateral Agreements” shall mean the U.S. Collateral Agreement and the Canadian Collateral Agreement.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)           on the Closing Date, the Collateral Agent shall have received (i) from Holdings, the Company and each Person that is a U.S. Subsidiary Loan Party pursuant to clause (a) of the definition thereof, a counterpart of the U.S. Collateral Agreement duly executed and delivered on behalf of such person and (ii) an Acknowledgment and Consent in the form attached to the U.S. Collateral Agreement, executed and delivered by each issuer of Pledged Collateral (as defined in the U.S. Collateral Agreement) on the Closing Date, if any, that is not a U.S. Loan Party;

(b)           on or before the Closing Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests of (x) the Company and (y) each Person that is a Domestic Subsidiary on the Closing Date (other than Subsidiaries listed on Schedule 1.01(a)) owned on the Closing Date directly by or on behalf of the Company or any U.S. Subsidiary Loan Party and (B) a pledge of all the outstanding Equity Interests of (1) each “first tier” Foreign Subsidiary directly owned by any U.S. Loan Party (except for NIM Holdings Limited, Berry Plastics Asia Pte. Ltd., Ociesse s.r.l., Berry Plastics Acquisition Corporation II, and Berry Plastics Acquisition Corporation XIV, LLC), and (2) each “first tier” Qualified CFC Holding Company directly owned by any U.S. Loan Party; provided that in the case of pledges to secure Obligations with respect to a Loan to the U.S. Borrower, the pledge described in clause (1) and clause (2) shall be limited to 65% of the outstanding Equity Interests of each such first tier Foreign Subsidiary and Qualified CFC Holding Company and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement), shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)           on the Canadian Effective Date, the Collateral Agent shall have received (i) from the Canadian Borrower and each Canadian Subsidiary Loan Party, a counterpart of the Canadian Collateral Agreement and, as required, a deed of hypothec, each duly executed and delivered on behalf of such person and (ii) an Acknowledgment and Consent in the form attached to the Canadian Collateral Agreement, executed and delivered by each issuer of Pledged Collateral (as defined in the Canadian Collateral Agreement), if any, that is not a Canadian Loan Party;

(d)           on or before the Canadian Effective Date, (i) the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of (x) the Canadian Borrower and (y) each Subsidiary owned on the Canadian Effective Date directly by or on behalf of the Canadian Borrower or any other Canadian Loan Party and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, for the avoidance of doubt, that such pledges are solely to secure Obligations with respect to Loans to the Canadian Borrower;

(e)           (i) all Indebtedness of the Company and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party (other than the UK Borrower) shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the U.S. Collateral Agreement or Canadian Collateral Agreement, as applicable (or other applicable Security Document as reasonably required by the Collateral Agent) (which pledge with respect to pledges to secure Obligations with respect to a Loan to the U.S. Borrower, in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a U.S. Loan Party, shall be limited to 65% of the amount outstanding thereunder), and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(f)           in the case of any Person that becomes a U.S. Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received a supplement to each of the U.S. Collateral Agreement, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such U.S. Subsidiary Loan Party;

(g)           in the case of any Person that becomes a Canadian Subsidiary Loan Party after the Canadian Effective Date, the Collateral Agent shall have received a supplement to the Canadian Collateral Agreement, in the form specified therein, and, as required, a deed of hypothec, each duly executed and delivered on behalf of such Canadian Subsidiary Loan Party;

(h)           in the case of any Person that becomes a “first tier” Foreign Subsidiary (other than a Canadian Loan Party after the Canadian Effective Date) directly owned by the Company or a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received, as promptly as practicable following a request by the Collateral Agent, a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary;

(i)            after the Closing Date, (i) all the outstanding Equity Interests of (A) any Person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.10(g), all the Equity Interests that are acquired by a Loan Party (other than the UK Borrower) after the Closing Date (including, without limitation, the Equity Interests of any Special Purpose Receivables Subsidiary established after the Closing Date), shall have been pledged pursuant to the U.S. Collateral Agreement or Canadian Collateral Agreement, as applicable; provided that in the case of pledges to secure Obligations with respect to a Loan to the U.S. Borrower, (A) in no event shall more than 65% of the issued and outstanding Equity Interests of any “first tier” Foreign Subsidiary or any “first tier” Qualified CFC Holding Company directly owned by a U.S. Loan Party be pledged to secure such Obligations, and (B) in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a U.S. Loan Party or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a U.S. Loan Party be pledged to secure such Obligations, and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(j)            except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code or PPSA financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(k)           except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(l)            after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.

“Collateral Audit” shall have the meaning assigned to such term in Section 5.07.

“Combined Availability” shall mean, at any time, the sum of (a) U.S. Availability at such time plus (b) Canadian Availability at such time.

“Combined Line Cap” shall mean, at any time, the sum of (a) the U.S. Line Cap at such time and (b) from and after the Canadian Effective Date, the Canadian Line Cap at such time.

“Commitment Fee” shall mean the collective reference to the U.S. Commitment Fees and the Canadian Commitment Fees.

“Commitments” shall mean (a) with respect to any Lender (to the extent applicable), such Lender’s U.S. Revolving Facility Commitment and Canadian Revolving Facility Commitment (including any Incremental Revolving Facility Commitment), and (b) with respect to any Swingline Lender (to the extent applicable), its U.S. Swingline Commitment, Canadian Swingline Commitment and UK Swingline Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” shall mean this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” shall have the meaning assigned to such term in the introductory paragraph hereto.

“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Interest Period,” “ABR,” “SOFR,” and “Term SOFR,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit to the extent undrawn but including all Bankers’ Acceptances issued under Acceptance Credits), Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the Company and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any person for any period, the sum, without duplication, of:

(i)            consolidated interest expense of such person for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees);

(ii)           consolidated capitalized interest of such person for such period, whether paid or accrued; and

(iii)          less interest income for such period.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i)            any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses relating to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, and fees, expenses or charges related to any offering of Equity Interests of Holdings, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions (including any transition-related expenses incurred before, on or after the Original Agreement Date), in each case, shall be excluded,

(ii)           any net after-tax income or loss from discontinued operations and any net after-tax gain or loss from disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(iii)          any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded,

(iv)          any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(v)           (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi)          Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii)         any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting (or similar accounting, in the case of the Transactions) in connection with the Transactions or any acquisition that is consummated after the Original Agreement Date shall be excluded,

(viii)        any non-cash impairment charges or asset write-off resulting from the application of GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded,

(ix)           any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded,

(x)           accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded,

(xi)           [reserved],

(xii)          non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded, and

(xiii)         non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Company and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of such date.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (UK).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Suisse” shall mean Credit Suisse AG, Cayman Islands Branch.

“CRR” shall mean either CRR-EU or CRR-UK, as the context may require.

“CRR-EU” shall mean regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that regulation.

“CRR-UK” shall mean CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 (UK) and the European Union (Withdrawal Agreement) Act 2020 (UK) and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019 (UK).

“CTA” shall mean the Corporation Tax Act 2009 (UK).

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)           $100.0 million, plus

(b)           the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c)           the aggregate amount of proceeds received after the Original Agreement Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (A), (B) or (C) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d)           the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of Holdings or any Parent Entity after the Original Agreement Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Company and common Equity Interests of the Company issued upon conversion of Indebtedness of the Company or any Subsidiary owed to a person other than the Company or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(e) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), plus

(e)           100% of the aggregate amount of contributions to the common capital of the Company received in cash (and the fair market value of property other than cash) after the Original Agreement Date (subject to the same exclusions as are applicable to clause (d) above), plus

(f)            the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Company or any Subsidiary thereof issued after the Original Agreement Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in Holdings or any Parent Entity, plus

(g)           100% of the aggregate amount received by the Company or any Subsidiary in cash (and the fair market value of property other than cash received by the Company or any Subsidiary) after the Original Agreement Date from:

(A)           the sale (other than to the Company or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)           any dividend or other distribution by an Unrestricted Subsidiary, plus

(h)           in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings, the Company or any Subsidiary, the fair market value of the Investments of Holdings, the Company or any Subsidiary in such Unrestricted Subsidiary at the time of such Subsidiary Redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i)            an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Company or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date, minus

(j)            any amounts thereof used to make Investments pursuant to Section 6.04(b)(y) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(k)           any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(l)            the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(e) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(m)          payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above) after the Original Agreement Date;

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to:

(a)           the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Original Agreement Date and prior to such date, plus

(b)           for each Excess Cash Flow Interim Period ended prior to such date but as to which the corresponding Excess Cash Flow Period has not ended, an amount equal to the Retained Percentage of Excess Cash Flow for such Excess Cash Flow Interim Period, minus

(c)           the cumulative amount of all Retained Excess Cash Flow Overfundings as of such date.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).

“Current Assets” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Amendment and Restatement Effective Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(v) of the definition of such term.

“Daily Simple SOFR” shall mean, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Maturity Reserve” shall mean, as of the date of determination, a Reserve against the U.S. Borrowing Base equal to the aggregate principal amount of any Indebtedness of any one or more of the Company or any Subsidiary in an aggregate principal amount exceeding $150 million maturing within 60 days of the date of determination.

“Debt Service” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Insolvency Act 1986 (UK), the Corporate Insolvency & Governance Act 2020 (UK) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, administration or similar debtor relief Laws (including applicable corporate statutes) of the United States, Canada, the United Kingdom or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.23, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent and the Company that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23) upon delivery of written notice of such determination to the Company, each Issuing Bank, each Swingline Lender and each Lender.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Loan Parties.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Revolving Facility Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Distributions” shall have the meaning assigned to such term in Section 6.06.

“Dollar” and “$” shall mean dollars in the lawful currency of the United States.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary or a Qualified CFC Holding Company or a subsidiary listed on Schedule 1.01(a).

“EBITDA” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)            provision for Taxes based on income, profits or capital of the Company and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes,

(ii)           Interest Expense of the Company and the Subsidiaries for such period (net of interest income of the Company and its Subsidiaries for such period),

(iii)          depreciation and amortization expenses of the Company and the Subsidiaries for such period,

(iv)          business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closure, retention, severance, systems establishment costs and excess pension charges); provided, that with respect to each business optimization expense or other restructuring charge, the Company shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge,

(v)           any other non-cash charges; provided, that, for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

(vi)          [reserved], and

(vii)         non-operating expenses,

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Company and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Accounts” shall mean all Accounts of the U.S. Loan Parties and Canadian Loan Parties reflected in the most recent Borrowing Base Certificate, except any Account with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its reasonable discretion elects to include such Account), such excluded Accounts being any Account or Accounts:

(a)           with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due; provided that Accounts listed on Schedule 1.01(e) (as updated from time to time by the Company with the consent of the Administrative Agent (not to be unreasonably withheld or delayed)) in an aggregate amount of not more than $5 million at any time shall be ineligible pursuant to this clause (a) only if they are more than 60 days past due or 180 days from the invoice date;

(b)           that do not represent a bona fide indebtedness incurred in the amount of the Account for goods sold or services rendered to, and accepted by, the applicable Account Debtor; or that are not for a liquidated amount payable by the Account Debtor on the terms then in effect for such Account; or for which payment has been or will be received or credit, discount or extension, or agreement therefor, or compromise, compounding or settlement thereof, has been or will be granted, or any party liable thereon has been released, in each case other than in the ordinary course of business consistent with past practice; or for which invoices have not been issued or copies of any invoice with respect to such Account delivered to the Collateral Agent by any Loan Party do not represent genuine copies of the original invoice sent to the Account Debtor named therein;

(c)           with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(d)           which represents a progress billing; provided that for the purposes hereof, “progress billing” shall mean any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the applicable Loan Party’s completion of any further performance under the contract or agreement;

(e)           with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: (i) death or judicial declaration of incompetency of an Account Debtor who is an individual; (ii) the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, notice of intention to make a proposal, a proposal or other relief under any Debtor Relief Laws now or hereafter in effect; (iii) the making of any general assignment by the Account Debtor for the benefit of creditors; (iv) the appointment of a receiver, interim receiver, monitor, trustee or similar official for the Account Debtor or for all or a substantial portion of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; (v) the institution by or against the Account Debtor of any other type of insolvency proceeding (under the Bankruptcy Code, any other Debtor Relief Law or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; (vi) the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor (unless the obligations under such Account are assumed by the successor); (vii) the nonpayment generally by the Account Debtor of its debts as they become due; or (viii) the cessation of the business of the Account Debtor as a going concern;

(f)            if fifty percent (50.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) preceding;

(g)           owed by an Account Debtor which: (i) is not organized under the laws of the United States or Canada or any political subdivision, state, province or territory thereof; or (ii) is the government of any foreign country (including Canada) or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is insured by the Export-Import Bank of the United States or secured or payable by a letter of credit satisfactory to the Administrative Agent in its reasonable discretion;

(h)           which are Intercompany Accounts or other Accounts owed by an Account Debtor which is an Affiliate or employee of any Loan Party;

(i)            except as agreed by the Administrative Agent as provided in clause (g) preceding or clause (l) following regarding political subdivisions of the United States but not the U.S. federal government, with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Lien in such Account, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC or the PPSA; except to the extent that such Account is insured by the Export-Import Bank of the United States or secured or payable by a letter of credit satisfactory to the Administrative Agent in its reasonable discretion;

(j)            owed by an Account Debtor to which a Loan Party or any of their respective Subsidiaries is indebted in any way, or which is subject to any right of set-off or recoupment by the Account Debtor (but only to the extent of such indebtedness, right of set-off or recoupment), unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive set-off rights; or if the Account Debtor thereon has disputed liability on such Account or made any claim with respect to any other Account due from such Account Debtor (but only to the extent of such disputed liability or claim); but in each such case only if the aggregate amount of all such indebtedness, set-offs, recoupments, disputes and claims with respect to all Eligible Accounts exceeds $2 million, and then only to the extent of such aggregate indebtedness, set-offs, recoupments, disputes and claims in excess of $2 million;

(k)           with respect to which any Loan Party at the time of determination deems such Account as uncollectible;

(l)            owed by any state of the United States or by any Governmental Authority in Canada or any municipality, or other political subdivision, department, agency, public corporation, or other instrumentality thereof, and as to which the Collateral Agent determines that its Lien therein is not or cannot be perfected; except to the extent that such Account is insured by the Export-Import Bank of the United States or secured or payable by a letter of credit satisfactory to the Administrative Agent in its reasonable discretion;

(m)          which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n)           which is evidenced by a promissory note or other instrument or by chattel paper;

(o)           of any one Account Debtor or group of affiliated Account Debtors that are in excess of 20% of total Eligible Accounts;

(p)           which arises out of a sale not made in the ordinary course of such Loan Party’s business except to the extent that the aggregate amount of such Accounts outstanding does not exceed $2 million;

(q)           with respect to which the goods giving rise to such Account have not been shipped and delivered to, or have been rejected by, the Account Debtor or the services giving rise to such Account have not been performed by the applicable Loan Party, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services, but, in each case, only to the extent of the portion of such Account applicable to goods or services in question;

(r)            which arises out of an enforceable contract or order which, by its terms, validly forbids, restricts, or makes void or unenforceable the granting of a Lien by such Loan Party to the Collateral Agent with respect to such Account;

(s)           which is not subject to a first priority and perfected security interest in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, or which is subject to any other Lien other than Liens securing the Second Lien Obligations, the First Priority Obligations and/or Permitted Liens arising by operation of law;

(t)            30% of the value of each Account which is owed to a Newly Obligated Party acquired in a Permitted Business Acquisition under this Agreement, for which the Administrative Agent has not been given the opportunity for a reasonable period (which shall not be required to be longer than thirty (30) days (or, in the case of acquisitions of less than $50 million, twenty (20) days)) prior to and/or after the closing of such acquisition to complete such due diligence as it deems, in the exercise of Reasonable Credit Judgment, to be necessary in the circumstances; and

(u)           any Account from the time it is sold to or financed by a Special Purpose Receivables Subsidiary or otherwise sold pursuant to a Permitted Receivables Financing or any Account from the time it is transferred to a third-party financial institution pursuant to a Permitted Supplier Finance Facility.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the applicable Borrowing Base; provided, however, that if any Account ceases to be an Eligible Account because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Account from the Borrowing Base until 20 days following the date on which the Administrative Agent gives notice to the Company of such ineligibility.

The Administrative Agent and the Collateral Agent reserve the right, at any time and from time to time after the Closing Date, or upon reasonable request of the Company upon completion and delivery to the Collateral Agent of field examinations and appraisals in accordance with Section 5.11 (including, without limitation, the Post-Closing Reports), to adjust any of the exclusionary criteria set forth above and to establish new criteria, in their Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by such Agents, in connection with the preparation and review of the Post-Closing Reports or thereafter), subject, after any adjustments based on the Post-Closing Reports, to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect.

“Eligible Inventory” shall mean all Inventory of the U.S. Loan Parties and Canadian Loan Parties reflected in the most recent Borrowing Base Certificate, except any Inventory with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its reasonable discretion elects to include any such Inventory):

(a)           Inventory that is not owned by a Loan Party;

(b)           Inventory that is not subject to a first priority and perfected security interest in favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders, or is subject to any other Lien (other than Permitted Liens arising by operation of law, or the Liens securing the Second Lien Obligations and the First Priority Obligations); provided that (unless such Permitted Liens (A) are junior in priority to the Collateral Agent’s Liens (other than statutory landlord’s Liens to the extent provided otherwise by a Requirement of Law) and (B) do not impair directly or indirectly the ability of the Collateral Agent to realize on or obtain the full benefit of the Collateral), the Administrative Agent may, in the exercise of Reasonable Credit Judgment, establish a Reserve against availability with respect to any Inventory subject to such Permitted Liens in an amount not to exceed (on an aggregate basis for all Inventory from time to time subject to such Permitted Liens) (A) in the case of Inventory subject to Liens described in Section 6.02(e), the greater of (x) an amount equal to the amount which would have to be paid to such Lien claimant in order to obtain a release of such Liens, or (y) an amount equal to thirty (30) days’ rent for the properties or facilities on or at which the applicable Inventory is located and (B) in the case of Inventory subject to Liens described in Section 6.02(d), the amount of such taxes, fees, assessments or other charges;

(c)           Inventory that consists of packing and shipping materials (other than finished goods inventory), or advertising or marketing materials (including samples);

(d)           Inventory that is unmerchantable, or the sale or other disposition of which would contravene in any material respect any applicable laws or other governmental rules or regulations, but only if such contravention would have a material effect on the salability or value of such Inventory;

(e)           Inventory that is not currently either usable or salable in the normal course of the applicable Loan Party’s business, as so identified according to the Company’s accounting policy;

(f)           Inventory that is slow-moving, obsolete or defective, as so identified according to the Company’s accounting policy;

(g)           Inventory that has been returned to a Loan Party or a Subsidiary by a buyer or held for return by a supplier (and is not held for resale);

(h)           Inventory that is subject to any Lien permitted under Section 6.02(p) or (bb) or any other Inventory financed by letters of credit or bankers’ acceptances for which the Collateral Agent does not have possession or control of the documents of title;

(i)            Inventory that is not located within the United States or Canada (or is in-transit from vendors or suppliers, except that in-transit Inventory will not be deemed ineligible if (i) in the case of in-transit inventory not located within the United States or Canada, it has been paid for in advance of shipment and legal ownership thereof has passed to the applicable Loan Party as evidenced by customary documents of title, and (ii) in the case of in-transit Inventory located within the United States or Canada, legal ownership thereof has passed to the applicable Loan Party as evidenced by customary documents of title);

(j)            Inventory that is (i) stored or located on property that is (A) leased to the Loan Party that owns such Inventory, or (B) owned or leased by a warehouseman that has contracted with such Loan Party to store such Inventory, or (ii) stored with or otherwise in the possession of a bailee, provided that such Inventory shall not be excluded if (1) the applicable Loan Party shall have delivered to the Collateral Agent a Collateral Access Agreement executed by such lessor or warehouseman or bailee with respect to such property, (2) the Collateral Agent has given its prior consent thereto, or (3) Reserves have been established with respect thereto, in an amount (on an aggregate basis for all Inventory from time to time so located or possessed) not to exceed (a) in the case of Inventory located in a warehouse or leased facility, the greater of (x) an amount equal to the amount which would have to be paid to such claimant in order to obtain a release of any Permitted Lien held by such claimant, or (y) an amount equal to thirty (30) days’ rent or storage fee for the warehouses or facilities on or at which the applicable Inventory is located and (b) in the case of Inventory otherwise in the possession of a bailee, the amount necessary to complete any work being performed on such Inventory and/or to obtain a surrender of the Inventory to the possession of the applicable Loan Party or the Collateral Agent, or, in any such case under this clause (3), such lesser amount as may be approved by the Collateral Agent;

(k)           if such Inventory contains or bears any Proprietary Rights licensed to a Loan Party by any third party, and the Administrative Agent shall not be able to sell or otherwise dispose of such Inventory pursuant to Article VII or the terms of the U.S. Collateral Agreement or Canadian Collateral Agreement subject to the same rights and obligations as the applicable Loan Party pursuant to the contract with such licensor without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Administrative Agent deems it necessary, such Loan Party shall deliver to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance reasonably acceptable to the Administrative Agent; and

(l)            20% of the total book value of Inventory that is owned by a Newly Obligated Party acquired in a Permitted Business Acquisition under this Agreement, for which the Administrative Agent has not been given the opportunity for a reasonable period (which shall not be required to be longer than thirty (30) days (or, in the case of acquisitions of less than $50 million, twenty (20) days)) prior to and/or after the closing of such acquisition to complete such due diligence as it deems, in the exercise of Reasonable Credit Judgment, to be necessary in the circumstances.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Inventory ceases to be Eligible Inventory because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Agents will not require exclusion of such Inventory from the applicable Borrowing Base until 20 days following the date on which the Administrative Agent gives notice to the Company of such ineligibility.

The Administrative Agent and the Collateral Agent reserve the right, at any time and from time to time after the Closing Date, or upon reasonable request of the Company upon completion and delivery to the Collateral Agent of field examinations and appraisals in accordance with Section 5.11 (including, without limitation, the Post-Closing Reports), to adjust any of the exclusionary criteria set forth above and to establish new criteria, in their Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by such Agents, in connection with the preparation and review of the Post-Closing Reports or thereafter), subject, after any adjustments based on the Post-Closing Reports, to the approval of Required Lenders in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Company or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Company, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by Holdings, the Company, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by Holdings, the Company, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; (g) the receipt by Holdings, the Company, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Company, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” shall mean a per annum rate equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or other commercially available source designated by Administrative Agent from time to time) two TARGET Days prior to the start of the relevant period, with a term equivalent to such period; provided, that in no event shall EURIBOR be less than zero.

“Euro” and “EUR” each shall mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“European Base Rate” shall mean: (x) with respect to UK Swingline Loans denominated in Dollars, Term SOFR on the first Business Day in each month for a one-month Interest Period, (y) with respect to UK Swingline Loans denominated in Euros, EURIBOR on the first Business Day in each month for a one-month tenor and (z) with respect to UK Swingline Loans denominated in Sterling, SONIA Daily Rate, in each case, plus 1.00%.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Company and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication,

(a)           Debt Service for such Applicable Period,

(b)           the amount of any voluntary prepayment permitted hereunder (or, if made prior to the Closing Date, permitted under the senior secured bank credit facility then applicable to such entity) of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Revolving Loans), so long as the amount of such prepayment is not already reflected in Debt Service,

(c)           (i) Capital Expenditures by the Company and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash (to the extent permitted under this Agreement) and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder less any amounts received in respect thereof as a return of capital,

(d)           Capital Expenditures that the Company or any Subsidiary shall, during such Applicable Period, become obligated to make but that are not made during such Applicable Period (to the extent permitted under this Agreement or if prior to the Closing Date, the senior secured bank credit facility then applicable to such entity); provided, that (i) Holdings shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Company and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Applicable Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e)           Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f)            an amount equal to any increase in Working Capital of the Company and its Subsidiaries for such Applicable Period,

(g)           cash expenditures made in respect of Swap Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h)           permitted dividends or distributions or repurchases of its Equity Interests paid in cash by the Company during such Applicable Period and permitted dividends paid by any Subsidiary to any person other than Holdings, the Company or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 hereof (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) (other than Section 6.06(e) or the corresponding provision of the senior secured bank credit facility then applicable to such entity),

(i)            amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the Company and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j)            to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k)           the aggregate amount of items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Company and its Subsidiaries or did not represent cash received by the Company and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication,

(i)            an amount equal to any decrease in Working Capital for such Applicable Period,

(ii)           all amounts referred to in clauses (b), (c), (d) and (h) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of Revolving Loans (or, if prior to the Closing Date, revolving loans pursuant to the senior secured bank credit facility then applicable to such entity)), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(iii)          to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Applicable Period of the Company specified in the certificate of the Company provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Applicable Period,

(iv)          cash payments received in respect of Swap Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(v)           any extraordinary or nonrecurring gain realized in cash during such Applicable Period,

(vi)          to the extent deducted in the computation of EBITDA, cash interest income, and

(vii)         the aggregate amount of items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Company or any Subsidiary or (ii) such items do not represent cash paid by the Company or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Interim Period” shall mean, during any Excess Cash Flow Period, any one-, two-, or three-quarter period (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available.

“Excess Cash Flow Period” shall mean (i) each fiscal year of the Company, commencing with the first full fiscal year of the Company following the Closing Date, and (ii) the period from January 1, 2007 through the day prior to the initial fiscal year referred to in clause (i).

“Excluded Account” shall mean a bank account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) which is used solely for paying taxes, including sales taxes, (iii) which is used as an escrow account or as a fiduciary or trust account or is otherwise held exclusively for the benefit of an unaffiliated third party, (iv) which is a zero balance bank account that ultimately sweeps into another bank account that is (A) subject to a Blocked Account Agreement if such other bank account does not provide for an automatic payments to, or debit of amounts disbursed from, other bank accounts or (B) an Excluded Account or is otherwise not required to be subject to a Blocked Account Agreement, or (v) which is not otherwise subject to the provisions of this definition and has a balance of less than $1,000,000 individually or $3,500,000 in the aggregate for all such bank accounts.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) any Taxes imposed on (or measured by) net income, franchise Taxes, Canadian capital Taxes, and branch profits Taxes (or any similar Tax), in each case, (i) imposed by the United States of America (or any state or locality thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender making a Loan to any Borrower, any withholding Taxes (including any backup withholding Tax) (i) imposed by the United States or Canada, or (ii) that are Other Connection Taxes, in each case pursuant to a law that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to any Borrower (or designates a new Lending Office) except to the extent that the assignor to such Lender in the case of an assignment or the Lender in the case of a designation of a new Lending Office (for the absence of doubt, other than the Lending Office at the time such Lender becomes a party to such Loan) was entitled, immediately before such assignment or designation of a new Lending Office, respectively, to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c); (c) Taxes attributable to such Lender’s failure to comply with Section 2.17(f) or (g); (d) any U.S. federal withholding Taxes imposed under FATCA; (e) any Taxes that are imposed as a result of any event occurring after the Lender becomes a Lender (other than a Change in Law or where such Taxes are imposed in connection with any advance made to the UK Borrower under a Loan Document), (f) any UK Excluded Taxes, and (g) any Canadian federal withholding Taxes imposed on the payment as a result of: (i) such Lender, the Administrative Agent, any Issuing Bank, or any other recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the applicable Loan Party at the time of making the payment; (ii) such Lender, the Administrative Agent, any Issuing Bank, or any other recipient being, or not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with, a specified shareholder (as defined in subsection 18(5) of the Income Tax Act (Canada)) of any Loan Party; or (iii) the applicable Loan Party being a “specified entity” in respect of a Lender as defined in the proposals to amend the Income Tax Act (Canada) released by the Minister of Finance (Canada) on April 29, 2022, with respect to “hybrid mismatch arrangements,” except where the recipient is not dealing at arm’s length with such Loan Party, the recipient is a specified shareholder of such Loan Party or does not deal at arm’s length with a specified shareholder of such Loan Party, or the applicable Loan Party is a specified entity in respect of a Lender, in each case solely in connection with or as a result of the recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document.

“Existing Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Existing First Priority Senior Secured Euro Notes Indenture” shall mean the Indenture, dated as of January 2, 2020, among the Company (as successor to Berry Global Escrow Corporation), the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as may further be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Senior Secured 2024 Notes” shall mean the 0.95% First Priority Senior Secured Notes due 2024, issued by the Company pursuant to the Existing First Priority Senior Secured 2024 Notes Indenture.

“Existing First Priority Senior Secured 2024 Notes Indenture” shall mean the Indenture, dated as of January 15, 2021, among the Company, the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as may further be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Senior Secured 2025 Euro Notes” shall mean the 1.00% First Priority Senior Secured Notes due 2025, issued by the Company pursuant to the Existing First Priority Senior Secured Euro Notes Indenture.

“Existing First Priority Senior Secured 2026 Notes (2019)” shall mean the 4.875% First Priority Senior Secured Notes due 2026, issued by the Company (as successor to Berry Global Escrow Corporation), pursuant to the Existing First Priority Senior Secured 2026 Notes Indenture (2019).

“Existing First Priority Senior Secured 2026 Notes Indenture (2019)” shall mean the Indenture, dated as of June 5, 2019, among the Company (as successor to Berry Global Escrow Corporation), the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Senior Secured 2026 Notes (2020)” shall mean the 1.57% First Priority Senior Secured Notes due 2026, issued by the Company pursuant to the Existing First Priority Senior Secured 2026 Notes Indenture (2020).

“Existing First Priority Senior Secured 2026 Notes Indenture (2020)” shall mean the Indenture, dated as of December 22, 2020, among the Company, the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as may further be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Senior Secured 2027 Euro Notes” shall mean the 1.50% First Priority Senior Secured Notes due 2027, issued by the Company pursuant to the Existing First Priority Senior Secured Euro Notes Indenture.

“Existing First Priority Senior Secured 2027 Notes” shall mean the 1.65% First Priority Senior Secured Notes due 2027, issued by the Company pursuant to the Existing First Priority Senior Secured 2027 Notes Indenture.

“Existing First Priority Senior Secured 2027 Notes Indenture” shall mean the Indenture, dated as of June 14, 2021, among the Company, the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as may further be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Senior Secured 2028 Notes” shall mean the 5.50% First Priority Senior Secured Notes due 2028, issued by the Company pursuant to the Existing First Priority Senior Secured 2028 Notes Indenture.

“Existing First Priority Senior Secured 2028 Notes Indenture” shall mean the Indenture, dated as of March 30, 2023, among the Company, the trustee named therein from time to time, and certain other parties thereto, as in effect on the Amendment and Restatement Effective Date and as may further be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing First Priority Note Documents” shall mean, collectively, the Existing First Priority Notes, the Existing First Priority Notes Indentures and the Existing First Priority Security Documents.

“Existing First Priority Notes” shall mean the Existing First Priority Senior Secured 2025 Euro Notes, the Existing First Priority Senior Secured 2027 Euro Notes, the Existing First Priority Senior Secured 2026 Notes (2019), the Existing First Priority Senior Secured 2026 Notes (2020), the Existing First Priority Senior Secured 2024 Notes, the Existing First Priority Senior Secured 2027 Notes and the Existing First Priority Senior Secured 2028 Notes.

“Existing First Priority Notes Indentures” shall mean, collectively, the Existing First Priority Senior Secured Euro Notes Indenture, the Existing First Priority Senior Secured 2026 Notes Indenture (2019), the Existing First Priority Senior Secured 2026 Notes Indenture (2020), the Existing First Priority Senior Secured 2024 Notes Indenture, the Existing First Priority Senior Secured 2027 Notes Indenture and the Existing First Priority Senior Secured 2028 Notes Indenture.

“Existing First Priority Security Documents” shall mean the “Security Documents” as defined in the Existing First Priority Notes Indentures.

“Existing Second Lien 2026 Notes” shall mean the 4.50% Second Priority Senior Secured Notes due 2026, issued by the U.S. Borrower pursuant to the Existing Second Lien 2026 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 2026 Notes.

“Existing Second Lien 2027 Notes” shall mean the 5.625% Second Priority Senior Secured Notes due 2028, issued by the U.S. Borrower pursuant to the Existing Second Lien 2027 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 2027 Notes.

“Existing Second Lien Note Documents” shall mean the Existing Second Lien Notes, the Existing Second Lien Notes Indentures and the Existing Second Lien Security Documents.

“Existing Second Lien Notes” shall mean the Existing Second Lien 2026 Notes and the Existing Second Lien 2027 Notes.

“Existing Second Lien 2026 Notes Indenture” shall mean the Indenture dated as of January 26, 2018 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Amendment and Restatement Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien 2027 Notes Indenture” shall mean the Indenture dated as of June 5, 2019 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Amendment and Restatement Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien Notes Indentures” shall mean the Existing Second Lien 2026 Notes Indenture and the Existing Second Lien 2027 Notes Indenture.

“Existing Second Lien Security Documents” shall mean the “Security Documents” as defined in each of the Existing Second Lien Notes Indentures.

“Facility” shall mean the Revolving Facility.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor provisions that are substantively similar) and any current or future regulations thereunder or official interpretation thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Effective Rate be less than zero.

“Fee Letter” shall mean (i) that certain Fee Letter dated March 2, 2007 by and among the Company, Bank of America, N.A., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse, Credit Suisse Securities (USA) LLC, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Lehman Brothers Inc., (ii) that certain Engagement Letter dated June 24, 2011 by and among Holdings, the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iii) that certain Engagement Letter dated April 30, 2015 by and among Holdings, the Company, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (iv) that certain Engagement Letter dated March 13, 2019 by and among Holdings, the Company and Bank of America, N.A. and (v) that certain Engagement Letter dated May 22, 2023 by and among the Company and BofA Securities, Inc.

“Fees” shall mean the Commitment Fees, the L/C – BA Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

“FILO Commitment” shall mean the portion of the Incremental Revolving Facility Commitments, if any, comprising the commitment of the FILO Lenders under the FILO Subfacility established pursuant to Section 2.21 to make FILO Loans hereunder.

“FILO Lender” shall mean any Revolving Lender hereunder that agrees to provide an Incremental Revolving Facility Commitment in the form of a FILO Commitment pursuant to Section 2.21, or an Assignee of any such FILO Commitment pursuant to Section 9.04, as such Section is amended in connection with the institution of the FILO Subfacility, if any.

“FILO Loans” shall mean advances made to or at the instructions of a Borrower under the FILO Subfacility, if any.

“FILO Subfacility” shall mean the facility resulting from the institution of one or more Incremental Revolving Facility Commitments that are FILO Commitments pursuant to the provisions of Section 2.21, if any.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004 (UK).

“First Lien Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Company and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness that in each case is then secured by first priority Liens on property or assets of the Company and its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Company and its Subsidiaries on such date.

“First Priority Obligations” shall mean, collectively, the obligations of the respective borrowers and guarantors under the Existing First Priority Note Documents and the Revolving Facility, the Term Loan Obligations and all other “First Priority Lien Obligations” as such term is defined in and subject to the provisions of the Senior Lender Intercreditor Agreement.

“Fiscal Period” shall mean Berry’s fiscal calendar month.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Canadian Loan Party or Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions or has within the preceding five years made or accrued such contributions.

“Foreign Plan” shall mean each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Company, the Canadian Loan Parties or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Plan Termination Event” shall mean (a) the withdrawal of the Canadian Borrower or any other Canadian Subsidiary from a Canadian Defined Benefit Plan which is a “multi-employer pension plan,” as defined under applicable pension standards legislation, during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part; or (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition or declaration or application which results in the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator to administer a Canadian Defined Benefit Plan.

“Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent; provided that in no event shall more than 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary be pledged to secure Obligations with respect to a Loan to the U.S. Borrower. If the “first tier” Foreign Subsidiary is classified as a flow-through entity for U.S. federal income tax purposes, then the preceding sentence shall further be construed as providing that no more than 65% of any asset of the “first tier” Foreign Subsidiary shall be considered to have been pledged to secure Obligations of the U.S. Borrower.

“Foreign Subsidiary” shall mean (a) any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia, and (b) any Subsidiary of a Subsidiary described in the foregoing clause (a).

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the applicable Issuing Bank, such Defaulting Lender’s Pro Rata Share of the outstanding Revolving L/C – BA Exposure other than Revolving L/C – BA Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the applicable Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSCO” shall mean the Financial Services Commission of Ontario or like body in any other province or territory of Canada with whom a Canadian Defined Benefit Plan is registered in accordance with applicable law and any other Governmental Authority succeeding to the functions thereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Company) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee, bankers’ acceptance or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith. “Guarantee,” if used as a verb, shall have a meaning correlative to the foregoing.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, per- or polyfluoroalkyl substances or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedging Obligations” shall mean, with respect to any person, the obligations of such person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Borrower or Subsidiary Loan Party and that, as of the last day of the fiscal quarter of the Company most recently ended, (a) did not have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date and (b) when taken together with all other Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of the Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary as of the Amendment and Restatement Effective Date shall be set forth in Schedule 1.01(d).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) the sum of (i) the greater of (x) $450 million and (y) the amount by which the Borrowing Base exceeds the U.S. Revolving Facility Commitment, the Canadian Revolving Facility Commitment and any Incremental European Revolving Commitment plus (ii) the aggregate amount of permanent commitment reductions of the U.S. Revolving Facility Commitment, Canadian Revolving Facility and any Incremental European Revolving Commitment pursuant to Section 2.08(b) over (b) the aggregate amount of all Incremental Revolving Facility Commitments established prior to such time pursuant to Section 2.21.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Revolving Lenders.

“Incremental European Revolving Commitment” shall mean the portion of the Incremental Revolving Facility Commitments, if any, comprising the commitment of Lenders under an Incremental European Revolving Facility established pursuant to Section 2.21 to make Loans hereunder.

“Incremental European Revolving Facility” shall mean a revolving facility established pursuant to Section 2.21 made up of Incremental European Revolving Commitments.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.

“Incremental Revolving Lender” shall mean a Lender with a Revolving Facility Commitment or an outstanding Revolving Loan as a result of an Incremental Revolving Facility Commitment.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the Company on the Closing Date, and as may be identified in writing to the Administrative Agent by the Company from time to time thereafter with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.23.

“Intercreditor Agreements” shall mean, collectively, the Second Priority Intercreditor Agreement, Senior Fixed Collateral Intercreditor Agreement, and Senior Lender Intercreditor Agreement.

“Intercompany Accounts” shall mean all assets and liabilities, however arising, which are due to any Loan Party from, which are due from any Loan Party to, or which otherwise arise from any transaction by any Loan Party with, any Affiliate of such Loan Party.

“Interest Election Request” shall mean a request by a Borrower to convert or continue a Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Company, the Canadian Borrower or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Company and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any Term SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any BA Equivalent Loan, the last day of each BA Equivalent Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a BA Equivalent Borrowing with a BA Equivalent Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive BA Equivalent Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (c) with respect to any ABR Loan or Canadian Prime Rate Loan, the first day of each calendar quarter and (d) with respect to any Swingline Loan or Agent Advance, the first day of each calendar month and on the Revolving Facility Maturity Date or, if earlier, on the date on which the Revolving Facility Commitments of all the Lenders (or the Canadian Revolving Facility Commitments of all the Canadian Revolving Lenders, as applicable) shall be terminated as provided herein.

“Interest Period” shall mean, as to any Term SOFR Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Revolving Lenders under the applicable Revolving Facility and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond the Revolving Facility Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Inventory” shall mean, with respect to a person, all of such person’s now owned and hereafter acquired inventory, as defined in the UCC (or, as applicable, the PPSA), goods, and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature, or description which are used or consumed in such person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuing Bank” shall mean a Canadian Issuing Bank or a U.S. Issuing Bank. Any reference to an “Issuing Bank” shall refer to a U.S. Issuing Bank with respect to the U.S. Revolving Facility and a Canadian Issuing Bank with respect to the Canadian Revolving Facility, as applicable.

“Issuing Bank Fees” shall mean the collective reference to the U.S. Issuing Bank Fees and the Canadian Issuing Banks Fees.

“ITA” shall mean the Income Tax Act 2007 (UK).

“Joint Bookrunners” shall mean BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, in their capacities as joint bookrunners.

“Joint Lead Arrangers” shall mean BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, in their capacities as joint lead arrangers.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b)(i).

“L/C – BA Disbursement” shall mean the collective reference to U.S. L/C – BA Disbursements and Canadian L/C – BA Disbursements.

“L/C – BA Participation Fee” shall mean the collective reference to the U.S. L/C – BA Participation Fees and the Canadian L/C – BA Participation Fees.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 2.21 or Section 9.04. For the avoidance of doubt, the term “Lender” includes each Swingline Lender and, with respect to any Agent Advances, the Administrative Agent.

“Lender Parties” or “Lender Recipient Parties” shall mean, collectively, the Lenders, the Swingline Lenders and the Issuing Banks, and “Lender Party” shall mean any one of them.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean the collective reference to U.S. Letters of Credit and Canadian Letters of Credit.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Company or its Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Company in writing to the Administrative Agent and Lenders.

“Loan Account” shall mean the loan account of the U.S. Borrower, the loan account of the UK Borrower and/or the loan account of the Canadian Borrower, as applicable, which accounts shall be maintained by the Administrative Agent.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, the Blocked Account Agreements, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement, the Senior Lender Intercreditor Agreement and any Note issued under Section 2.09(e), and solely for the purposes of Sections 4.02 and 7.01 hereof, the Fee Letter.

“Loan Parties” shall mean each of the U.S. Loan Parties, the Canadian Loan Parties and the UK Borrower.

“Loans” shall mean the Revolving Loans, the Swingline Loans and the Agent Advances.

“Local Time” shall mean New York City time or, in the case of UK Swingline Loans, London time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Company, Holdings and their Subsidiaries, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Company or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Company or Holdings and their Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Company or Holdings, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Company and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Company or any Subsidiary in an aggregate principal amount exceeding $35 million.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 3.26(a).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Amount of Eligible Accounts” shall mean, at any time, the gross amount of Eligible Accounts less sales, excise, or similar taxes, and less returns, discounts, claims, credits, and allowances of any nature at any time issued, owing, granted, outstanding, available, or claimed (in each case without duplication, whether of the exclusionary criteria set forth in the definition of Eligible Accounts, of any Reserve, or otherwise).

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Orderly Liquidation Value” shall mean the “net orderly liquidation value” determined by an Acceptable Appraiser after performance of an inventory valuation to be done at the Collateral Agent’s request and the Borrowers’ expense (subject to any applicable limitations contained in Section 5.11), less the amount estimated by such Acceptable Appraiser for marshaling, reconditioning, carrying, sales expenses, operating expenses, administration expenses and commissions designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the net book value of such Inventory.

“Net Proceeds” shall mean:

(a)            100% of the cash proceeds actually received by any Loan Party (other than the UK Borrower) (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 6.05(a), (b), (c), (d) (except as contemplated by Section 6.03(b)), (e), (f), (h), (i) or (j)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents or the Term Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if no Event of Default exists and the Company shall deliver a certificate of a Responsible Officer of the Company to the Administrative Agent promptly following receipt of any such proceeds setting forth the Company’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 15 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 15 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 15-month period but within such 15-month period are contractually committed to be used, then upon the termination of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that (A) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $5.0 million, (B) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $10.0 million, (C) at any time during the 15-month period contemplated by the immediately preceding proviso above, if, on a Pro Forma Basis after giving effect to the Asset Sale and the application of the proceeds thereof, the Total Net First Lien Leverage Ratio is less than or equal to 2.00 to 1.00, up to $100 million of such proceeds shall not constitute Net Proceeds, and

(b)            100% of the cash proceeds from the incurrence, issuance or sale by the Loan Parties (other than the UK Borrower) of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company or any Affiliate of the Company shall be disregarded.

“New York Courts” shall have the meaning assigned to such term in Section 9.15(a).

“Newly Obligated Party” shall mean each person, if any, who becomes party to this Agreement as a Loan Party effective as of any date after the Closing Date.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Noticed Bank Products” shall mean any Bank Products (as defined in the U.S. Collateral Agreement or the Canadian Collateral Agreement) entered into with Loan Parties and their Subsidiaries with respect to which the Company and the relevant provider of such Bank Product thereof have notified the Administrative Agent of the intent to include such Bank Product as a Noticed Bank Product hereunder and with respect to which a Bank Products Reserve has subsequently been established in the maximum amount thereof (or, in the case of Noticed Bank Products with respect to Swap Agreements, an amount not exceeding the Swap Termination Value thereof).

“Obligations” shall mean the “Revolving Facility Obligations” as defined in the U.S. Collateral Agreement.

“Original Agreement Date” shall mean February 16, 2006 in respect of the subsidiaries of Covalence Materials Holdings Corp. prior to the Closing Date, shall mean September 20, 2006 in respect of subsidiaries of Holdings prior to the Closing Date, and shall mean the Closing Date in respect of subsidiaries of Holdings that were not subsidiaries of Covalence Materials Holdings Corp. or Holdings prior to the Closing Date.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (but not Excluded Taxes).

“Overnight Rate” shall mean, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (b) with respect to any amount denominated in Canadian Dollars, the rate of interest per annum charged by the Bank of Canada on one-day loans to financial institutions for such day and (c) with respect to any amount denominated in an Alternate Currency other than Canadian Dollars, the rate of interest per annum at which overnight deposits in the applicable Alternate Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Entity” shall mean any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participating Member State” shall mean each state so described in any EMU Legislation.

“PATRIOT Act” shall have the meaning assigned to such term in Section 9.20.

“Payment Account” shall mean each bank account to which the funds of the applicable Loan Parties (including proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Collateral Agent or any U.S. Loan Party or Canadian Loan Party, as applicable, or any of them, as the Collateral Agent may determine, on terms acceptable to the Collateral Agent.

“PBA” shall mean the Pension Benefits Act (Ontario) and all regulations thereunder as amended from time to time and any successor legislation thereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).

“Perfection Certificate” shall mean the Perfection Certificate with respect to Company and the other Loan Parties (other than the UK Borrower) in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger, amalgamation or consolidation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom (or, in connection with a Limited Condition Acquisition, no Specified Event of Default shall have occurred and be continuing or would result therefrom); (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with a fair market value in excess of $20.0 million, the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transaction; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, (x) any Domestic Subsidiary acquired in such acquisition shall be merged into a U.S. Loan Party or become upon consummation of such acquisition, a U.S. Loan Party and (y) any Canadian Subsidiary acquired in such acquisition shall be merged or amalgamated into a Canadian Loan Party or become upon consummation of such acquisition, a Canadian Subsidiary Loan Party; and (vi) the aggregate amount of such acquisitions and investments in assets that are not owned by the Loan Parties (other than the UK Borrower) or in Equity Interests in persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition (within the time periods provided in Section 5.10) shall not exceed the greater of (x) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or investment for which financial statements have been delivered pursuant to Section 5.04 and (y) $150 million.

“Permitted Cure Securities” shall mean any equity securities of Holdings other than Disqualified Stock and upon which all dividends or distributions (if any) shall, prior to 91 days after the Revolving Facility Maturity Date, be payable solely in additional shares of such equity security.

“Permitted Investments” shall mean:

(a)            direct obligations of the United States of America, Canada or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)            time deposit accounts, certificates of deposit, guaranteed investment certificates and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, Canada or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)            repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)            commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America, Canada or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)            securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, any province or territory of Canada, or by any political subdivision or taxing authority of any of the foregoing, and rated at least A by S&P or A by Moody’s;

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)            money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million; and

(h)            time deposit accounts, certificates of deposit, guaranteed investment certificates and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Company and the Subsidiaries, on a consolidated basis, as of the end of the Company’s most recently completed fiscal year; and

(i)            instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided that (A) recourse to the Company or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Subsidiary (other than a Special Purpose Receivables Subsidiary), (B) once sold or financed in connection herewith, such Receivables Assets shall no longer be part of the applicable Borrowing Base, and (C) the aggregate Receivables Net Investment since the Amendment and Restatement Effective Date shall not exceed $100 million at any time. Each Permitted Receivables Financing outstanding as of the Amendment and Restatement Effective Date is set forth on Schedule 1.01(h).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) except with respect to Section 6.01(i), (i) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the final maturity date of the Indebtedness being Refinanced and no earlier than 90 days after the Revolving Facility Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced; provided further, that with respect to a refinancing of (x) any subordinated Indebtedness permitted to be incurred herein, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by Holdings and the Subsidiary Loan Parties of the Revolving Facility, and (ii) be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced; and (y) the Existing Second Lien Notes, (i) the Liens, if any, securing such Permitted Refinancing Indebtedness shall be subject to an intercreditor agreement that is substantially consistent with and no less favorable to the Lenders in all material respects than the Second Priority Intercreditor Agreement and (ii) such Permitted Refinancing Indebtedness shall be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced.

“Permitted Supplier Finance Facility” shall mean an arrangement entered into with one or more third-party financial institutions for the purpose of facilitating the processing of receivables such that receivables are purchased directly by such third-party financial institutions from one or more of the Borrowers or one of their respective Subsidiaries at such discounted rates as may be agreed; provided that (i) no third-party financial institution shall have any recourse to any Borrower, its Material Subsidiaries or any other Loan Party in connection with such arrangement, (ii) no Borrower, any of its Material Subsidiaries nor any other Loan Party shall Guarantee any liabilities or obligations with respect to such arrangement (including, without limitation, no Borrower, any of its Material Subsidiaries nor any other Loan Party shall provide any guarantee, surety or other credit support for any of the obligations owed by any customer to such third-party financial institution under any such financing arrangement), and (iii) such receivables purchased by any such third party institutions shall no longer be part of the applicable Borrowing Base.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, unlimited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, (other than a Multiemployer Plan), (i) subject to the provisions of Title IV of ERISA, and (ii) (x) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Company or any ERISA Affiliate, or (y) in respect of which Holdings, the Company, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA; provided that this definition shall not include any Foreign Plan.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the U.S. Collateral Agreement and/or the Canadian Collateral Agreement, as applicable.

“Post-Closing Reports” shall mean field exam reports and appraisals with respect to the Accounts and Inventory of the Loan Parties (other than the UK Borrower), in each case in form customary for financings similar to this Agreement.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Liens in any applicable Collateral are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pricing Grid” shall mean, with respect to the Revolving Loans, the table set forth below:

Level	Quarterly Average Daily Combined Availability (as a percentage of the Combined Line Cap)	Applicable Margin for ABR Loans and Canadian Prime Rate Loans	Applicable Margin for Term SOFR Loans and BA Equivalent Loans
I	Less than or equal to 40%	0.50%	1.50%
II	More than 40%	0.25%	1.25%

For the purposes of the Pricing Grid, changes in the Applicable Margin shall become effective on September 29, 2019, and thereafter on the first day of each calendar quarter (to be effective from such date until changed pursuant to the Pricing Grid), and shall be determined in accordance with the Pricing Grid based on average daily Combined Availability during the immediately preceding fiscal quarter.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period (or such other relevant time period, as the context may require) ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Company or any of its Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Company determines are reasonable as set forth in a certificate of a Financial Officer of the Company (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition,” or pursuant to Sections 6.01(r), 6.02(u) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens, Asset Sale, or dividend is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Sections 6.01(r), 6.02(u) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens, Asset Sale, or dividend is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x) (A) bearing floating interest rates shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months), and (B) in respect of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Company and may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such relevant transaction, which adjustments are reasonably anticipated by the Company to be realizable in connection with such relevant transaction (or any similar transaction or transactions made in compliance with this Agreement or that require a waiver or consent of the Required Lenders), and are estimated on a good faith basis by the Company. The Company shall deliver to the Administrative Agent a certificate of a Financial Officer of the Company setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that (a) either (i) the Specified Availability is equal to or greater than 15.0% of the Combined Line Cap, immediately before and after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, issuance, incurrence and repayment of Indebtedness) at such time and during the 30 consecutive day period immediately prior thereto, or (ii) (A) the Company and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions, with an ABL Fixed Charge Coverage Ratio of at least 1:00 to 1:00 recomputed as at the last day of the most recently ended fiscal quarter of the Company and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and (B) the Specified Availability is equal to or greater than 12.5% of the Combined Line Cap, immediately before and after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, issuance, incurrence and repayment of Indebtedness) at such time and during the 30 consecutive day period immediately prior thereto; provided that, notwithstanding anything to the contrary in the preceding clauses (i) and (ii), solely for the purpose of determining Pro Forma Compliance to permit the payment of dividends to Holdings under Section 6.06(e), “Pro Forma Compliance” shall mean that either (A) (I) the Company and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant distribution, with an ABL Fixed Charge Coverage Ratio of at least 1:00 to 1:00 recomputed as at the last day of the most recently ended fiscal quarter of the Company and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered and (II) the Specified Availability is equal to or greater than 15.0% of the Combined Line Cap, immediately before and after giving effect on a Pro Forma Basis to the relevant payment of dividends at such time and during the 30 consecutive day period immediately prior thereto or (B) the Specified Availability is equal to or greater than 17.5% of the Combined Line Cap, immediately before and after giving effect on a Pro Forma Basis to the relevant payment of dividends at such time and during the 30 consecutive day period immediately prior thereto; and (b) the Borrowers (other than the UK Borrower) shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrowers to such effect, together with all relevant financial information.

“Pro Rata Share” shall mean:

(a)            with respect to a U.S. Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such U.S. Revolving Lender’s U.S. Revolving Facility Commitment and the denominator of which is the sum of the amounts of all of the U.S. Revolving Lenders’ U.S. Revolving Facility Commitments, or if no U.S. Revolving Facility Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the principal amount of U.S. Obligations owed to such U.S. Revolving Lender and the denominator of which is the aggregate principal amount of the U.S. Obligations owed to the U.S. Revolving Lenders, in each case giving effect to a U.S. Revolving Lender’s participation in U.S. Swingline Loans and U.S. Agent Advances; and

(b)            with respect to a Canadian Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Canadian Revolving Lender’s Canadian Revolving Facility Commitment and the denominator of which is the sum of the amounts of all of the Canadian Revolving Lenders’ Canadian Revolving Facility Commitments, or if no Canadian Revolving Facility Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the principal amount of Canadian Obligations owed to such Canadian Revolving Lender and the denominator of which is the aggregate principal amount of the Canadian Obligations owed to the Canadian Revolving Lenders, in each case giving effect to a Canadian Revolving Lender’s participation in Canadian Swingline Loans and Canadian Agent Advances.

“Proprietary Rights” shall mean, with respect to a person, all of such person’s now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, industrial designs, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Company that is a limited liability company, that (a) is in compliance with Section 6.12 and (b) the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company that is in compliance with Section 6.12 and the primary asset of which consists of Equity Interests in a Foreign Subsidiary.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Reasonable Credit Judgment” shall mean reasonable credit judgment in accordance with customary business practices for comparable asset-based lending transactions and as it relates to the establishment of Reserves or the adjustment or imposition of exclusionary criteria shall require that, (x) such establishment, adjustment or imposition after the Amendment and Restatement Effective Date be based on the analysis of facts or events relating to the Accounts, Inventory or other components of a Borrowing Base first occurring or first discovered by the Administrative Agent after the Amendment and Restatement Effective Date or that are materially different from facts or events occurring or known to the Administrative Agent on the Amendment and Restatement Effective Date, (y) the contributing factors to the imposition of any Reserve shall not duplicate (i) the exclusionary criteria set forth in definitions of “Eligible Accounts” and “Eligible Inventory,” as applicable (and vice versa) or (ii) any reserves deducted in computing book value and (z) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of a Borrowing Base attributable to such contributing factors.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Company, a Loan Party or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of “Interest Expense”); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing” shall mean the refinancing of (x) the “Revolving Loans” (as defined in the Credit Agreement, dated as of September 20, 2006, by and between Holdings, the Company, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent and the other parties thereto), and (y) the “Loans” (as defined in the Revolving Credit Agreement, dated as of May 18, 2006, by and between Covalence Specialty Materials Corp., Covalence Specialty Materials Holding Corp., Bank of America, N.A., as administrative agent, and the other parties thereto), in each case that was consummated on or about April 3, 2007.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Relevant Rate” shall mean with respect to (a) any Borrowing denominated in Dollars, Term SOFR, (b) any Borrowing denominated in Canadian Dollars, the BA Rate, (c) any UK Swingline Borrowing denominated in Euros, EURIBOR and (d) any UK Swingline Borrowing denominated in Sterling, SONIA, as applicable.

“relevant transactions” shall have the meaning assigned to such term in the definition of “Pro Forma Basis” in this Section 1.01.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Report” shall have the meaning assigned to such term in Section 8.11(a).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having or holding a majority of the Dollar Equivalent of the total Revolving Facility Commitments at such time (or, if the Revolving Facility Commitments have been terminated, the Revolving Facility Commitments as most recently in effect prior to such termination and after giving effect to subsequent assignments). The Revolving Facility Commitments of any Defaulting Lender shall be disregarded in determining the Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period (or Excess Cash Flow Interim Period), 50%; provided, that (a) if the Total Net First Lien Leverage Ratio at the end of the Applicable Period (or Excess Cash Flow Interim Period) is greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00, such percentage shall be 25%, and (b) if the Total Net First Lien Leverage Ratio at the end of the Applicable Period (or Excess Cash Flow Interim Period) is less than or equal to 1.50 to 1.00, such percentage shall be 0%.

“Requirement of Law” shall mean, as to any person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the person or any of its property or to which the person or any of its property is subject.

“Rescindable Amount” shall have the meaning assigned to such term in Section 2.18(f).

“Reserves” shall mean such reserves against the U.S. Borrowing Base and Canadian Borrowing Base (including any Dilution Reserves, Bank Products Reserves and, with respect to the Canadian Borrowing Base, the Canadian Priority Payables Reserve) that the Administrative Agent has, in the exercise of its Reasonable Credit Judgment, established from time to time upon at least seven Business Days’ notice to the Company, including, without limitation, the Debt Maturity Reserve which shall be established automatically (and, for the avoidance of doubt, not subject to waiver by the Administrative Agent in the exercise of its Reasonable Credit Judgment) on any date that is 60 or fewer days prior to the maturity of at least $150 million in aggregate principal amount of Indebtedness of any one or more of the Company or its Subsidiaries.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Retained Excess Cash Flow Overfunding” shall mean, at any time, in respect of any Excess Cash Flow Interim Period as to which the corresponding Excess Cash Flow Period has ended at such time, a portion of the cumulative Excess Cash Flow for such Excess Cash Flow Interim Period equal to the amount, if any, by which the Retained Percentage of Excess Cash Flow for such Excess Cash Flow Interim Period exceeds the Retained Percentage of Excess Cash Flow for such corresponding Excess Cash Flow Period.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (or Excess Cash Flow Interim Period), (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period (or Excess Cash Flow Interim Period).

“Revaluation Date” shall mean, (a) with respect to any Loan denominated in Canadian Dollars or an Alternate Currency, each of the following: (i) each date of a Borrowing of a Loan denominated in Canadian Dollars or an Alternate Currency, (ii) each date of a continuation of a BA Equivalent Interest Period for a Canadian Revolving Loan denominated in Canadian Dollars, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance of an Alternate Currency Letter of Credit, (ii) each date of an amendment of an Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under an Alternate Currency Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require.

“Revolving Facility” shall mean the Revolving Facility Commitments (including any Incremental Revolving Facility Commitments) and the extensions of credit made hereunder by the Revolving Lenders.

“Revolving Facility Borrowing” shall mean a U.S. Revolving Facility Borrowing or a Canadian Revolving Facility Borrowing.

“Revolving Facility Commitment” shall mean the U.S. Revolving Facility Commitments, the Canadian Revolving Facility Commitments, and any Incremental European Revolving Commitments.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the Canadian Revolving Facility Credit Exposure at such time and (b) the U.S. Revolving Facility Credit Exposure at such time.

“Revolving Facility Maturity Date” shall mean June 22, 2028.

“Revolving L/C – BA Exposure” shall mean the collective reference to the U.S. Revolving L/C – BA Exposure and the Canadian Revolving L/C – BA Exposure.

“Revolving Lender” shall mean a Lender (including an Incremental Revolving Lender) with a Revolving Facility Commitment or with outstanding Revolving Loans.

“Revolving Loan” shall mean the collective reference to the U.S. Revolving Loans, the Canadian Revolving Loans, and any Loans made under any Incremental European Revolving Facility.

“RPC Acquisition” shall mean the acquisition by the Company, indirectly through a newly incorporate special purpose vehicle, Berry Global International Holdings Limited (“Acquisition SPV”), of up to 100% of the outstanding shares of the Target.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a division of S&P Global Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall have the meaning assigned to such term in Section 3.26(b).

“Sanctioned Country” shall have the meaning assigned to such term in Section 3.26(b).

“Sanctioned Person” shall have the meaning assigned to such term in Section 3.26(b).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Obligations” shall mean the obligations of the respective borrowers and guarantors under the Existing Second Lien Note Documents.

“Second Priority Intercreditor Agreement” shall mean the Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, by and among Credit Suisse and Bank of America, as first lien agents, Wells Fargo Bank, N.A., as trustee, Holdings, the Company and the U.S. Subsidiary Loan Parties party thereto or that shall become party thereto, as in effect on the Amendment and Restatement Effective Date and each Other First Priority Lien Obligations Collateral Agent (as defined therein) from time to time party thereto.

“Secured Parties” shall mean the “Revolving Facility Secured Parties” as defined in the U.S. Collateral Agreement and the “Secured Parties” as defined in the Canadian Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the U.S. Security Documents and the Canadian Security Documents and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Senior Fixed Collateral Intercreditor Agreement” shall mean the Senior Fixed Collateral Priority and Intercreditor Agreement, dated as of February 5, 2008, as amended, supplemented or otherwise modified from time to time, among Credit Suisse, Bank of America, Holdings, the Company and certain of the Company’s Subsidiaries.

“Senior Lender Intercreditor Agreement” shall mean the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008, as amended, supplemented or otherwise modified from time to time, among Holdings, the Company, each Subsidiary that became or becomes a party thereto after February 5, 2008, the Collateral Agent, the Administrative Agent, the “Administrative Agent” under the Term Loan Credit Agreement, the “Collateral Agent” under the Term Loan Credit Agreement, each other First Priority Lien Obligations Administrative Agent (as defined therein) and each Other First Priority Lien Obligations Collateral Agent (as defined therein) from time to time party thereto.

“Senior Managing Agents” shall mean Barclays Bank PLC, Credit Suisse Loan Funding LLC, Fifth Third Bank, National Association, U.S. Bank, National Association and BNP Paribas Securities Corp., in their capacities as senior managing agents.

“Settlement” and “Settlement Date” have the meanings specified in Section 2.04(e)(i).

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” (i) with respect to Term SOFR shall mean 0.10% (10 basis points) and (ii) with respect to Daily Simple SOFR shall mean 0.10% (10 basis points).

“SOFR Administrator” shall mean the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SONIA” shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” shall mean, with respect to SONIA, 0.0326% per annum.

“SONIA Daily Rate” shall mean for any day, a per annum rate equal to SONIA plus the SONIA Adjustment; provided, that in no event shall the SONIA Daily Rate shall be less than zero.  Any change in the SONIA Daily Rate shall be effective from and including the date of such change, without further notice.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Company established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Holdings, the Company or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event Holdings, the Company or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other Debtor Relief Law).

“Specified Availability” shall mean, at any time, the sum of (a) U.S. Specified Availability at such time plus (b) Canadian Specified Availability at such time.

“Specified Default” shall mean the occurrence of any Event of Default specified in Sections 7.01(b), (c), (h) or (i).

“Specified Event of Default” shall mean an Event of Default under Section 7.01(b), (c), (h) or (i).

“Specified Loan Party” shall mean any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.28 hereof).

“Spot Rate” for a currency shall mean the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date three Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other rate as the Administrative Agent or the applicable Issuing Bank shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent or the applicable Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternate Currency.

“Sterling” or “£” shall mean lawful currency of the United Kingdom.

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of Sections 3.09, 3.13, 3.15, 3.16, 5.03, 5.09 and 7.01(k), and the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” shall mean the U.S. Subsidiary Loan Parties and the Canadian Subsidiary Loan Parties.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Rate” shall have the meaning provided for in Section 2.14(c).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including, for the avoidance of doubt, resin), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Company or any of the Subsidiaries shall be a Swap Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Borrowing” shall mean a U.S. Swingline Borrowing, Canadian Swingline Borrowing or UK Swingline Borrowing, as the context may require.

“Swingline Exposure” shall mean at any time the sum of the U.S. Swingline Exposure at such time, the Canadian Swingline Exposure at such time and the UK Swingline Exposure at such time.

“Swingline Lender” shall mean, as the context requires, the U.S. Swingline Lender, the Canadian Swingline Lender or the UK Swingline Lender. Any reference to the “Swingline Lender” shall refer to the U.S. Swingline Lender and/or the UK Swingline Lender with respect to the U.S. Revolving Facility and/or the Canadian Swingline Lender with respect to the Canadian Revolving Facility, as applicable.

“Swingline Loans” shall mean the U.S. Swingline Loans, the Canadian Swingline Loans and the UK Swingline Loans.

“Target” shall mean RPC Group plc, a public limited company incorporated in England and Wales with registration number 11832875.

“T2” shall mean the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” shall mean any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” or “Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Facility Collateral Agent” shall have the meaning assigned to such term in the Senior Lender Intercreditor Agreement.

“Term Loan Credit Agreement” shall mean the Second Amended and Restated Term Loan Credit Agreement, dated as of April 3, 2007, among Holdings, the Company, the lenders and agents party thereto and Credit Suisse, as administrative agent and collateral agent for such lenders, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or increasing the amount loaned thereunder or altering the maturity thereof.

“Term Loan Agents” shall mean the “Agents” as defined in the Term Loan Credit Agreement.

“Term Loan Documents” shall mean the “Loan Documents” as defined in the Term Loan Credit Agreement.

“Term Loan Lenders” shall mean the “Lenders” as defined in the Term Loan Credit Agreement.

“Term Loan Obligations” shall mean the “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loans” shall mean loans made pursuant to and in accordance with the Term Loan Credit Agreement.

“Term SOFR” shall mean:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)            for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” shall have the meaning assigned to such term in Section 2.14(b).

“Term SOFR Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.14(b).

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Term SOFR Successor Rate” shall have the meaning assigned to such term in Section 2.14(b).

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period).

“Threshold Amount” shall mean 10.0% of the Combined Line Cap, but notwithstanding the foregoing, in no event shall such amount be less than $75,000,000, in each case as of any date of determination.

“Total Net First Lien Leverage Ratio” shall mean, on any date, the ratio of (a) First Lien Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Transaction Documents” shall mean the Loan Documents, the Term Loan Credit Agreement and the “Loan Documents” as defined therein and the Merger Documents (as defined in the 2007 Credit Agreement).

“Transaction Equity Investment” shall mean an Investment by the Company or another Subsidiary Loan Party in a Subsidiary of the Company that is not a Subsidiary Loan Party in an aggregate amount necessary to fund the RPC Acquisition and/or refinance existing debt of the Target.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Funds or Fund Affiliates (each as defined in the Unamended Credit Agreement), Holdings, the Company (or any direct or indirect parent of the Company) or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents (including expenses in connection with Swap Agreements) and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Business Combination; (b) the execution and delivery of the Loan Documents, the creation or continuation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder; (c) the Refinancing; and (d) the payment of all Transaction Expenses.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Term SOFR, the ABR, the BA Rate and the Canadian Prime Rate.

“UK” or “United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.

“UK Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“UK Borrower DTTP Filing” shall mean an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the UK Borrower, which (a) where it relates to a UK Treaty Lender that is a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name at Schedule 2.01 (Commitments), and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement as a Lender, and is filed with HM Revenue & Customs within 30 days of that date.

“UK Excluded Taxes” shall mean any withholding taxes imposed by the United Kingdom on a payment of interest made, or to be made, by the UK Borrower in respect of any advance made to the UK Borrower under any Loan Document, if on the date on which the payment falls due, (i) the payment could have been made to the relevant Lender Party without that UK Tax Deduction if the Lender Party had been a UK Qualifying Lender, but on that date the relevant Lender Party is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender Party under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or (ii) the relevant Lender Party is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender Party has received from the UK Borrower a certified copy of that Direction, and (B) the payment could have been made to the Lender Party without that UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender Party is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender Party has not given a UK Tax Confirmation to the UK Borrower, and (B) the payment could have been made to the Lender Party without that UK Tax Deduction if the Lender Party had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (iv) the relevant Lender Party is a UK Treaty Lender and the UK Borrower is able to demonstrate that the payment could have been made to the Lender Party without the UK Tax Deduction had that Lender Party complied with its obligations under Sections 2.17(j)(ii) or (iii) (as applicable).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” shall mean a Lender Party which gives a UK Tax Confirmation in the documentation which it executes on becoming a party to this Agreement as a Lender Party.

“UK Obligations” shall mean Obligations owing by the UK Borrower.

“UK Qualifying Lender” shall mean:

(a)           a Lender Party which is beneficially entitled to interest payable to that Lender Party in respect of an advance under a Loan Document and:

(i)             is a Lender Party:

(A)            which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or

(B)            in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to UK corporation tax as respects any payments of interest made in respect of that advance; or

(ii)            is a Lender Party which is:

(A)            a company resident in the UK for UK tax purposes;

(B)            a partnership each member of which is:

(1)            a company so resident in the UK; or

(2)            a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)            a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)            is a UK Treaty Lender; or

(b)           a Lender Party which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Loan Document.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Swingline Borrowing” shall mean a Borrowing comprised of UK Swingline Loans.

“UK Swingline Borrowing Request” shall mean a request by the UK Borrower substantially in the form of Exhibit C-5.

“UK Swingline Commitment” shall mean, with respect to the UK Swingline Lender, the commitment of the UK Swingline Lender to make UK Swingline Loans pursuant to Section 2.04. The aggregate amount of the UK Swingline Commitments on the Amendment and Restatement Effective Date is $75 million.

“UK Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding UK Swingline Borrowings at such time.

“UK Swingline Lender” shall mean Bank of America, N.A., London Branch in its capacity as a lender of UK Swingline Loans.

“UK Swingline Loans” shall mean the Swingline Loans made to the UK Borrower pursuant to Section 2.04(a)(iii).

“UK Tax Confirmation” shall mean a confirmation by a Lender Party that the person beneficially entitled to interest payable to that Lender Party in respect of an advance under a Loan Document is either: (a) a company resident in the UK for UK tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Tax Deduction” shall mean a deduction or withholding for or on account of Tax imposed by the UK from a payment under a Loan Document.

“UK Treaty Lender” shall mean a Lender Party which (i) is treated as a resident of a UK Treaty State for the purposes of a UK Treaty; (ii) does not carry on a business in the UK through a permanent establishment with which that Lender Party’s participation in the Loan is effectively connected; and (iii) fulfils any other conditions which must be fulfilled under that UK Treaty to obtain full exemption from UK tax on interest paid to it pursuant to any Loan Document, except that for this purpose any necessary procedural formalities are assumed to be fulfilled.

“UK Treaty State” shall mean a jurisdiction having a double taxation agreement (a “UK Treaty”) with the UK which makes provision for full exemption from tax imposed by the UK on interest.

“Unamended Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Unblocked Account” shall have the meaning assigned to such term in Section 5.14(a).

“Unfunded Pension Liability” shall mean (i) of any Plan, the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year and (ii) of any Canadian Defined Benefit Plan of the Canadian Borrower or any Canadian Subsidiary shall mean going concern and solvency funding deficiencies, if any, determined in the applicable actuarial report and used for funding the Canadian Defined Benefit Plan pursuant to the PBA or other applicable pension standards legislation in Canada.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean domestic cash or cash equivalents of the Company or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean (i) any subsidiary of the Company identified on Schedule 1.01(f) and (ii) any subsidiary of the Company that is acquired or created after the Closing Date and designated by the Company as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Company shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Company or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by the Company or any of its Subsidiaries shall be deemed to have been made under Section 6.04(j), (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04(j), and (d) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Existing First Priority Notes Indentures, the Existing Second Lien Notes Indentures, any other Indebtedness permitted to be incurred hereby and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Company or any of its Subsidiaries in such Subsidiary, the Company shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Company may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Company, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iv) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Company, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive.

“U.S. Acceptance Credit” shall mean a commercial U.S. Letter of Credit in which the applicable U.S. Issuing Bank engages with the beneficiary of such U.S. Letter of Credit to accept a time draft.

“U.S. Agent Advance Exposure” shall mean at any time the aggregate principal amount of all outstanding U.S. Agent Advances at such time. The U.S. Agent Advance Exposure of any U.S. Revolving Lender at any time shall mean its Pro Rata Share of the aggregate U.S. Agent Advance Exposure at such time.

“U.S. Agent Advances” shall have the meaning assigned to such term in Section 2.04(d).

“U.S. Availability” shall mean, at any time, (a) the U.S. Line Cap at such time minus (b) the U.S. Revolving Facility Credit Exposure at such time.

“U.S. Available Unused Commitment” shall mean, with respect to a U.S. Revolving Lender at any time, an amount equal to the amount by which (a) the U.S. Revolving Facility Commitment of such U.S. Revolving Lender at such time exceeds (b) the U.S. Revolving Facility Credit Exposure of such U.S. Revolving Lender at such time minus such U.S. Revolving Lender’s Pro Rata Share of the U.S. Swingline Exposure and the U.S. Agent Advance Exposure.

“U.S. Bankers’ Acceptance” shall mean a time draft, drawn by the beneficiary under a U.S. Acceptance Credit and accepted by the applicable U.S. Issuing Bank upon presentation of documents by the beneficiary of a U.S. Acceptance Credit pursuant to Section 2.05 hereof, in the standard form for bankers’ acceptances of such U.S. Issuing Bank.

“U.S. Borrower” shall mean the Company.

“U.S. Borrowing” shall mean all U.S. Revolving Loans of a single Type and made on a single date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect. Unless the context indicates otherwise, the term “U.S. Borrowing” shall also include any U.S. Swingline Borrowing and any U.S. Agent Advance.

“U.S. Borrowing Base” shall mean, at any time, an amount equal to the result of:

(a)            the sum of (A) ninety percent (90.0%) of the Net Amount of Eligible Accounts of the U.S. Loan Parties, (B) eighty-five percent (85.0%) of the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Loan Parties and (C) one hundred percent (100.0%) of cash of the U.S. Loan Parties held in deposit accounts with the Administrative Agent, subject to Blocked Account Agreements in favor of the Collateral Agent, minus

(b)            all Reserves, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to any U.S. Loan Party, including Reserves for any amounts which the Administrative Agent or any Lender may be obligated to pay in the future for the account of any U.S. Loan Party.

The specified percentages set forth in this definition will not be reduced without the consent of the Company. Any determination by the Administrative Agent in respect of the U.S. Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of “Eligible Accounts” and “Eligible Inventory,” any Reserves that may be imposed as provided herein, and Net Amount of Eligible Accounts and factors considered in the calculation of Net Orderly Liquidation Value of Eligible Inventory have the effect of reducing the U.S. Borrowing Base, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the U.S. Borrowing Base for the same facts or circumstances.

“U.S. Borrowing Request” shall mean a request by the Company in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“U.S. Collateral” shall mean all the “Collateral” as defined in any U.S. Security Document and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any U.S. Security Documents.

“U.S. Collateral Agreement” shall mean the Second Amended and Restated First Lien Guarantee and Collateral Agreement, dated as of the Closing Date, as amended, supplemented or otherwise modified from time to time (including pursuant to the U.S. Collateral Agreement Amendment), among Holdings, the Company, each U.S. Subsidiary Loan Party, the Collateral Agent and Credit Suisse as collateral agent.

“U.S. Collateral Agreement Amendment” shall mean the second amendment to the U.S. Collateral Agreement dated as of the Amendment and Restatement Effective Date.

“U.S. Commitment Fee” shall have the meaning assigned to such term in Section 2.12(c)(i).

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Issuing Bank” shall mean (i) Bank of America, (ii) JPMorgan Chase Bank, N.A. and (iii) each other U.S. Issuing Bank designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of U.S. Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). A U.S. Issuing Bank may, in its sole discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to U.S. Letters of Credit issued by such Affiliate.

“U.S. Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(d)(i).

“U.S. L/C – BA Disbursement” shall mean (i) a payment or disbursement made by a U.S. Issuing Bank pursuant to a U.S. Letter of Credit (other than a U.S. Acceptance Credit) or (ii) a payment of a U.S. Bankers’ Acceptance upon presentation.

“U.S. L/C – BA Participation Fee” shall have the meaning assigned such term in Section 2.12(d)(i).

“U.S. Letter of Credit” shall mean any letter of credit and any bank guarantee issued pursuant to Section 2.05(a)(i), including any U.S. Acceptance Credit and any U.S. Letter of Credit denominated in an Alternate Currency.

“U.S. Letter of Credit Commitment” shall mean, with respect to each U.S. Issuing Bank, the commitment of such U.S. Issuing Bank to issue U.S. Letters of Credit pursuant to Section 2.05. As of the Amendment and Restatement Effective Date, the amount of each U.S. Issuing Bank’s U.S. Letter of Credit Commitment is set forth on Schedule 2.01.

“U.S. Letter of Credit Sublimit” shall mean the aggregate U.S. Letter of Credit Commitments of the U.S. Issuing Banks, in an amount not to exceed $155 million (or the equivalent thereof in an Alternate Currency).

“U.S. Line Cap” shall mean at any time the lesser of (i) the aggregate U.S. Revolving Facility Commitments at such time and (ii) the U.S. Borrowing Base at such time.

“U.S. Loan Party” shall mean Holdings, the U.S. Borrower and the U.S. Subsidiary Loan Parties.

“U.S. Obligations” shall mean Obligations owing by the U.S. Loan Parties.

“U.S. Payment Account” shall have the meaning assigned to such term in Section 5.14(a).

“U.S. Pending Revolving Loans” shall mean, at any time, the aggregate principal amount of all U.S. Revolving Loans, U.S. Swingline Loans, UK Swingline Loans and U.S. Agent Advances requested in any Borrowing Request received by the Administrative Agent or otherwise which have not yet been advanced.

“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Revolving Facility” shall mean the U.S. Revolving Facility Commitments (including any Incremental Revolving Facility Commitments thereunder) and the extensions of credit made hereunder by the U.S. Revolving Lenders and UK Swingline Lender.

“U.S. Revolving Facility Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Facility Commitment” shall mean, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such U.S. Revolving Lender’s U.S. Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased or provided under Section 2.21. As of the Amendment and Restatement Effective Date, the amount of each U.S. Revolving Lender’s U.S. Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its U.S. Revolving Facility Commitment (or Incremental Revolving Facility Commitment thereunder), as applicable. As of the Amendment and Restatement Effective Date, the aggregate amount of the U.S. Revolving Lenders’ U.S. Revolving Facility Commitments prior to any Incremental Revolving Facility Commitments) is $975 million.

“U.S. Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the U.S. Revolving Loans outstanding at such time, (b) the aggregate amount of U.S. Pending Revolving Loans, (c) the U.S. Swingline Exposure and U.S. Agent Advance Exposure at such time, (d) the UK Swingline Exposure at such time and (e) the U.S. Revolving L/C – BA Exposure at such time. The U.S. Revolving Facility Credit Exposure of any U.S. Revolving Lender at any time shall be the product of (x) such U.S. Revolving Lender’s Pro Rata Share and (y) the aggregate U.S. Revolving Facility Credit Exposure of all U.S. Revolving Lenders, collectively, at such time.

“U.S. Revolving L/C – BA Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all U.S. Letters of Credit outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), (b) the sum of the maximum aggregate amount that is, or at any time thereafter may become, payable by the U.S. Issuing Banks under all then outstanding U.S. Bankers’ Acceptances (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (c) the aggregate principal amount of all U.S. L/C – BA Disbursements that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The U.S. Revolving L/C – BA Exposure of any U.S. Revolving Lender at any time shall mean its Pro Rata Share of the aggregate U.S. Revolving L/C – BA Exposure at such time. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a U.S. Letter of Credit at any time shall be deemed to be the stated amount of such U.S. Letter of Credit in effect at such time; provided, that with respect to any U.S. Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such U.S. Letter of Credit shall be deemed to be the maximum stated amount of such U.S. Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“U.S. Revolving Lender” shall mean a Lender (including an Incremental Revolving Lender) with a U.S. Revolving Facility Commitment or with outstanding U.S. Revolving Loans.

“U.S. Revolving Loan” shall mean a Loan made by a U.S. Revolving Lender pursuant to Section 2.01(a) or 2.21.

“U.S. Security Documents” shall mean the U.S. Collateral Agreement, the Foreign Pledge Agreements executed and delivered by a U.S. Loan Party and each of the security agreements and other instruments and documents executed and delivered by a U.S. Loan Party pursuant to any of the foregoing or pursuant to Section 5.10 to secure any of the Obligations.

“U.S. Specified Availability” shall mean, at any time, the sum of (i) U.S. Availability at such time plus (ii) U.S. Suppressed Availability at such time.

“U.S. Suppressed Availability” shall mean, at any time, the excess at such time of (i) the U.S. Borrowing Base at such time over (ii) the U.S. Revolving Facility Commitments at such time; provided that U.S. Suppressed Availability shall not at any time exceed an amount equal to 5.0% of the U.S. Revolving Facility Commitments at such time.

“U.S. Subsidiary Loan Party” shall mean (a) each Domestic Subsidiary of the Company on the Closing Date and (b) each Domestic Subsidiary of the Company that becomes, or is required to become, a party to the U.S. Collateral Agreement, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement after the Amendment and Restatement Effective Date. As of the Amendment and Restatement Effective Date, each U.S. Subsidiary Loan Party is set forth on Schedule 1.01(g).

“U.S. Swingline Borrowing” shall mean a Borrowing comprised of U.S. Swingline Loans.

“U.S. Swingline Borrowing Request” shall mean a request by the Company substantially in the form of Exhibit C-3.

“U.S. Swingline Commitment” shall mean, with respect to the U.S. Swingline Lender, the commitment of the U.S. Swingline Lender to make U.S. Swingline Loans pursuant to Section 2.04. The aggregate amount of the U.S. Swingline Commitments on the Amendment and Restatement Effective Date is $40 million; provided, that the U.S. Swingline Lender may at any time and from time to time, at its sole discretion, reduce such aggregate commitment amount by the aggregate amount of all U.S. Swingline Commitments then held by or attributed to U.S. Revolving Lenders who are then Defaulting Lenders.

“U.S. Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding U.S. Swingline Borrowings at such time. The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall mean its Pro Rata Share of the aggregate U.S. Swingline Exposure at such time.

“U.S. Swingline Lender” shall mean Bank of America in its capacity as a lender of U.S. Swingline Loans.

“U.S. Swingline Loans” shall mean the Swingline Loans made to the U.S. Borrower pursuant to Section 2.04(a)(i).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.17(g)(ii)(C).

“VAT” shall mean (a) in relation to the United Kingdom, any value added tax imposed by the Value Added Tax Act 1994 (UK); (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.       Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “Real Estate” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, and any reference to a “financing statement” shall be deemed to include a reference to an application for publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “servitude” shall be deemed to include “easement,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership” and (s) all references to “foreclosure” or similar terms shall be deemed to include the “exercise of a hypothecary recourse.” The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en anglais seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en anglais seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

SECTION 1.03.       Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04.       Exchange Rates; Currency Equivalents.

(a)            The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Canadian Revolving Loans denominated in Canadian Dollars, UK Swingline Loans denominated in an Alternate Currency and Alternate Currency Letters of Credit. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between Dollars and Canadian Dollars or each other Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in Article VI or paragraph (f) or (j) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)            Wherever in this Agreement in connection with the Canadian Revolving Facility, UK Swingline Loans or an Alternate Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars or such other applicable Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c)            All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis based on the current Spot Rate. Borrowers shall report Borrowing Base components to the Administrative Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, Borrowers shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

SECTION 1.05.       Senior Debt. The Obligations constitute (a) “First-Lien Indebtedness” pursuant to, and as defined in, the Senior Lender Intercreditor Agreement, (b) “First-Priority Lien Obligations” pursuant to, and as defined in, each Existing Second Lien Notes Indenture, and (c) “Revolving Facility Obligations” as defined in the Senior Lender Intercreditor Agreement. This Agreement is a “Credit Agreement” for purposes of the Existing First Priority Notes Indentures and the Existing Second Lien Notes Indentures.

SECTION 1.06.       Effect of Restatement.

(a)            This Agreement amends and restates the Unamended Credit Agreement in its entirety, with the parties hereby agreeing there is no novation of the Unamended Credit Agreement, and on the Amendment and Restatement Effective Date, the rights and obligations of the parties under the Unamended Credit Agreement shall be subsumed and governed by this Agreement. Following the Amendment and Restatement Effective Date, the Loans and Commitments under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

(b)            On the Amendment and Restatement Effective Date, each Lender party to the Unamended Credit Agreement immediately prior to the Amendment and Restatement Effective Date (each, an “Existing Lender”) will automatically and without further act be deemed to have assigned to each Lender party to this Agreement as of the Amendment and Restatement Effective Date (each, an “Amendment and Restatement Effective Date Lender”), and each such Amendment and Restatement Effective Date Lender will automatically and without further act be deemed to have assumed, all or a portion of such Existing Lender’s Loans and Commitment outstanding immediately prior to the Amendment and Restatement Effective Date (“Existing Loans and Commitments”) and participations under the Unamended Credit Agreement in outstanding Letters of Credit (if any are outstanding on the Amendment and Restatement Effective Date) and Swingline Loans (if any are outstanding on the Amendment and Restatement Effective Date) such that, after giving effect to each such deemed assignment and assumption of Existing Loans and Commitments and participations, the percentage of the aggregate outstanding (i) Loans, (ii) participations under this Agreement in Letters of Credit and (iii) participations under this Agreement in Swingline Loans held by each Lender (including each such Amendment Restatement Effective Date Lender) will equal the percentage of the aggregate Commitments of all Lenders represented by such Lender’s Commitment as of the Amendment and Restatement Effective Date.

SECTION 1.07.       Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect such reference rates referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain such reference rates referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01.       Commitments.

(a)            Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees to make U.S. Revolving Loans to the U.S. Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s U.S. Revolving Facility Credit Exposure (except for the Administrative Agent with respect to U.S. Agent Advances) exceeding such Lender’s U.S. Revolving Facility Commitment, or (ii) the U.S. Revolving Facility Credit Exposure exceeding the total U.S. Revolving Facility Commitments, or (iii) such Lender’s U.S. Revolving Facility Credit Exposure exceeding such Lender’s Pro Rata Share of the U.S. Line Cap. The U.S. Revolving Lenders, however, in their unanimous discretion, may elect to make U.S. Revolving Loans or issue or arrange to have issued U.S. Letters of Credit in excess of the U.S. Availability on one or more occasions, but if they do so, neither the Administrative Agent nor the U.S. Revolving Lenders shall be deemed thereby to have changed the limits of the U.S. Line Cap or to be obligated to exceed such limits on any other occasion. If the U.S. Revolving Facility Credit Exposure exceeds the U.S. Line Cap, the U.S. Revolving Lenders and U.S. Issuing Banks, as applicable, may refuse to make or otherwise restrict the making of U.S. Revolving Loans and the issuance of U.S. Letters of Credit as the U.S. Revolving Lenders and U.S. Issuing Banks determine until such excess has been eliminated, subject to the Administrative Agent’s authority, in its sole discretion, to make U.S. Agent Advances pursuant to the terms of Section 2.04(d). Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow U.S. Revolving Loans.

(b)            Subject to the terms and conditions set forth herein, each Canadian Revolving Lender agrees to make Canadian Revolving Loans to the Canadian Borrower in Dollars or Canadian Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Canadian Revolving Facility Credit Exposure (except for the Administrative Agent, including acting through its Canada branch, with respect to Canadian Agent Advances) exceeding such Lender’s Canadian Revolving Facility Commitment, or (ii) the Canadian Revolving Facility Credit Exposure exceeding the total Canadian Revolving Facility Commitments, or (iii) such Lender’s Canadian Revolving Facility Credit Exposure exceeding such Lender’s Pro Rata Share of the Canadian Line Cap. The Canadian Revolving Lenders, however, in their unanimous discretion, may elect to make Canadian Revolving Loans or issue or arrange to have issued Canadian Letters of Credit in excess of the Canadian Availability on one or more occasions, but if they do so, neither the Administrative Agent nor the Canadian Revolving Lenders shall be deemed thereby to have changed the limits of the Canadian Line Cap or to be obligated to exceed such limits on any other occasion. If the Canadian Revolving Facility Credit Exposure exceeds the Canadian Line Cap, the Canadian Revolving Lenders and Canadian Issuing Banks, as applicable, may refuse to make or otherwise restrict the making of Canadian Revolving Loans and the issuance of Canadian Letters of Credit as the Canadian Revolving Lenders and Canadian Issuing Banks determine until such excess has been eliminated, subject to the Administrative Agent’s authority, in its sole discretion, to make Canadian Agent Advances pursuant to the terms of Section 2.04(d). Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Revolving Loans.

(c)            Up to one time in any fiscal quarter of the Company, so long as U.S. Availability and Canadian Availability shall each not be less than $0 before and after giving effect thereto, the Borrowers may reallocate (i) all or a portion of any U.S. Revolving Lenders’ U.S. Revolving Facility Commitments to the Canadian Revolving Facility or (ii) all or a portion of any Canadian Revolving Lenders’ Canadian Revolving Facility Commitments to the U.S. Revolving Facility, in each case by written notice to the Administrative Agent delivered at least 10 Business Days prior to the proposed date of effectiveness of such reallocation, in form reasonably satisfactory to the Administrative Agent and with the written consent of each Lender whose commitment is being reallocated; provided that (i) no Default or Event of Default shall exist and be continuing or result from such reallocation, (ii) the aggregate principal amount of the Revolving Facility Commitments (taken as a whole) shall not increase as a result of such reallocation, (iii) the aggregate principal amount of the Revolving Facility Commitments of any Lender who participates in such reallocation shall not increase as a result of such reallocation and (iv) the aggregate principal amount of the Canadian Revolving Facility Commitments shall not exceed $100 million. Upon such reallocation, (i) the specified amount of such Lender’s U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, as applicable, shall be deemed to be converted to an increase in such Canadian Revolving Facility Commitments or U.S. Revolving Facility Commitments, as applicable, for all purposes hereof and (ii) each Lender shall purchase or sell U.S. Revolving Loans or Canadian Revolving Loans, as applicable, at par to the other Lenders as specified by the Administrative Agent in an amount necessary such that, after giving effect to all such purchases and sales, each Lender shall have funded its Pro Rata Share of the entire amount of the then outstanding U.S. Revolving Loans and Canadian Revolving Loans, as applicable.

SECTION 2.02.       Loans and Borrowings.

(a)            (i)  Each U.S. Revolving Loan shall be made as part of a U.S. Borrowing consisting of U.S. Loans under the U.S. Revolving Facility and of the same Type made by the U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Facility Commitments under the U.S. Revolving Facility (or, in the case of U.S. Swingline Loans, in accordance with their respective U.S. Swingline Commitments); provided, however, that U.S. Revolving Loans shall be made by the U.S. Revolving Lenders ratably in accordance with their respective Pro Rata Shares on the date such U.S. Loans are made hereunder.

(ii)            Each Canadian Revolving Loan shall be made as part of a Canadian Borrowing consisting of Canadian Revolving Loans under the Canadian Revolving Facility and of the same Type made by the Canadian Revolving Lenders ratably in accordance with their respective Canadian Revolving Facility Commitments under the Canadian Revolving Facility (or, in the case of Canadian Swingline Loans, in accordance with their respective Canadian Swingline Commitments); provided, however, that Canadian Revolving Loans shall be made by the Canadian Revolving Lenders ratably in accordance with their respective Pro Rata Shares on the date such Canadian Revolving Loans are made hereunder.

(iii)            Each UK Swingline Loan shall be made as part of a UK Swingline Borrowing consisting of UK Swingline Loans made by the UK Swingline Lender in accordance with its UK Swingline Commitments.

(iv)            The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            (i)  Subject to Section 2.14, each U.S. Borrowing (other than a U.S. Swingline Borrowing and excluding U.S. Agent Advances) shall be comprised entirely of ABR Loans or Term SOFR Loans as the U.S. Borrower may request in accordance herewith. Each U.S. Swingline Borrowing shall be an ABR Borrowing. Each U.S. Revolving Lender at its option may make any ABR Loan or Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the U.S. Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(ii)            Subject to Section 2.14, each Canadian Borrowing (other than a Canadian Swingline Borrowing and excluding Canadian Agent Advances) shall be comprised entirely of (x) in the case of Canadian Revolving Loans denominated in Canadian Dollars, Canadian Prime Rate Loans or BA Equivalent Loans or (y) in the case of Canadian Revolving Loans denominated in Dollars, ABR Loans or Term SOFR Loans, in each case, as the Canadian Borrower may request in accordance herewith. Each Canadian Swingline Borrowing shall be an ABR Borrowing (if denominated in Dollars) or a Canadian Prime Rate Borrowing (if denominated in Canadian Dollars). Each Canadian Revolving Lender at its option may make any Canadian Prime Rate Loan, BA Equivalent Loan, ABR Loan or Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Canadian Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(iii)            Each UK Swingline Borrowing shall be an ABR Borrowing. The UK Swingline Lender at its option may make any UK Swingline Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such UK Swingline Loan; provided, that any exercise of such option shall not affect the obligation of the UK Borrower to repay such UK Swingline Loan in accordance with the terms of this Agreement and the UK Swingline Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from or which would not have been payable but for such exercise and existing at the time of such exercise.

(c)            At the commencement of each Interest Period for any Term SOFR Borrowing or each BA Equivalent Interest Period for any BA Equivalent Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each Revolving Facility Borrowing of ABR Loans or Canadian Prime Rate Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that a Revolving Facility Borrowing of ABR Loans may be in an aggregate amount that is equal to the entire unused balance of the U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, as applicable, or that is required to finance the reimbursement of a U.S. L/C – BA Disbursement or Canadian L/C – BA Disbursement and that a Revolving Facility Borrowing of Canadian Prime Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Canadian Revolving Facility Commitments or that is required to finance the reimbursement of a Canadian L/C – BA Disbursement, each as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of 10 Term SOFR Borrowings and 5 BA Equivalent Borrowings outstanding under the Revolving Facility.

(d)            Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date.

SECTION 2.03.       Requests for Borrowings.

(a)            To request a U.S. Revolving Facility Borrowing, the Company shall notify the Administrative Agent of such request by delivering a U.S. Borrowing Request (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., Local Time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing; provided, that any such notice of an ABR Borrowing to finance the reimbursement of an L/C – BA Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing; provided, further, that if the Company wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., Local Time, four Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the U.S. Revolving Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than 11:00 a.m., Local Time, three Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the U.S. Revolving Lenders and the Administrative Agent. Each such Borrowing Request shall be irrevocable and in a form approved by the Administrative Agent and signed by the Company. Each such written U.S. Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing;

(iv)          in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the U.S. Borrower’s account to which funds are to be disbursed.

(b)            To request a Canadian Revolving Facility Borrowing, the Canadian Borrower shall notify the Administrative Agent of such request by delivering a Canadian Borrowing Request (a) in the case of a BA Equivalent Borrowing, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Canadian Prime Rate Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing, (c) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing; provided, that any such notice of a Canadian Prime Rate Borrowing or an ABR Borrowing to finance the reimbursement of a Canadian L/C – BA Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing; provided, further, that if the Canadian Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” (x) the applicable notice must be received by the Administrative Agent not later than 11:00 a.m., Local Time, four Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the Canadian Revolving Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than 11:00 a.m., Local Time, three Business Days before the requested date of such Borrowing, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Canadian Revolving Lenders and the Administrative Agent. Each such Canadian Borrowing Request shall be irrevocable and in a form approved by the Administrative Agent and signed by the Canadian Borrower. Each such written Canadian Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount and currency of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Canadian Prime Rate Borrowing or a BA Equivalent Borrowing;

(iv)         (x) in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” or (y) in the case of a BA Equivalent Borrowing, the initial BA Equivalent Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “BA Equivalent Interest Period”; and

(v)           the location and number of the Canadian Borrower’s account to which funds are to be disbursed.

(c)            If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be (x) with respect to a U.S. Revolving Facility Borrowing or a Canadian Revolving Facility Borrowing denominated in Dollars, an ABR Borrowing or (y) with respect to a Canadian Revolving Facility Borrowing denominated in Canadian Dollars, a Canadian Prime Rate Borrowing, and if no election is specified by the Canadian Borrower as to currency then the requested Canadian Revolving Facility Borrowing shall be in Canadian Dollars. If no Interest Period or BA Equivalent Interest Period is specified with respect to any requested Term SOFR Borrowing or BA Equivalent Borrowing, respectively, then the applicable Borrower shall be deemed to have selected an Interest Period or BA Equivalent Interest Period, respectively, of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each U.S. Revolving Lender and/or Canadian Revolving Lender, as applicable, of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.       Swingline Loans and Agent Advances.

(a)            (i)  Subject to the terms and conditions set forth herein, the U.S. Swingline Lender, in reliance upon the agreements of the other U.S. Revolving Lenders set forth in this Section 2.04, agrees to make U.S. Swingline Loans to the U.S. Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding the U.S. Swingline Commitment or (ii) the U.S. Revolving Facility Credit Exposure exceeding the U.S. Line Cap; provided, that the U.S. Swingline Lender shall not be required to make a U.S. Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow U.S. Swingline Loans.

(ii)            Subject to the terms and conditions set forth herein, the Canadian Swingline Lender, in reliance upon the agreements of the other Canadian Revolving Lenders set forth in this Section 2.04, agrees to make Canadian Swingline Loans in Dollars and Canadian Dollars to the Canadian Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding the Canadian Swingline Commitment or (ii) the Canadian Revolving Facility Credit Exposure exceeding the Canadian Line Cap; provided, that the Canadian Swingline Lender shall not be required to make a Canadian Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Swingline Loans.

(iii)            Subject to the terms and conditions set forth herein, the UK Swingline Lender agrees to make UK Swingline Loans in Dollars, Euros and Sterling to the UK Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding UK Swingline Loans exceeding the UK Swingline Commitment or (ii) the U.S. Revolving Facility Credit Exposure exceeding the U.S. Line Cap; provided, that the UK Swingline Lender shall not be required to make a UK Swingline Loan to refinance an outstanding Swingline Borrowing; provided further, that the UK Swingline Lender shall not be required to make a UK Swingline Loan until it shall have received and be reasonably satisfied with all information or documentation reasonably required in connection with the satisfaction of the UK Swingline Lender’s requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, the AML Legislation and the Beneficial Ownership Regulation. Within the foregoing limits and subject to the terms and conditions set forth herein, the UK Borrower may borrow, prepay and reborrow UK Swingline Loans.

(b)            (i)  To request a U.S. Swingline Borrowing, the Company shall notify the Administrative Agent and the U.S. Swingline Lender of such request by delivering a U.S. Swingline Borrowing Request, not later than 1:00 p.m., Local Time, on the day of a proposed U.S. Swingline Borrowing. Each such U.S. Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) the amount of the requested U.S. Swingline Borrowing. The U.S. Swingline Lender shall consult with the Administrative Agent as to whether the making of the U.S. Swingline Loan is in accordance with the terms of this Agreement prior to the U.S. Swingline Lender funding such U.S. Swingline Loan. The U.S. Swingline Lender shall make each U.S. Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Company (or, in the case of a U.S. Swingline Borrowing made to finance the reimbursement of a U.S. L/C – BA Disbursement as provided in Section 2.05(e), by remittance to the applicable U.S. Issuing Bank). Immediately upon the making of a U.S. Swingline Loan, each U.S. Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swingline Lender a risk participation in such U.S. Swingline Loan in an amount equal to the product of such Lender’s Pro Rata share of the amount of such U.S. Swingline Loan.

(ii)            To request a Canadian Swingline Borrowing, the Canadian Borrower shall notify the Administrative Agent and the Canadian Swingline Lender of such request by delivering a Canadian Swingline Borrowing Request, not later than 1:00 p.m., Local Time, on the day of a proposed Canadian Swingline Borrowing. Each Canadian Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) the amount of the requested Canadian Swingline Borrowing. The Canadian Swingline Lender shall consult with the Administrative Agent as to whether the making of the Canadian Swingline Loan is in accordance with the terms of this Agreement prior to the Canadian Swingline Lender funding such Canadian Swingline Loan. The Canadian Swingline Lender shall make each Canadian Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of such Canadian Borrower (or, in the case of a Canadian Swingline Borrowing made to finance the reimbursement of a Canadian L/C – BA Disbursement as provided in Section 2.05(e), by remittance to the applicable Canadian Issuing Bank). Immediately upon the making of a Canadian Swingline Loan, each Canadian Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swingline Lender a risk participation in such Canadian Swingline Loan in an amount equal to the product of such Lender’s Pro Rata share of the amount of such Canadian Swingline Loan.

(iii)            To request a UK Swingline Borrowing, the UK Borrower shall notify the Administrative Agent and the UK Swingline Lender of such request by delivering a UK Swingline Borrowing Request, not later than 11:00 a.m. Local Time, on the day of a proposed UK Swingline Borrowing. Each UK Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) and (ii) the amount of the requested UK Swingline Borrowing. The UK Swingline Lender shall consult with the Administrative Agent as to whether the making of the UK Swingline Loan is in accordance with the terms of this Agreement prior to the UK Swingline Lender funding such UK Swingline Loan. The UK Swingline Lender shall make each UK Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of such UK Borrower.

(c)            [Reserved]

(d)            (i)  Subject to the limitations set forth in the provisos contained in this Section 2.04(d)(i), the Administrative Agent is hereby authorized by the U.S. Borrower and the U.S. Revolving Lenders, from time to time in the Administrative Agent’s sole discretion, (x) after the occurrence of a Default or an Event of Default, or (y) at any time that any of the other applicable conditions precedent set forth in Article IV have not been satisfied, to make advances to or for the account of the U.S. Borrower on behalf of the U.S. Revolving Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the U.S. Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the U.S. Revolving Loans, the other U.S. Obligations and the UK Obligations, or (C) to pay any other amount chargeable to the U.S. Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.05(a) (any of the advances described in this Section 2.04(d) being hereinafter referred to as “U.S. Agent Advances”); provided that (1) the U.S. Revolving Facility Credit Exposure after giving effect to any U.S. Agent Advance shall not exceed the U.S. Revolving Facility Commitments and (2) U.S. Agent Advances outstanding and unpaid at no time will exceed $30 million in the aggregate, and provided further that the Required Lenders may at any time revoke the Administrative Agent’s authorization contained in this Section 2.04(d) to make U.S. Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent’s receipt thereof. The U.S. Agent Advances shall be repayable on demand and secured by the Collateral Agent’s Liens in and to the U.S. Collateral, shall constitute U.S. Obligations hereunder, and shall bear interest at the rate applicable to U.S. Revolving Loans from time to time. The Administrative Agent shall notify each U.S. Revolving Lender in writing of each U.S. Agent Advance; provided that any delay or failure of the Administrative Agent in providing any such notice to any Lender shall not result in any liability or constitute the breach of any duty or obligation of the Administrative Agent hereunder.

(ii)            Subject to the limitations set forth in the provisos contained in this Section 2.04(d)(ii), the Administrative Agent is hereby authorized by the Canadian Borrower and the Canadian Revolving Lenders, from time to time in the Administrative Agent’s sole discretion, (x) after the occurrence of a Default or an Event of Default, or (y) at any time that any of the other applicable conditions precedent set forth in Article IV have not been satisfied, to make advances to or for the account of the Canadian Borrower on behalf of the Canadian Revolving Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Canadian Revolving Loans and other Canadian Obligations, or (C) to pay any other amount chargeable to the Canadian Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.05(a) (any of the advances described in this Section 2.04(d) being hereinafter referred to as “Canadian Agent Advances”); provided that (1) the Canadian Revolving Facility Credit Exposure after giving effect to any Canadian Agent Advance shall not exceed the Canadian Revolving Facility Commitments and (2) Canadian Agent Advances outstanding and unpaid at no time will exceed $5 million in the aggregate, and provided further that the Required Lenders may at any time revoke the Administrative Agent’s authorization contained in this Section 2.04(d) to make Canadian Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent’s receipt thereof. The Canadian Agent Advances shall be repayable on demand and secured by the Collateral Agent’s Liens in and to the Collateral, shall constitute Canadian Obligations hereunder, and shall bear interest at the rate applicable to Canadian Revolving Loans from time to time. The Administrative Agent shall notify each Canadian Revolving Lender in writing of each Canadian Agent Advance; provided that any delay or failure of the Administrative Agent in providing any such notice to any Lender shall not result in any liability or constitute the breach of any duty or obligation of the Administrative Agent hereunder.

(e)            The Administrative Agent, the Swingline Lenders and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans and the Swingline Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i)            The Administrative Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (A) on behalf of the U.S. Swingline Lender and Canadian Swingline Lender, with respect to each outstanding U.S. Swingline Loan and Canadian Swingline Loan, respectively, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon, Local Time, on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lenders, in the case of Swingline Loans, and the Administrative Agent, in the case of Agent Advances) shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the U.S. Swingline Loans, Canadian Swingline Loans and Agent Advances with respect to which Settlement is requested available to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., Local Time, on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Swingline Loan or Agent Advance and, together with the portion of such Swingline Loan or Agent Advance representing the applicable Swingline Lender’s or Administrative Agent’s Pro Rata Share thereof, shall constitute U.S. Revolving Loans of the U.S. Revolving Lenders (in the case of Settlements with respect to U.S. Swingline Loans or U.S. Agent Advances) or Canadian Revolving Loans of the Canadian Revolving Lenders (in the case of Settlements with respect to Canadian Swingline Loans or Canadian Agent Advances). If for any reason any U.S. Swingline Loan or Canadian Swingline Loan cannot be refinanced by Revolving Loans in accordance with this Section 2.04(e)(i), the Settlement shall be deemed to be a request that each of the applicable Revolving Lenders fund its risk participation in the relevant Swingline Loan and each such Revolving Lender’s payment to the Administrative Agent for the account of applicable Swingline Lender pursuant to this Section 2.04(e)(i) shall be deemed payment in respect of such participation. If any such amount is not made available to the Administrative Agent by any Revolving Lender on the Settlement Date applicable thereto, the Administrative Agent shall, on behalf of the applicable Swingline Lender with respect to each outstanding Swingline Loan and for itself with respect to each Agent Advance, be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Overnight Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to ABR Loans (in the case of such amounts denominated in Dollars) or Canadian Prime Rate Loans (in the case of such amounts denominated in Canadian Dollars).

(ii)            Notwithstanding the foregoing, not more than one Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to an Agent Advance), each applicable Revolving Lender (A) shall irrevocably and unconditionally purchase and receive from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance equal to such Revolving Lender’s Pro Rata Share of such Agent Advance and (B) if Settlement has not previously occurred with respect to such Agent Advances, upon demand by the Administrative Agent, shall pay to the Administrative Agent, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Revolving Lender’s Pro Rata Share of such Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Overnight Rate for the first three days from and after such demand and thereafter at the interest rate then applicable to ABR Loans (in the case of such amounts denominated in Dollars) or Canadian Prime Rate Loans (in the case of such amounts denominated in Canadian Dollars).

(iii)           From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Swingline Loan or Agent Advance pursuant to the foregoing, the Administrative Agent shall promptly distribute to such Revolving Lender such Revolving Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Agent Advance.

(iv)           Between Settlement Dates, to the extent no Agent Advances are outstanding, the Administrative Agent may pay over to the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Revolving Loans or Canadian Revolving Loans, as applicable, for application to the such Swingline Lender’s Revolving Loans or Swingline Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the applicable Swingline Lender’s Revolving Loans, such Swingline Lender shall pay to the Administrative Agent for the accounts of the U.S. Revolving Lenders or Canadian Revolving Lenders, as applicable, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the U.S. Revolving Loans or Canadian Revolving Loans, as applicable. During the period between Settlement Dates, the applicable Swingline Lender with respect to its Swingline Loans, the Administrative Agent with respect to Agent Advances, and each Revolving Lender with respect to the Revolving Loans, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the applicable Swingline Lender, the Administrative Agent and the Revolving Lenders.

SECTION 2.05.       Letters of Credit.

(a)            General.

(i)            Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of U.S. Letters of Credit for its own account or the account of any Subsidiary (so long as the U.S. Borrower is a co-applicant) in a form reasonably acceptable to the applicable U.S. Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Revolving Facility Maturity Date. All Letters of Credit and Bankers’ Acceptances outstanding under the Unamended Credit Agreement on the Amendment and Restatement Effective Date shall continue to be outstanding as U.S. Letters of Credit and U.S. Bankers’ Acceptances, respectively, hereunder.

(ii)            Subject to the terms and conditions set forth herein, the Canadian Borrower may request the issuance of Canadian Letters of Credit for its own account in a form reasonably acceptable to the applicable Canadian Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Revolving Facility Maturity Date.

(iii)            In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement (including any Acceptance Documents) submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall be under any obligation to issue any Letter of Credit if any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into customary cash collateral arrangements with the Company or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.23(a)(iv)) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued.

(b)            Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and such Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit and, in the case of an Acceptance Credit, all Bankers’ Acceptances created thereunder are to expire (which shall comply with paragraph (c) of this Section), the amount and currency (which may be Dollars or an Alternate Currency) of such Letter of Credit, whether such Letter of Credit is a U.S. Letter of Credit or a Canadian Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit (including whether such Letter of Credit is an Acceptance Credit). If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) with respect to U.S. Letters of Credit, (x) the U.S. Revolving L/C – BA Exposure shall not exceed the U.S. Letter of Credit Sublimit and (y) the U.S. Revolving Facility Credit Exposure shall not exceed the U.S. Line Cap, (ii) with respect to Canadian Letters of Credit, (x) the Canadian Revolving L/C – BA Exposure shall not exceed the Canadian Letter of Credit Sublimit and (y) the Canadian Revolving Facility Credit Exposure shall not exceed the Canadian Line Cap and (iii) in the case of any Acceptance Credit, the creation of any related Bankers’ Acceptances would not cause the applicable Issuing Bank to exceed the maximum amount of outstanding bankers’ acceptances permitted by applicable law.

(c)            Expiration Date. Each Letter of Credit shall expire (and in the case of an Acceptance Credit, shall provide that all Bankers’ Acceptances created thereunder (which shall in no event have a maturity of less than 30 or more than 120 days after creation thereof) shall expire) at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is three Business Days prior to the Revolving Facility Maturity Date; provided, that any Letter of Credit with one year tenor may provide for automatic extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than five days in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit (or, in the case of an Acceptance Credit, any Bankers’ Acceptances thereunder) may extend beyond the date referred to in clause (ii) above, provided that, if any such Letter of Credit is outstanding or is issued after the date that is 30 days prior to the Revolving Facility Maturity Date the Borrowers shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 105% of the face amount of each such Letter of Credit on or prior to the date that is 30 days prior to the Revolving Facility Maturity Date or, if later, such date of issuance.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) or the creation of a Bankers’ Acceptance in respect of an Acceptance Credit, and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each U.S. Revolving Lender (in the case of U.S. Letters of Credit) or Canadian Revolving Lender (in the case of Canadian Letters of Credit), and each U.S. Revolving Lender or Canadian Revolving Lender, as applicable, hereby acquires from such Issuing Bank, a participation in such Letter of Credit or Bankers’ Acceptance equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit or the aggregate amount of such Bankers’ Acceptance (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, the applicable currency of such Letter of Credit, such Revolving Lender’s Pro Rata Share of each L/C – BA Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If the applicable Issuing Bank shall make any L/C – BA Disbursement in respect of a Letter of Credit or Bankers’ Acceptance, the applicable Borrowers shall reimburse such L/C – BA Disbursement by paying to the Administrative Agent an amount in Dollars (in the case of U.S. Letters of Credit) or Canadian Dollars (in the case of Canadian Letters of Credit) equal to such L/C – BA Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the third Business Day after such Borrowers receive notice under paragraph (g) of this Section of such L/C – BA Disbursement, together with accrued interest thereon from the date of such L/C – BA Disbursement at the rate applicable to ABR Loans (in the case of U.S. Letters of Credit) or Canadian Prime Rate Loans (in the case of Canadian Letters of Credit); provided, that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Revolving Facility Borrowing of ABR Loans (in the case of U.S. Letters of Credit) or Canadian Prime Rate Loans (in the case of Canadian Letters of Credit) or a U.S. Swingline Borrowing (in the case of U.S. Letters of Credit) or Canadian Swingline Borrowing (in the case of Canadian Letters of Credit), as applicable, in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Facility Borrowing or Swingline Borrowing. If the applicable Borrowers fail to reimburse any L/C – BA Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other U.S. Revolving Lender or Canadian Revolving Lender, as applicable, of the applicable L/C – BA Disbursement, the payment then due from the applicable Borrowers in respect thereof and, in the case of a Revolving Lender, such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each U.S. Revolving Lender or Canadian Revolving Lender, as applicable, shall pay to the Administrative Agent in the applicable currency of such Letter of Credit its Pro Rata Share of the payment then due from the applicable Borrowers in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C – BA Disbursement (other than the funding of a Revolving Facility Borrowing or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C – BA Disbursement.

(f)            Obligations Absolute. The obligation of the U.S. Borrower to reimburse U.S. L/C – BA Disbursements and the Canadian Borrower to reimburse Canadian L/C – BA Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Bankers’ Acceptance or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit or Bankers’ Acceptance against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or Bankers’ Acceptance or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or Bankers’ Acceptance or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or Bankers’ Acceptance (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are determined by a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit or Bankers’ Acceptance comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit or Bankers’ Acceptance, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary.

(g)            Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment or creation of a Bankers’ Acceptance under a Letter of Credit or any presentation for payment of a Bankers’ Acceptance. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of any such demand for payment or Bankers’ Acceptance and whether such Issuing Bank has made or will make a L/C – BA Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the applicable Borrowers of their obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such L/C – BA Disbursement.

(h)            Interim Interest. If an Issuing Bank shall make any L/C – BA Disbursement, then, unless the applicable Borrowers shall reimburse such L/C – BA Disbursement in full on the date such L/C – BA Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C – BA Disbursement is made to but excluding the date that the applicable Borrowers reimburse such L/C – BA Disbursement, at the rate per annum then applicable to ABR Loans (in the case of U.S. Letters of Credit), Canadian Prime Rate Loans (in the case of Canadian Letters of Credit denominated in Canadian Dollars) or Canadian Base Rate (in the case of Canadian Letters of Credit denominated in Dollars); provided, that, if such L/C – BA Disbursement is not reimbursed by the applicable Borrowers when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)            Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit or Bankers’ Acceptances issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization on Event of Default. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Company receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, (i) in the case of U.S. Letters of Credit, U.S. Revolving Lenders with U.S. Revolving L/C – BA Exposure representing greater than 50% of the total U.S. Revolving L/C – BA Exposure and (ii) in the case of Canadian Letters of Credit, Canadian Revolving Lenders with Canadian Revolving L/C – BA Exposure representing greater than 50% of the total Canadian Revolving L/C – BA Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders, an amount in cash equal to the applicable Revolving L/C – BA Exposure as of such date plus any accrued and unpaid interest thereon; provided, that upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the applicable Borrowers, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C – BA Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C – BA Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (i) in the case of U.S. Letters of Credit, U.S. Revolving Lenders with U.S. Revolving L/C – BA Exposure representing greater than 50% of the total U.S. Revolving L/C – BA Exposure and (ii) in the case of Canadian Letters of Credit, Canadian Revolving Lenders with Canadian Revolving L/C – BA Exposure representing greater than 50% of the total Canadian Revolving L/C – BA Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the applicable Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrowers within three Business Days after all Events of Default have been cured or waived.

(k)            Additional Issuing Banks. From time to time, the applicable Borrowers may by notice to the Administrative Agent designate one or more Lenders (in addition to Bank of America) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as a U.S. Issuing Bank and/or a Canadian Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be a U.S. Issuing Bank and/or a Canadian Issuing Bank, as applicable, hereunder for all purposes.

(l)            Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from a Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C – BA Disbursement or creates any Bankers’ Acceptance, the date of such L/C – BA Disbursement or Bankers’ Acceptance and the amount of such L/C – BA Disbursement or Bankers’ Acceptance and (C) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

SECTION 2.06.       Funding of Borrowings.

(a)            Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans and Agent Advances shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrowers by promptly crediting the amounts so received, in like funds, to the applicable Loan Account; provided, that (x) U.S. Revolving Loans and U.S. Swingline Borrowings made to finance the reimbursement of a U.S. L/C – BA Disbursement and reimbursements and (y) Canadian Revolving Loans and Canadian Swingline Borrowings made to finance the reimbursement of a Canadian L/C – BA Disbursement and reimbursements, in each case, as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the U.S. Borrower or the Canadian Borrower, as applicable, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans or Canadian Base Rate Loans (in the case of Loans denominated in Dollars) or Canadian Prime Rate Loans (in the case of Loans denominated in Canadian Dollars) at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.       Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and (x) in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request and (y) in the case of a BA Equivalent Borrowing, shall have an initial BA Equivalent Interest Period as specified in such Borrowing Request. Thereafter, any applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor (or in the case of a BA Equivalent Borrowing, may elect BA Equivalent Interest Periods therefor), all as provided in this Section. Any applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Agent Advances, which may not be converted or continued.

(b)            To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by delivering an Interest Election Request by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type (and, in the case of a Term SOFR Borrowing, with the Interest Period) resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and in a form approved by the Administrative Agent and signed by the applicable Borrower.

(c)            Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be (x) in the case of a U.S. Borrowing, an ABR Borrowing or a Term SOFR Borrowing or (y) in the case of a Canadian Borrowing, an ABR Borrowing, a Term SOFR Borrowing, a Canadian Prime Rate Borrowing, or a BA Equivalent Borrowing; and

(iv)          (x) if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” or (y) if the resulting Borrowing is a BA Equivalent Borrowing, the BA Equivalent Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “BA Equivalent Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If any such Interest Election Request requests a BA Equivalent Borrowing but does not specify a BA Equivalent Interest Period, then the Canadian Borrower shall be deemed to have selected a BA Equivalent Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If any Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing or a BA Equivalent Borrowing prior to the end of the Interest Period or BA Equivalent Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (in the case of a Term SOFR Borrowing) or a Canadian Prime Rate Borrowing (in the case of a BA Equivalent Borrowing). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing or BA Equivalent Borrowing and (ii) unless repaid, (x) each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each BA Equivalent Borrowing shall be converted to a BA Equivalent Borrowing at the end of the BA Equivalent Interest Period applicable thereto.

SECTION 2.08.       Termination and Reduction of Commitments.

(a)            Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(b)            The U.S. Borrower may at any time terminate, or from time to time reduce, the U.S. Revolving Facility Commitments and the Canadian Borrower may at any time terminate, or from time to time reduce, the Canadian Revolving Facility Commitments; provided, that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $1 million and not less than $5 million (or, if less, the remaining amount of the U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, as applicable), and (ii) no Borrower shall terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the U.S. Revolving Facility Credit Exposure would exceed the U.S. Line Cap or the Canadian Revolving Facility Credit Exposure would exceed the Canadian Line Cap.

(c)            The applicable Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Facility Commitments shall be permanent. Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, as applicable.

SECTION 2.09.       Repayment of Loans; Evidence of Debt.

(a)            The (i)  U.S. Borrower hereby unconditionally promises to pay (x) the Administrative Agent for the account of each U.S. Revolving Lender the then unpaid principal amount of each U.S. Revolving Loan to the U.S. Borrower on the Revolving Facility Maturity Date, (y) to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the Revolving Facility Maturity Date and (z) to the Administrative Agent the then unpaid principal amount of each U.S. Agent Advance on the Revolving Facility Maturity Date; (ii) the Canadian Borrower hereby unconditionally promises to pay (x) to the Administrative Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan to the Canadian Borrower on the Revolving Facility Maturity Date, (y) to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the Revolving Facility Maturity Date and (z) to the Administrative Agent the then unpaid principal amount of each Canadian Agent Advance on the Revolving Facility Maturity Date; and (iii) the UK Borrower hereby unconditionally promises to pay to the UK Swingline Lender the then unpaid principal amount of each UK Swingline Loan on the Revolving Facility Maturity Date; provided, that on each date that a Revolving Facility Borrowing is made by any Borrower, the Borrowers shall repay all applicable Swingline Loans (other than UK Swingline Loans) and applicable Agent Advances then outstanding.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period or BA Equivalent Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.       Repayment of Revolving Loans.

(a)            To the extent not previously paid, outstanding Revolving Loans shall be due and payable on the Revolving Facility Maturity Date.

(b)            Prior to any repayment of any Loan hereunder, the applicable Borrowers shall select the Borrowing or Borrowings to be repaid and shall provide written notice to the Administrative Agent of such selection not later than (i) in the case of an ABR Borrowing or Canadian Prime Rate Borrowing, 1:00 p.m., Local Time, one Business Day before the scheduled date of such repayment, (ii) in the case of a Term SOFR Borrowing, 11:00 a.m., Local Time, two Business Days before the scheduled date of such repayment and (iii) in the case of a BA Equivalent Borrowing, 1:00 p.m., Local Time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied to the Revolving Loans included in the repaid Borrowing such that each Revolving Lender receives its ratable share of such repayment (based upon the respective U.S. Revolving Facility Credit Exposures or Canadian Revolving Facility Credit Exposures of the Revolving Lenders at the time of such repayment). Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Loan hereunder, the applicable Borrowers shall select the Borrowing or Borrowings to be repaid and shall provide written notice to the Administrative Agent of such selection not later than 1:00 p.m., Local Time, on the scheduled date of such repayment. Repayments of Loans shall be accompanied by accrued interest on the amount repaid.

(c)            All payments of interest, fees and reimbursement for expenses pursuant to Section 9.05(a) may, if not paid by the due date, at the option of the Administrative Agent, be paid from the proceeds of U.S. Revolving Loans (in the case of U.S. Obligations or UK Obligations), Canadian Revolving Loans (in the case of Canadian Obligations) or UK Swingline Loans (in the case of U.S. Obligations or UK Obligations) made hereunder, whether made following a request by a Borrower pursuant to Section 2.03 or a deemed request as provided in this Section 2.10(c). Upon the occurrence and during the continuance of any Event of Default, the Borrowers hereby irrevocably authorize the Administrative Agent to charge the applicable Loan Account on the due date for the purpose of paying interest, fees and reimbursing expenses pursuant to Section 9.05(a) and agree that all such accounts charged shall constitute U.S. Revolving Loans (including U.S. Swingline Loans and U.S. Agent Advances), Canadian Revolving Loans (including Canadian Swingline Loans and Canadian Agent Advances) or UK Swingline Loans, as applicable, and that all such Loans so made shall be deemed to have been requested pursuant to Section 2.03 or Section 2.04, as applicable (except the Borrowers shall not be deemed to make any representation or warranty pursuant to Section 4.01(b) with respect to such Loans).

SECTION 2.11.       Prepayment of Loans.

(a)            The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(b).

(b)            (i)  In the event and on such occasion that the total U.S. Revolving Facility Credit Exposure exceeds the U.S. Line Cap (including any reduction in the U.S. Borrowing Base as a result of a sale or other disposition pursuant to any Permitted Receivables Financing or any Permitted Supplier Finance Facilities or a sale or other disposition of Eligible Inventory or Eligible Accounts outside the ordinary course of business), the U.S. Borrower shall prepay U.S. Revolving Facility Borrowings, U.S. Swingline Borrowings, UK Swingline Borrowings or U.S. Agent Advances (or, if no such Borrowings or Agent Advances are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(ii)            In the event and on such occasion that the total Canadian Revolving Facility Credit Exposure exceeds the Canadian Line Cap (in each case, including any reduction in the Canadian Borrowing Base as a result of a sale or other disposition pursuant to any Permitted Receivables Financing or any Permitted Supplier Finance Facilities or a sale or other disposition of Eligible Inventory or Eligible Accounts outside the ordinary course of business), the Canadian Borrower shall prepay Canadian Revolving Facility Borrowings, Canadian Swingline Borrowings or Canadian Agent Advances (or, if no such Borrowings or Agent Advances are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(c)            (i)  In the event and on such occasion as the U.S. Revolving L/C – BA Exposure exceeds (x) the U.S. Letter of Credit Sublimit or (y) the U.S. Line Cap, the U.S. Borrower shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

(ii)            In the event and on such occasion as the Canadian Revolving L/C – BA Exposure exceeds (x) the Canadian Letter of Credit Sublimit or (y) the Canadian Line Cap, the Canadian Borrower shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

SECTION 2.12.       Fees.

(a)            The Borrowers agree to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the Amendment and Restatement Effective Date, all accrued and unpaid fees payable in accordance with the applicable Fee Letter, this Agreement and the other Loan Documents. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero.

(b)            [Reserved].

(c)            (i)  On and after the Amendment and Restatement Effective Date, the Company agrees to pay to each U.S. Revolving Lender (other than any Defaulting Lender), through the Administrative Agent on the first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the U.S. Revolving Facility Commitments of all the U.S. Revolving Lenders shall be terminated as provided herein, a commitment fee (a “U.S. Commitment Fee”) on the daily amount of the U.S. Available Unused Commitment of such Lender (or other period ending with the date on which the last of the Commitments of such Lender shall be terminated), in each case, at a rate equal to 0.25% per annum. The U.S. Commitment Fee due to each U.S. Revolving Lender under this Section 2.12(c) shall commence to accrue on the Amendment and Restatement Effective Date and shall cease to accrue on the date on which the last of the U.S. Revolving Facility Commitments of such U.S. Revolving Lender shall be terminated as provided herein.

(ii)            On and after the Amendment and Restatement Effective Date, the Company agrees to pay to each Canadian Revolving Lender (other than any Defaulting Lender), through the Administrative Agent on the first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the Canadian Revolving Facility Commitments of all the Canadian Revolving Lenders shall be terminated as provided herein, a commitment fee (a “Canadian Commitment Fee”) on the daily amount of the Canadian Available Unused Commitment of such Lender (or other period ending with the date on which the last of the Commitments of such Lender shall be terminated), in each case, at a rate equal to 0.25% per annum. The Canadian Commitment Fee due to each Canadian Revolving Lender under this Section 2.12(c) shall commence to accrue on the Amendment and Restatement Effective Date and shall cease to accrue on the date on which the last of the Canadian Revolving Facility Commitments of such Canadian Revolving Lender shall be terminated as provided herein.

(d)            (i)  The U.S. Borrower from time to time agrees to pay (i) to each U.S. Revolving Lender (other than any Defaulting Lender), through the Administrative Agent, on first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the U.S. Revolving Facility Commitments of all the U.S. Revolving Lenders shall be terminated as provided herein, a fee (a “U.S. L/C – BA Participation Fee”) in Dollars on such Lender’s Pro Rata Share of the daily aggregate U.S. Revolving L/C – BA Exposure (excluding the portion thereof attributable to unreimbursed U.S. L/C – BA Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the U.S. Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Term SOFR Borrowings that are U.S. Revolving Loans on such payment date, and (ii) to the U.S. Issuing Bank, on the first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the U.S. Revolving Facility Commitments of all the U.S. Revolving Lenders shall be terminated as provided herein, a fronting fee in respect of each U.S. Letter of Credit issued by such U.S. Issuing Bank and outstanding during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the U.S. Revolving Facility Commitments shall be terminated) at a rate per annum equal to 1/8 of 1% per annum of the stated amount of such U.S. Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such U.S. Letter of Credit or any U.S. L/C – BA Disbursement thereunder, such U.S. Issuing Bank’s customary documentary and processing fees and charges (collectively, “U.S. Issuing Bank Fees”).

(ii)            The Canadian Borrower from time to time agrees to pay (i) to each Canadian Revolving Lender (other than any Defaulting Lender), through the Administrative Agent, on the first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the Canadian Revolving Facility Commitments of all the Canadian Revolving Lenders shall be terminated as provided herein, a fee (a “Canadian L/C – BA Participation Fee”) in Canadian Dollars on such Lender’s Pro Rata Share of the daily aggregate Canadian Revolving L/C – BA Exposure (excluding the portion thereof attributable to unreimbursed Canadian L/C – BA Disbursements) during the preceding quarter (or shorter period commencing with the Canadian Effective Date or ending with the Revolving Facility Maturity Date or the date on which the Canadian Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for Term SOFR Borrowings that are Canadian Revolving Loans on such payment date, and (ii) to the Canadian Issuing Bank, on the first day of each calendar quarter and on the Revolving Facility Maturity Date and, if earlier, on the date on which the Canadian Revolving Facility Commitments of all the Canadian Revolving Lenders shall be terminated as provided herein, a fronting fee in respect of each Canadian Letter of Credit issued by such Canadian Issuing Bank and outstanding during the preceding quarter (or shorter period commencing with the Canadian Effective Date or ending with the Revolving Facility Maturity Date or the date on which the Canadian Revolving Facility Commitments shall be terminated) at a rate per annum equal to 1/8 of 1% per annum of the stated amount of such Canadian Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Canadian Letter of Credit or any Canadian L/C – BA Disbursement thereunder, such Canadian Issuing Bank’s customary documentary and processing fees and charges (collectively, “Canadian Issuing Bank Fees”).

(iii)            All L/C - BA Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(e)            The Borrowers agree to pay to the Administrative Agent and the Joint Lead Arrangers, for the account of the Administrative Agent and the Joint Lead Arrangers, as the case may be, the fees set forth in the Fee Letter, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(f)            All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13.       Interest.

(a)            The Loans comprising each ABR Borrowing (including each U.S. Swingline Loan, each UK Swingline Loan and, if applicable, Canadian Swingline Loan in Dollars and each U.S. Agent Advance) shall bear interest at (x) in the case of U.S. Loans, the ABR plus the Applicable Margin, (y) in the case of Canadian Revolving Loans, the Canadian Base Rate plus the Applicable Margin and (z) in the case of UK Swingline Loans, the European Base Rate plus the Applicable Margin.

(b)            The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)            The Loans comprising each Canadian Prime Rate Borrowing (including each Canadian Swingline Loan in Canadian Dollars and each Canadian Agent Advance) shall bear interest at the Canadian Prime Rate plus the Applicable Margin.

(d)            The Loans comprising each BA Equivalent Borrowing shall bear interest at the BA Rate for the BA Equivalent Interest Period in effect for such Borrowing plus the Applicable Margin.

(e)            Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or Canadian Prime Rate Loans as provided in paragraph (c) of this Section, as applicable; provided, that this paragraph (e) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(f)            Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) with respect to U.S. Revolving Loans, upon termination of the U.S. Revolving Facility Commitments and (iii) with respect to Canadian Revolving Loans, upon termination of the Canadian Revolving Facility Commitments; provided, that (A) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (C) in the event of any conversion of any Term SOFR Loan or BA Equivalent Loan prior to the end of the current Interest Period or BA Equivalent Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g)            All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the ABR under the U.S. Revolving Facility at times when the ABR is based on the “prime rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (ii) interest computed by reference to SONIA, the Canadian Prime Rate, the Canadian Base Rate or the BA Rate shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The ABR, Term SOFR, European Base Rate, Canadian Prime Rate, Canadian Base Rate or BA Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(h)            For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement with respect to the Canadian Loan Parties, and the rates of interest stipulated in this Agreement payable by the Canadian Loan Parties are intended to be nominal rates and not effective rates or yields. Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest on principal money not in arrears. Each Canadian Loan Party confirms that it understands and is able to calculate the rate of interest applicable to the Canadian Obligations based on the methodology for calculating per annum rates provided in this Agreement. Each Canadian Loan Party irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Loan Parties as required pursuant to section 4 of the Interest Act (Canada).

SECTION 2.14.       Alternate Rate of Interest; Successor Rate.

(a)            Subject to clauses (b), (c), and (e) of this Section 2.14, if prior to the commencement of any Interest Period for a Term SOFR Borrowing or BA Equivalent Interest Period for a BA Equivalent Borrowing or in connection with any request for a UK Swingline Loan:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR or the BA Rate, as applicable, for such Interest Period or BA Equivalent Interest Period or the European Base Rate for the relevant period; provided no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with Section 2.14(b), Section 2.14(c) or Section 2.14(e) and the circumstances under clause (i) of Section 2.14(b) or Section 2.14(c) or the Term SOFR Scheduled Unavailability Date or Alternate Currency Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable); or

(ii)            the Administrative Agent is advised by the Required Lenders that Term SOFR, the BA Rate or the applicable European Base Rate, as applicable, for such Interest Period, BA Equivalent Interest Period or payment period, as applicable will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, BA Equivalent Interest Period, or payment period as applicable;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing or BA Equivalent Borrowing shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto an ABR Borrowing (in the case of a Term SOFR Borrowing) or Canadian Prime Rate Borrowing (in the case of a BA Equivalent Borrowing), (ii) if any Borrowing Request requests a Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing, (iii) if any Borrowing Request requests a BA Equivalent Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing and (iv) no Borrowings of UK Swingline Loans shall be permitted.

(b)            Replacement of Term SOFR or Term SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”), or

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Term SOFR Successor Rate”).

If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(b)(i) or (ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 2.14 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “ Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)            Non-Dollar Denominated Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternate Currency (other than Canadian Dollars) because none of the tenors of such Relevant Rate (including any forward-looking term rate there-of) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)            the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternate Currency (other than Canadian Dollars) (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternate Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternate Currency (the latest date on which all tenors of the Relevant Rate for such Alternate Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Alternate Currency Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the Alternate Currency Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement and the other Loan Documents solely for the purpose of replacing the Relevant Rate for an Alternate Currency or any then current Alternate Currency Successor Rate for a Alternate Currency in accordance with this Section 2.14(c) with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternate Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternate Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Alternate Currency Successor Rate” and together with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)            Successor Rates. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 2.14, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or in the applicable Alternate Currency shall be excluded from any determination of Required Lenders (which for the avoidance of doubt shall exclude all Lenders other than the UK Swingline Lender with respect to Euros and Sterling).

(e)            Canadian Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)            Replacing CDOR. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the earlier of (A) the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL and (B) June 28, 2024, if the then-current Canadian Benchmark is the BA Rate, the Canadian Benchmark Replacement will replace such Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Canadian Benchmark Replacement is Daily Simple CORRA, all interest payments will be payable on a quarterly basis.

(ii)            Replacing Future Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Canadian Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans denominated in Canadian Dollars to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Canadian Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Canadian Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans. During the period referenced in the foregoing sentence, the component of Canadian Prime Rate based upon the Canadian Benchmark will not be used in any determination of Canadian Prime Rate.

(iii)            Canadian Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Canadian Benchmark Replacement, the Administrative Agent will have the right to make Canadian Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Canadian Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Canadian Benchmark Replacement, (ii) any occurrence of a Term CORRA Transition Event, and (iii) the effectiveness of any Canadian Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.14(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(e).

(v)            Unavailability of Tenor of Canadian Benchmark. At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate (including Term CORRA or the BA Rate), then (i) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

(vi)            Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Canadian Benchmark Replacement described in clause (a)(i) of such definition will replace the then-current Canadian Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Canadian Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Canadian Benchmark shall convert, at the last day of the then current interest payment period, into a Loan bearing interest at the Canadian Benchmark Replacement described in clause (a)(i) of such definition for the respective Available Tenor as selected by the Company as is available for the then-current Canadian Benchmark; provided that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term CORRA Notice, and so long as the Administrative Agent has not received, by 5:00 p.m.  (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders or the Company.

(vii)           Definitions. For purposes hereof:

“Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Canadian Benchmark” means, initially, the BA Rate; provided that if a replacement of the Canadian Benchmark has occurred pursuant to this Section 2.14(e), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement” means, for any Available Tenor:

(a)            For purposes of Section 2.14(e)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(i)            the sum of: (i) Term CORRA and (ii) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration, or

(ii)           the sum of: (i) Daily Simple CORRA and (ii) 0.32138% (32.138 basis points); and

(b)            For purposes of Section 2.14(e)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time;

provided that, if the Canadian Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Canadian Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Any Canadian Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Canadian Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Canadian Prime Rate”, the definition of “BA Rate”, the definition of “BA Equivalent Interest Period”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than the BA Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“CORRA” means, with respect to any applicable determination date, the Canadian Overnight Repo Rate Average administered and published on the second Business Day preceding such date by the Bank of Canada (or any successor administrator satisfactory to the Administrative Agent); provided however that if such determination date is not a Business Day, then CORRA means such rate that applied on the first Business Day immediately prior thereto.

“Daily Simple CORRA” means the rate per annum equal to CORRA determined for any day pursuant to the definition thereof. Any change in Daily Simple CORRA shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be determined to be zero for purposes of this Agreement.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the BA Rate.

“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.

“Term CORRA Notice” means the notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term CORRA Transition Event.

“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Company, for the replacement of the then-current Canadian Benchmark with the Canadian Benchmark Replacement described in clause (a)(i) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.

“Term CORRA Transition Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent, (c) a Canadian Benchmark Replacement, other than Term CORRA, has replaced the BA Rate in accordance with this Section 2.14(e) and (d) Company has provided a written request to Administrative Agent to transition to Term CORRA.

(viii)            Required Lenders. For the purposes of this Section 2.14(e), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Canadian Dollars shall be excluded from any determination of Required Lenders.

SECTION 2.15.       Increased Costs.

(a)            If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Term SOFR, the BA Rate or the applicable European Base Rate) or Issuing Bank;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (g) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or Issuing Bank or the applicable interbank market any other condition affecting this Agreement or the Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)            If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)            A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)            Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Company thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)            The foregoing provisions of this Section 2.15 shall not apply in the case of any Change in Law in respect of Taxes, which shall instead be governed by Section 2.17.

SECTION 2.16.       Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or BA Equivalent Loan other than on the last day of an Interest Period for such Term SOFR Loan or the last day of the BA Equivalent Interest Period for such BA Equivalent Loan (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan or BA Equivalent Loan other than on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or BA Equivalent Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan or BA Equivalent Loan other than on the last day of the Interest Period or BA Equivalent Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan or BA Equivalent Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR or BA Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period or BA Equivalent Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term SOFR Loan or BA Equivalent Loan, for the period that would have been the Interest Period or BA Equivalent Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurodollar market or for bankers’ acceptances of a comparable amount and period from other banks in the Canadian market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.       Taxes.

(a)            Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Taxes except as required by applicable law; provided that if a Loan Party or other applicable withholding agent shall be required to deduct any Taxes from such payments, then (i) such Loan Party or other applicable withholding agent shall make such deductions, (ii) such Loan Party or other applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iii) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no deduction for Indemnified Taxes or Other Taxes been made.

(b)            In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)            Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)            As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)            Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document by a Borrower other than the UK Borrower shall deliver to the applicable Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times reasonably requested by any Borrower or prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or as may reasonably be requested by the Company to enable the applicable Borrower to determine whether or not such Lender is subject to any withholding, backup withholding or information reporting requirements under any U.S. or foreign law, to determine whether or not such Lender is entitled to any exemption from or reduction in the rate of withholding Tax under the law of the jurisdiction in which any Loan Party is resident for tax purposes or under any applicable treaty relating to Taxes and to permit such payments to be made without such withholding Tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (f) with respect to any withholding Tax imposed by any jurisdiction other than the United States or Canada if in the reasonable judgment of such Lender, such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect. For the avoidance of doubt, this paragraph (f) is without prejudice to Section 2.17(j) below as respects any UK Swingline Borrowing.

(g)            Without limiting the generality of the foregoing, with respect to any U.S. Borrowing,

(i)            each Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)            each Foreign Lender shall deliver to the Company and the Administrative Agent on the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), two original copies of whichever of the following is applicable:

(A)            duly completed copies of IRS Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)             duly completed copies of IRS Form W-8ECI (or any subsequent versions thereof or successors thereto),

(C)              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that, for U.S. federal income tax purposes, such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the U.S. Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the U.S. Borrower, as described in Section 881(c)(3)(C) of the Code and that, accordingly, such Lender qualifies for such exemption (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of IRS Form W-8BEN or W-8BEN-E (or any subsequent versions thereof or successors thereto),

(D)             to the extent a Lender is not the beneficial owner, duly completed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN, or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner or

(E)              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

In addition, in each of the foregoing circumstances, each Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose). Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(h)            If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender, as applicable, in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17(h) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.

(i)            If a payment made hereunder or under any other Loan Document would be subject to U.S. federal withholding tax imposed pursuant to FATCA if any Lender or any Issuing Bank fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Issuing Bank shall use commercially reasonable efforts to deliver to the applicable Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the applicable Borrower or the Administrative Agent, any documentation reasonably requested by the applicable Borrower or the Administrative Agent reasonably satisfactory to the applicable Borrower or the Administrative Agent for the Company and the Administrative Agent to comply with their obligations under FATCA to determine the amount to withhold or deduct from such payment and to determine that such Lender or such Issuing Bank has complied with such applicable reporting and other requirements of FATCA, provided that, notwithstanding any other provision of this subsection, no Lender or Issuing Bank shall be required to deliver any document pursuant to this subsection that such Lender or Issuing Bank, as the case may be, is not legally able to deliver or, if in the reasonable judgment of such Lender or Issuing Bank, such compliance would subject such Lender or Issuing Bank to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender or Issuing Bank in any material respect, provided, further, that in the event a Lender or Issuing Bank does not comply with the requirements of this subsection 2.17(i) as a result of the application of the first proviso of this subsection 2.17(i), then such Lender or Issuing Bank shall be deemed for purposes of this Agreement to have failed to comply with the requirements under FATCA.

(j)            UK Tax Matters.

(i)            The UK Borrower shall, promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender Party shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender Party. If the Administrative Agent receives such notification from a Lender Party it shall notify the UK Borrower.

(ii)

(A)            Subject to Section 2.17(j)(ii)(B) below, a UK Treaty Lender and the UK Borrower making a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(B)          (1)            A UK Treaty Lender that advances UK Swingline Loans and which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name at Schedule 2.01 (Commitments); and

(2)            a UK Treaty Lender that advances UK Swingline Loans and which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in the documentation which it executes on becoming a party to this Agreement as a Lender Party, and having done so, that Lender Party shall be under no obligation pursuant to Section 2.17(j)(ii)(A) above.

(iii)            If a Lender Party that advances UK Swingline Loans has confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(j)(ii)(B) above and:

(A)            the UK Borrower making a payment to that Lender Party has not made a UK Borrower DTTP Filing in respect of that Lender Party; or

(B)             the UK Borrower making a payment to that Lender Party has made a UK Borrower DTTP Filing in respect of that Lender Party but:

(1)            that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs;

(2)            HM Revenue & Customs has not given the UK Borrower authority to make payment to that Lender Party without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing; or

(3)            HM Revenue & Customs has given the UK Borrower authority to make payments to that Lender Party without a UK Tax Deduction but such authority has subsequently been revoked or expired,

and in each case, the UK Borrower has notified that Lender Party in writing, that Lender Party and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(iv)            If a Lender Party has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with Section 2.17(j)(ii)(B), no Loan Party shall make any UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender Party’s advance or its participation in any advance unless the Lender Party otherwise agrees.

(v)             The UK Borrower shall, promptly on making the UK Borrower DTTP Filing, deliver a copy of the UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender Party.

(vi)            A UK Non-Bank Lender shall promptly notify the UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(vii)            Each Lender Party which becomes a party to this Agreement after the date of this Agreement that advances UK Swingline Loans shall indicate, in the documentation which it executes on becoming a party to this Agreement as a Lender Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls within:

(A)            not a UK Qualifying Lender;

(B)            a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)            a UK Treaty Lender.

If such a Lender Party fails to indicate its status in accordance with this Section 2.17(j)(vii), then that Lender Party shall be treated for the purposes of this Agreement (including by the UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the UK Borrower). For the avoidance of doubt, the documentation which a Lender Party executes on becoming a party to this Agreement as a Lender Party shall not be invalidated by any failure of that Lender Party to comply with this Section 2.17(j)(vii).

(k)            Value Added Tax

(i)            All amounts set out or expressed in a Loan Document to be payable by any party to any Lender Party and/or any Agent (a “Finance Party”) which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(k)(ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Loan Document and that Finance Party is required to account to the relevant tax authority for the VAT, that party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such party).

(ii)            If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Receiving Finance Party”) under a Loan Document, and any party other than the Receiving Finance Party (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Receiving Finance Party in respect of that consideration), (A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Finance Party must (where this Section 2.17(k)(ii)(A) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Receiving Finance Party receives from the relevant tax authority which the Receiving Finance Party reasonably determines relates to the VAT chargeable on that supply; and (B) (where the Receiving Finance Party is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Receiving Finance Party, pay to the Receiving Finance Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)            Where a Loan Document requires any party to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)            Any reference in this Section 2.17(k) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union, including but not limited to the Value Added Tax Act 1994) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)            In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

SECTION 2.18.       Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C – BA Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents, unless otherwise specified in such Loan Document, shall be made in Dollars (in the case of the U.S. Revolving Facility) or Canadian Dollars (in the case of the Canadian Revolving Facility); provided that, except as otherwise expressly provided herein, all payments by the UK Borrower hereunder with respect to principal and interest on UK Swingline Loans denominated in an Alternate Currency shall be made in such Alternate Currency. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)            If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C – BA Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C – BA Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C – BA Disbursements then due to such parties.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in L/C – BA Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in L/C – BA Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in L/C – BA Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in L/C – BA Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C – BA Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply); provided, further, that with respect to any amount received from (i) any Foreign Subsidiary (or any Subsidiary of a Foreign Subsidiary) that would otherwise be subject to the foregoing provisions of this paragraph (c), such Lender shall only purchase participations in Canadian Obligations and/or UK Obligations or (ii) the Company or any Subsidiary that is not a Foreign Subsidiary (or a Subsidiary of a Foreign Subsidiary) that would otherwise be subject to the foregoing provisions of this paragraph (c), such Lender shall only purchase participations in U.S. Obligations. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to the application of Cash Collateral provided for in Section 2.23 or to the assignments and repayments described in Section 9.04(g).

(d)            Unless the Administrative Agent shall have received notice from the applicable Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that such Borrowers will not make such payment, the Administrative Agent may assume that such Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if any Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)            With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.19.       Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the applicable Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such Borrowers shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Loan, the applicable Swingline Lender and the applicable Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C – BA Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the applicable Borrowers may have against any Lender that is a Defaulting Lender.

(c)            If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, and its Commitments hereunder to one or more Assignees reasonably acceptable to (i) the Administrative Agent and (ii) if in respect of any Revolving Facility Commitment or Revolving Loan, the applicable Swingline Lender and the applicable Issuing Banks; provided, that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after Borrowers’ request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20.       Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternate Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligations of such Lender to make or continue Term SOFR Loans, BA Equivalent Loans or UK Swingline Loans based on the applicable European Base Rate or to convert ABR Borrowings to Term SOFR Borrowings or Canadian Prime Rate Borrowings to BA Equivalent Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Term SOFR Borrowings and BA Equivalent Borrowings of such Lender to ABR Borrowings and Canadian Prime Rate Borrowings, respectively, either on the last day of the Interest Period or BA Equivalent Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Borrowings or BA Equivalent Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21.       Incremental Commitments.

(a)            After the Amendment and Restatement Effective Date, the Borrowers may, by written notice to the Administrative Agent from time to time, request Incremental Revolving Facility Commitments in an amount not to exceed the Incremental Amount from one or more Incremental Revolving Lenders (which may include any existing Lender) willing to provide such Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that (i) each Incremental Revolving Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such Incremental Revolving Lender is a Lender, and (ii) each Incremental Revolving Facility Commitment shall increase either the U.S. Revolving Facility Commitments or the Canadian Revolving Facility Commitments and shall be on the same terms as the existing U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, as applicable, and in all respects shall become a part of the U.S. Revolving Facility or Canadian Revolving Facility, as applicable, hereunder on such terms; provided that the Applicable Margin (including the Pricing Grid) and the Commitment Fee applicable to the existing Revolving Facility Commitments that is being increased by such Incremental Revolving Facility Commitments shall automatically be increased (but in no event decreased) to the extent necessary to cause any Incremental Revolving Facility Commitments to comply with this clause (ii); and provided further, that (i) up to $250 million of the Incremental Revolving Facility Commitments in the aggregate may be provided in the form of FILO Commitments, subject to the requirements of clause (b) of this Section 2.21 and (ii) the Incremental Revolving Facility Commitments may be in the form Incremental European Revolving Commitments, subject to the requirements of clause (c) of this Section 2.21; provided further, that the Canadian Revolving Facility Commitments shall not exceed $100 million. Such notice shall set forth (i) the amount of the Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5 million and a minimum amount of $25 million or equal to the remaining Incremental Amount), (ii) the aggregate amount of Incremental Revolving Facility Commitments, which shall not exceed the Incremental Amount, (iii) the date on which such Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”), (iv) whether such Incremental Revolving Facility Commitments will constitute U.S. Revolving Facility Commitments or Canadian Revolving Facility Commitments, and (v) whether such Incremental Revolving Facility Commitments will constitute FILO Commitments (it being understood that (x) all FILO Commitments shall be requested on a single Increased Amount Date, and (y) the terms of such FILO Commitments, including pricing, shall be set forth in such notice, if applicable, and shall be as agreed by the relevant Incremental Revolving Lenders, the Borrowers, and the Administrative Agent).

(b)            The Borrowers and each Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Facility Commitment of such Incremental Revolving Lender. Each of the parties hereto hereby agrees that upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to increase the U.S. Revolving Facility or the Canadian Revolving Facility, as the case may be, by the amount of the Incremental Revolving Facility Commitments evidenced thereby, except as required by the last sentence of this clause (b) and as required by clause (c). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto. In addition, the Borrowers and each Incremental Revolving Lender accepting a FILO Commitment shall execute and deliver to the Administrative Agent an amendment to (i) this Agreement, incorporating the FILO Subfacility on customary terms as are reasonably acceptable to the Administrative Agent, including (w) reallocations of outstanding Revolving Loans, if necessary, to evidence the initial Borrowing under the FILO Subfacility, (x) the addition of voting provisions in Section 9.08 that relate solely to the FILO Subfacility, (y) the addition of assignment provisions in Section 9.04 allowing for the assignment of Revolving Facility Commitments, or FILO Commitments, as the case may be, on a standalone basis, and (z) a prohibition on optional prepayments of the FILO Loans at any time when Revolving Loans, and (ii) an amendment to Section 5.02(b) of the U.S. Collateral Agreement or Section 5.02(b) of the Canadian Collateral Agreement, as applicable, executed by the Collateral Agent (as defined therein) in order to provide for the payment of Obligations due to the FILO Lenders in a customary fashion following the payment in full of all other Obligations of the Revolving Lenders and cash collateralization of outstanding Letters of Credit, but prior to any payments in respect of Bank Products (as defined in the U.S. Collateral Agreement or the Canadian Collateral Agreement, as applicable) (other than Noticed Bank Products).

(c)            Incremental European Revolving Commitments shall be established pursuant to an amendment to this Agreement signed by the Company, the other applicable borrowers under such Incremental European Revolving Facility, the Lenders providing such Incremental European Revolving Commitments and the Administrative Agent; provided that (i) the borrowers under any such Incremental European Revolving Facility shall be one or more Subsidiaries of the Company organized under the laws of the United Kingdom, the Netherlands or Germany, (ii) availability under such Incremental European Revolving Facility shall be based on a borrowing base of the assets of the applicable borrowers and, as a condition to the establishment of an Incremental European Revolving Commitment, the Administrative Agent shall have received the results of a reasonably satisfactory field examination and appraisal with respect to the assets to be included in the borrowing base with respect to such Incremental European Revolving Facility, (iii) the advances rates with respect to the borrowing base applicable to such Incremental European Revolving Facility shall not exceed the advance rates applicable to the Canadian Borrowing Base or the U.S. Borrowing Base, (iv) the eligibility requirements with respect to the assets to be included in the borrowing base applicable to such Incremental European Revolving Facility shall be reasonably acceptable to the Administrative Agent, (v) the Collateral Agent shall have a valid and perfected, first priority Lien in the assets to be included in the borrowing base for the applicable Incremental European Revolving Facility (or substantially all assets, in the case of borrowers organized in certain jurisdictions as determined by the Collateral Agent or as otherwise agreed between the Company and the Collateral Agent), (vi) any Incremental European Revolving Facility shall be guaranteed by the Loan Parties (other than the UK Borrower) and secured by the Collateral on a pari passu basis with the Obligations, (vii) as a condition to the establishment of an Incremental European Revolving Commitment, each Lender under such Incremental European Revolving Facility shall have received all documentation and other information about the relevant borrower under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and to the extent such borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have received, to the extent requested, a Beneficial Ownership Certification in relation to such borrower, (viii) this Agreement shall be amended such that any and all thresholds or triggers based on Combined Availability or Specified Availability shall take into account the availability with respect to the relevant Incremental European Revolving Facility, (ix) any Incremental European Revolving Facility may include letter of credit or swingline facilities as agreed among the Company, the Administrative Agent and the relevant Lenders, (x) this Agreement and the other Loan Documents may be amended to (i) add customary covenants, representations and warranties and other provisions customary for agreements with obligors organized in the relevant jurisdiction and (ii) make any other changes necessary to reflect the addition of such Incremental European Revolving Commitments, in each case, in a manner reasonably acceptable to the Administrative Agent and (xi) the terms of such Incremental European Revolving Commitments shall otherwise be substantially similar to the terms applicable to the U.S. Revolving Facility including with respect to maturity and pricing.

(d)            Notwithstanding the foregoing, no Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the applicable conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and/or the Canadian Borrower, as applicable, and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Amendment and Restatement Effective Date under Section 4.02 of the Unamended Credit Agreement and such additional documents and filings (including amendments to the Security Documents) as the Administrative Agent may reasonably require to assure that the Revolving Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with all other Revolving Loans.

(e)            Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure all Revolving Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of outstanding Revolving Loans on a pro rata basis, except that with respect to FILO Commitments, such actions shall ensure FILO Loans in an amount equal to the lesser of (x) the aggregate FILO Commitments or (y) the then-current Borrowing Base applicable to the FILO Subfacility are drawn in full prior to any other Revolving Loans being borrowed at any time. The Borrowers agree that Section 2.16 shall apply to any conversion of Term SOFR Loans to ABR Loans or BA Equivalent Loans to Canadian Prime Rate Loans reasonably required by the Administrative Agent to effect the foregoing.

SECTION 2.22.       Cash Collateral for Defaulting Lenders.

(a)            At any time that there shall exist a Defaulting Lender, within three Business Days following notice by the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender, the Company (with respect to U.S. Letters of Credit or U.S. Swingline Loans) or the Canadian Borrower (with respect to Canadian Letters of Credit or Canadian Swingline Loans) shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover the Company’s obligations corresponding to the Fronting Exposure related to such Defaulting Lender (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender) for so long as the Fronting Exposure remains outstanding.

(b)            All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company or the Canadian Borrower, as applicable, and to the extent provided by any Lender, such Lender, shall maintain (pursuant to, if necessary in order to create such a security interest, a customary pledge agreement reasonably acceptable to the Administrative Agent) a first priority security interest, subject (in the case of a grant by the Company or the Canadian Borrower) to the Intercreditor Agreements, in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any prior right or claim of any Person other than the Collateral Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Company or the Canadian Borrower, as applicable, or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)            (i) If no Event of Default shall have occurred and be continuing, Cash Collateral provided by the Company or the Canadian Borrower to reduce such obligations corresponding to such Fronting Exposure shall be released promptly to the Company or the Canadian Borrower, as applicable, as and to the extent that, after giving effect to such return, the applicable Fronting Exposure is eliminated, and (ii) if an Event of Default shall have occurred and be continuing, Cash Collateral provided by the Company or the Canadian Borrower to reduce such obligations corresponding to such Fronting Exposure shall be applied as provided in this Section 2.22 and otherwise in accordance with Section 5.02 of the Collateral Agreement and the other Loan Documents (subject to the Intercreditor Agreements), and then shall be released promptly to the Company or the Canadian Borrower, as applicable, following such application.

SECTION 2.23.       Defaulting Lenders.

(a)            Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)             That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Sections 1.01 and 9.08.

(ii)            Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall, in lieu of being distributed to such defaulting Lender, be retained by the Administrative Agent in a blocked, non-interest bearing deposit account at Bank of America and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Banks or Swingline Lenders hereunder; third, if so determined by the Administrative Agent or requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Company or the Canadian Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Company or the Canadian Borrower or the UK Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Company, the Canadian Borrower or the UK Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. Notwithstanding anything to the contrary in this Agreement, provisions relating to Defaulting Lenders shall be subject to the Intercreditor Agreements.

(iii)            That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(b) or (c) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive fees as provided in Section 2.12(d). With respect to any fees not required to be paid to any Defaulting Lender pursuant to the first sentence of this clause (iii), the applicable Borrower shall pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below.

(iv)            During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.04 and 2.05, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the U.S. Revolving Facility Commitment (in the case of U.S. Letters of Credit or U.S. Swingline Loans) or the Canadian Revolving Facility Commitment (in the case of Canadian Letters of Credit or Canadian Swingline Loans) of that non-Defaulting Lender minus (2) the U.S. Revolving Facility Credit Exposure (in the case of U.S. Letters of Credit or U.S. Swingline Loans) or the Canadian Revolving Facility Credit Exposure (in the case of Canadian Letters of Credit or Canadian Swingline Loans) of that Lender.

(b)            If the Company, the Administrative Agent, each Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.23(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.29, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

On the date of each Credit Event as provided in Section 4.01, each of Holdings and each of the Borrowers represent and warrant to each of the Lenders that:

SECTION 3.01.       Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, each Borrower and the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized or incorporated, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization or incorporation outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

SECTION 3.02.       Authorization. The execution, delivery and performance by Holdings, each Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, such Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws or articles of association of Holdings, any such Borrower or any such Subsidiary Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, any such Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, any such Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03.       Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04.       Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Amendment and Restatement Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code or PPSA financing statements and/or continuation statements, (b) filings with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) [reserved], (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

SECTION 3.05.       Financial Statements.

(a)            [Reserved].

(b)            The audited consolidated balance sheets of Berry (or its predecessor) as at the end of 2022, 2021 and 2020 fiscal years, and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by a report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of Berry, as at such date and the consolidated results of operations, shareholders’ equity and cash flows of Berry, for the years then ended.

SECTION 3.06.       No Material Adverse Effect. Since October 1, 2022, there has been no event, development or circumstance that has or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.       Title to Properties; Possession Under Leases.

(a)            Each of Holdings, the Borrowers and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)            Each of the Borrowers and the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each of the Borrowers and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08.       Subsidiaries.

(a)            Schedule 3.08(a) sets forth as of the Amendment and Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b)            As of the Amendment and Restatement Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options and stock appreciation rights granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrowers or any of the Subsidiaries, except rights of current or former employees, officers or directors to purchase Equity Interests of Holdings in connection with the Transactions or as set forth on Schedule 3.08(b).

SECTION 3.09.       Litigation; Compliance with Laws.

(a)            There are no actions, suits or proceedings at law or in equity or in arbitration or, to the knowledge of the Borrowers, investigations by or on behalf of any Governmental Authority now pending, or, to the knowledge of Holdings or the Borrowers, threatened in writing against or affecting Holdings or the Borrowers or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            None of Holdings, the Borrowers, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.       Federal Reserve Regulations.

(a)            None of Holdings, the Borrowers or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)            No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11.       Investment Company Act. None of Holdings, the Borrowers and the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12.       Use of Proceeds. The Borrowers will use the proceeds of the Revolving Loans for general corporate purposes.

SECTION 3.13.       Tax Returns. Except as set forth on Schedule 3.13:

(a)            except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of Holdings, the Borrowers and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and (ii) taken as a whole, and each such Tax return is true and correct;

(b)            each of Holdings, the Borrowers and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Amendment and Restatement Effective Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrowers or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)            other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Amendment and Restatement Effective Date, with respect to each of Holdings, the Borrowers and the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14.       No Material Misstatements.

(a)            All written information (other than the 2024 Projections or estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrowers, the Subsidiaries, the Amendment and Restatement Transactions and any other transactions contemplated hereby or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Amendment and Restatement Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Amendment and Restatement Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)            The 2024 Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrowers or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date thereof (it being understood that actual results may vary materially from the 2024 Projections), as of the date such 2024 Projections and estimates were furnished to the Lenders and as of the Amendment and Restatement Effective Date, and (ii) as of the Amendment and Restatement Effective Date, have not been modified in any material respect by the Borrowers.

(c)            As of the Amendment and Restatement Effective Date, to the knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment and Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.15.       Employee Benefit Plans.

(a)            Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrowers, Holdings, any of their Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (iii) no Plan has any Unfunded Pension Liability in excess of $50 million; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of the Borrowers, Holdings, the Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is insolvent or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be insolvent or to be terminated or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(b)            Each of Holdings, the Borrowers and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)

(i)             The Canadian Borrower and the Canadian Subsidiary Loan Parties are in compliance with the requirements of the PBA and other federal or provincial laws with respect to each Foreign Plan in Canada, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(ii)             No fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Foreign Plan.

(iii)            No Foreign Plan Termination Event has occurred that would be reasonably likely to have a Material Adverse Effect.

(iv)            Except as would not reasonably be likely to have a Material Adverse Effect (i) neither the Canadian Borrower nor any of the Canadian Subsidiary Loan Parties would have any material liability in connection with its withdrawal from a Canadian Defined Benefit Plan that is a “multi-employer pension plan,” as defined under applicable pension standards legislation, (ii) FSCO has not issued any default or other breach notices in respect of any Canadian Defined Benefit Plans and (iii) no Lien has arisen, choate or inchoate, in respect of the Canadian Borrower, the Canadian Subsidiary Loan Parties or their Subsidiaries or their property in connection with any Foreign Plan (save for contribution amounts not yet due).

(v)            The Canadian Borrower has provided the Lenders with a copy of the actuarial valuation report for each Canadian Defined Benefit Plan most recently filed with the applicable Governmental Authorities.

(d)            No Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 3.16.       Environmental Matters. Except as set forth in Schedule 3.16 and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrowers or any of their Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to such Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrowers or any of their Subsidiaries, (ii) each of the Borrowers and their Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to the Borrowers’ knowledge, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Borrowers or any of their Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrowers or any of their Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrowers or any of their Subsidiaries under any Environmental Laws, and (iv) there are no agreements in which the Borrowers or any of their Subsidiaries have expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17.       Security Documents.

(a)            Each of the U.S. Collateral Agreement and the Canadian Security Documents is effective to create in favor of the Collateral Agent (for the benefit of the applicable Secured Parties) a legal, valid and enforceable security interest and Lien in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in each of the U.S. Collateral Agreement and the Canadian Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement), and in the case of the other Collateral described in each of the U.S. Collateral Agreement and the Canadian Security Documents (other than the Intellectual Property (as defined in the U.S. Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code and the PPSA, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code or PPSA financing statements, in each case prior and superior in right to any other person (except Permitted Liens).

(b)            When the U.S. Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office, the United States Copyright Office, and when the Canadian Collateral Agreement or a summary thereof is filed in the Canadian Intellectual Property Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in all U.S. and Canadian Intellectual Property, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office may be necessary to perfect or better evidence a Lien in registered trademarks and patents, trademark and patent applications, industrial design registrations and applications and registered copyrights acquired by the grantors after the Closing Date) (except Permitted Liens).

(c)            Each Foreign Pledge Agreement, if any, shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest and Lien in the Collateral described therein and proceeds thereof to the fullest extent permissible under applicable law. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates representing such Pledged Collateral (if any), either endorsed in blank or accompanied by blank powers of attorney, are delivered to the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement), the Collateral Agent (for the benefit of the applicable Secured Parties) shall have a fully perfected Lien, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person.

(d)            [reserved].

(e)            Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the applicable Canadian Security Documents and Foreign Pledge Agreements, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law (other than the laws of Canada or any province thereof).

SECTION 3.18.       [Reserved].

SECTION 3.19.       Solvency.

(a)            Immediately after the Amendment and Restatement Effective Date, (i) the fair value of the assets of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment and Restatement Effective Date.

(b)            On the Amendment and Restatement Effective Date, neither Holdings nor any Borrower intends to, and neither Holdings nor any Borrower believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.20.       Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the Borrowers or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Holdings, the Borrowers or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrowers or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrowers or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, the Borrowers or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrowers or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21.       Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrowers or the Subsidiaries as of the Amendment and Restatement Effective Date. As of such date, such insurance is in full force and effect.

SECTION 3.22.       No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.23.       Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in Schedule 3.23, (a) the Borrowers and each of their Subsidiaries own, or possess the right to use, all of the patents, patent rights, industrial designs, trademarks, service marks, trade names, copyrights and other Proprietary Rights and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of the Borrowers, no intellectual property right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by the Borrowers or their Subsidiaries infringes or violates upon any rights held by any other person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened.

SECTION 3.24.       [Reserved].

SECTION 3.25.       Common Enterprise. The successful operation and condition of each of the Loan Parties is enhanced by the continued successful performance of the functions of the group of Loan Parties as a whole. Each of the Loan Parties expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of Holdings and each of the other Loan Parties. Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party are within its corporate purpose, will be of direct and indirect benefit to such Loan Party, and are in its best interest.

SECTION 3.26.       Sanctioned Persons; Anti-Money Laundering; Etc.

(a)            The operations of the Borrowers, the Subsidiary Loan Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including, without limitation, (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the AML Legislation (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrowers or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrowers, threatened. None of the Borrowers, the Subsidiary Loan Parties or any of their respective subsidiaries nor, to the knowledge of the Borrowers or the Subsidiary Loan Parties, any director, officer, agent, employee or Affiliate of the Borrowers, the Subsidiary Loan Parties or any of their respective subsidiaries will, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of the Money Laundering Laws.

(b)            None of the Borrowers, the Subsidiary Loan Parties or any of their respective subsidiaries or to the knowledge of the Borrowers or the Loan Parties, any director, officer, agent, employee or affiliate of the Borrowers or any of their respective subsidiaries (i) is or is 50% or more owned by or is acting on behalf of, an individual or individuals or entity or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the Government of Canada, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), (iii) is a “designated person,” “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws or (iv) will, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity making any Loans or issuing any Letters of Credit, whether as Lender, Issuing Bank, advisor, investor or otherwise). Neither the Borrowers, the Subsidiary Loan Parties nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years in violation of law, nor do the Borrowers, the Subsidiary Loan Parties nor any of their respective subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries in violation of law. Borrowers have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable Sanctions.

(c)            None of the Borrowers, the Subsidiary Loan Parties or any of their respective subsidiaries nor, to the knowledge of the Borrowers or the Subsidiary Loan Parties, any director, officer, agent, employee or Affiliate of the Borrowers, the Subsidiary Loan Parties or any of their respective subsidiaries (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada), the Bribery Act 2010 (UK), as amended or other similar applicable law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the Corruption of Foreign Public Officials Act (Canada), the Bribery Act 2010 (UK), as amended or other similar applicable law or (ii) will, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of the FCPA, the Corruption of Foreign Public Officials Act (Canada), the Bribery Act 2010 (UK), as amended or other similar applicable law; and the Borrowers, the Subsidiary Loan Parties and their respective subsidiaries and, to the knowledge of the Borrowers and the Subsidiary Loan Parties, their controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(d)            Holdings, the Borrowers and the Subsidiaries are in compliance, in all material respects, with the PATRIOT Act and the AML Legislation.

SECTION 3.27.       UK Pensions. Except for the schemes set forth in Schedule 3.27, none of Holdings, the Borrowers or the Subsidiaries is or has at any time been: (a) an employer (as defined for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Scheme Act 1993 (UK)), or (b) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) of such an employer. The UK Borrower has not been issued with a Financial Support Direction or Contribution Notice in respect of any UK defined benefit pension plan.

SECTION 3.28.       Pari passu. The UK Borrower’s payment obligations under the Loan Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lenders) to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

SECTION 4.01.       All Credit Events. On the date of each Credit Event:

(a)            The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)            The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)            In the case of each Credit Event that occurs after the Closing Date, at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

(d)            Such Credit Event is permitted under the terms of all Material Indebtedness.

Each such Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, (i) as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01, and (b) that the aggregate amount of the Revolving Facility Credit Exposure for which any Borrower is the borrower (in the case of Loans) or the account party (in the case of Letters of Credit) does not exceed the portion of a Borrowing Base attributable to the applicable Loan Parties’ Accounts and Inventory.

SECTION 4.02.       Effectiveness of the Amendment and Restatement. On the Amendment and Restatement Effective Date:

(a)            The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)            The Administrative Agent shall have received, on behalf of itself and the Lenders and each Issuing Bank on the Amendment and Restatement Effective Date, a favorable written opinion of (i) Bryan Cave Leighton Paisner LLP, special U.S. counsel for the Loan Parties, (ii) Jason Greene, in-house counsel for the Loan Parties, (iii) Aird & Berlis, LLP, special Canadian counsel for the Canadian Loan Parties, (iv) Lawson Lundell LLP, Alberta counsel for the Canadian Loan Parties and (v) Norton Rose Fulbright LLP, special UK counsel for the Administrative Agent, in each case (A) dated the Amendment and Restatement Effective Date, (B) addressed to each Issuing Bank on the Amendment and Restatement Effective Date, the Administrative Agent and the Lenders, and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c)            The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii), (iv) and (v) below:

(i)            only if such document or item has not previously been delivered, or shall have changed since the later of (x) its last date of its previous delivery to the Administrative Agent pursuant to the Unamended Credit Agreement, and (y) June 17, 2022, a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, any certificates of incorporation on change of name, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official), (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party or (C) in the case of the UK Borrower, certified by a statutory director of the UK Borrower;

(ii)            a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment and Restatement Effective Date and certifying:

(A)            (1) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, memorandum of association, articles of association or other equivalent governing documents) of such Loan Party as in effect on the Amendment and Restatement Effective Date and at all times since the date of the resolutions described in clause (B) below, or (2) that the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party, as in effect on the Amendment and Restatement Effective Date, have not been modified, rescinded or amended since the later of (x) its last date of delivery to the Administrative Agent pursuant to the Unamended Credit Agreement and (y) June 17, 2022,

(B)            that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment and Restatement Effective Date,

(C)             that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)            as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(E)             as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

(iii)            a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) and

(iv)            such other documents as the Administrative Agent, the Lenders and any Issuing Bank on the Amendment and Restatement Effective Date may reasonably request (including without limitation, tax identification numbers, addresses, and, to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower).

(d)            The elements of the Collateral and Guarantee Requirement required to be satisfied on the Amendment and Restatement Effective Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate, dated the Amendment and Restatement Effective Date and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby.

(e)            The Lenders shall have received a solvency certificate substantially in the form of Exhibit B and signed by the Chief Financial Officer of the Company confirming the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the transactions on the Amendment and Restatement Effective Date.

(f)             The Agents shall have received all fees payable thereto or to any Lender on or prior to the Amendment and Restatement Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment and Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(g)            The representations and warranties of the Loan Parties set forth herein and in the other Loan Documents shall be true and correct in all material respects as of the Amendment and Restatement Effective Date, with the same effect as though made on and as of such date; provided to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(h)           Both on and as of the Amendment and Restatement Effective Date, both before and after giving effect to this Agreement, no event has occurred and is continuing that constitutes a Default or an Event of Default under the Unamended Credit Agreement, this Agreement and the other Loan Documents.

(i)             The execution, delivery of, and the performance of this Agreement by Holdings, the Company and the other Loan Parties are permitted under the terms of all Material Indebtedness.

(j)             The Administrative Agent shall have received from a Financial Officer of the Company, an officer’s certificate to the effect that the execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties will not conflict with, result in a breach of or constitute a default under, or give rise to a right of, or result in, any cancellation or acceleration under, any indenture, credit or loan agreement or other documents or instruments to which any Loan Party is party with respect to any Material Indebtedness.

(k)            The Borrowers shall have repaid all Revolving Loans including all accrued interest and fees thereon outstanding immediately prior to the Amendment and Restatement Effective Date.

(l)             The Administrative Agent shall have received a reaffirmation agreement duly executed by each U.S. Loan Party and Canadian Loan Party in a form reasonably acceptable to the Administrative Agent.

(m)           The U.S. Collateral Agreement Amendment shall have been executed and delivered by the respective parties thereto and shall have become effective, and the Administrative Agent shall have received evidence satisfactory to it of such execution and delivery and effectiveness.

(n)            The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, the results of customary UCC or PPSA, as applicable, tax and judgment lien searches.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Amendment and Restatement Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing, if any.

ARTICLE V

Affirmative Covenants

The Loan Parties covenant and agree with each Lender that from and after the Closing Date, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document) shall have been paid in full and all Letters of Credit and Bankers’ Acceptances have been canceled or fully cash collateralized (in a manner reasonably acceptable to the Administrative Agent and the Issuing Banks) or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will, and will cause each of the Material Subsidiaries to:

SECTION 5.01.       Existence; Businesses and Properties.

(a)            Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Company, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties, Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries, and Canadian Subsidiaries may not be liquidated into Foreign Subsidiaries (other than Canadian Subsidiaries).

(b)            Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02.       Insurance.

(a)            Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as a lender’s loss payee on property and casualty policies and as an additional insured on liability policies.

(b)            [reserved].

(c)            In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)             none of the Administrative Agent, the Issuing Banks, the Lenders, and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrowers, on behalf of itself and behalf of each of its subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any Issuing Bank and their agents and employees; and

(ii)            the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrowers and the Subsidiaries or the protection of their properties.

SECTION 5.03.       Taxes. Pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Company or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04.      Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)            within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Company or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Company of annual reports on Form 10-K of the Company and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)            within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending June 30, 2007, for each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Company on behalf of the Company as fairly presenting, in all material respects, the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Company of quarterly reports on Form 10-Q of the Company and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)            (x) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Company certifying (i) that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) whether an Availability Triggering Event has occurred during the applicable period covered by such financial statements, (iii) the calculation of the ABL Fixed Charge Coverage Ratio as of the last day of the applicable period covered by such financial statements, and (iv) that the aggregate amount of the Revolving Facility Credit Exposure for which any Borrower is the borrower (in the case of Loans) or the account party (in the case of Letters of Credit) does not exceed the portion of a Borrowing Base attributable to the applicable Loan Parties’ Accounts and Inventory, together with, if requested by the Administrative Agent, calculations evidencing and supporting such certification, (v) the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Company shall have used the Cumulative Credit for any purpose during such fiscal period, (vi) a list of names of all Immaterial Subsidiaries for the following fiscal quarter, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate (together with all Unrestricted Subsidiaries) do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary,” and (vii) a list of names of all Unrestricted Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies of its national office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d)            promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Company or any of the Subsidiaries with the SEC or similar foreign securities Governmental Authority, as applicable, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Company;

(e)            no later than January 31 of each year, a reasonably detailed consolidated quarterly projected income statement for such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Company to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)             upon the reasonable request of the Administrative Agent, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.10(g);

(g)            promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Company or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h)            in the event that (i) in respect of the Existing First Priority Notes or the Existing Second Lien Notes, and any Refinancing Indebtedness with respect thereto, the rules and regulations of the SEC permit the Company, Holdings or any Parent Entity to report at Holdings’ or such Parent Entity’s level on a consolidated basis and (ii) Holdings or such Parent Entity, as the case may be, is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of the Company and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than the Company and the Company’s Subsidiaries and any direct or indirect parent companies of the Company that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Company (together with a reconciliation showing the adjustments necessary to determine the ABL Fixed Charge Coverage Ratio) will satisfy the requirements of such paragraphs;

(i)             promptly upon request by the Administrative Agent, copies of: (i) each Schedule SB (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the U.S. Department of Labor with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any Governmental Authority, or provided to any Multiemployer Plan by Holdings, the Company, a Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request;

(j)             promptly upon Holdings, the Company or the Subsidiaries becoming aware of any fact or condition which would reasonably be expected to result in an ERISA Event, the Company shall deliver to the Administrative Agent a summary of such facts and circumstances and any action it or Holdings or the Subsidiaries intend to take regarding such facts or conditions;

(k)            promptly, after the Company or any of its Subsidiaries obtains knowledge thereof, notice of, with copies of any such documentation and notices as applicable, (i) any default in, or breach of, a Canadian Defined Benefit Plan that could reasonably be expected to result in a Material Adverse Effect; (ii) any action or inaction of a plan sponsor or administrator that could lead to a Foreign Plan Termination Event that could reasonably be expected to result in a Material Adverse Effect; (iii) receipt of any notice from, or any action of, FSCO, or other Governmental Authority that could reasonably be expected to lead to a Foreign Plan Termination Event; and (iv) copies of all actuarial valuations for each Canadian Defined Benefit Plan. Promptly upon receipt of each actuarial valuation prepared for each Canadian Defined Benefit Plan, the Company will deliver to the Administrative Agent a calculation of the Unfunded Pension Liability, if any, under such Canadian Defined Benefit Plan as of the effective date of the applicable actuarial valuation; and

(l)             promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, the AML Legislation and the Beneficial Ownership Regulation.

SECTION 5.05.       Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Company obtains actual knowledge thereof:

(a)            any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)            the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Company or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)            any other development specific to Holdings, the Company or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)            the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect; and

(e)            any default or event of default under any lease of Real Property if the fair market value of the Inventory of the Loan Parties (other than the UK Borrower) stored, maintained or otherwise located on such leased Real Property exceeds $5,000,000.

SECTION 5.06.       Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07.       Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and, upon five Business Days’ notice (or, if an Event of Default has occurred and is continuing, one Business Day’s notice), permit any authorized representatives of the Administrative Agent and the Collateral Agent to visit, audit and inspect any of the properties of such Borrower and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants (so long as such Borrower has the opportunity to participate in any discussions with such certified public accountants), at such reasonable times during normal business hours and without undue disruption to the business of the Borrowers as often as may be reasonably requested, in each case at the expense of the Borrowers (a “Collateral Audit”); provided, that so long as no Availability Triggering Event or Event of Default has occurred and is continuing, the Administrative Agent shall not conduct more than one Collateral Audit per year unless the Specified Availability is less than 15.0% of the Combined Line Cap for five consecutive days, in which case the Administrative Agent may, but shall not be required to, conduct two Collateral Audits per year. If an Availability Triggering Event or Event of Default has occurred and is continuing, representatives of each Lender (at such Lender’s expense) will be permitted to accompany representatives of the Administrative Agent during each visit, inspection and discussion conducted during the existence of such Availability Triggering Event or Event of Default.

SECTION 5.08.       Use of Proceeds. Use the proceeds of the Revolving Loans and the Swingline Loans and request the issuance of Letters of Credit, together with other cash, to consummate the Refinancing and the other Transactions and for general corporate purposes including to support payment obligations incurred in the ordinary course of business of the Borrowers and their Subsidiaries.

SECTION 5.09.       Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10.       Further Assurances; Additional Security.

(a)            Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)            If any asset that has an individual fair market value in an amount greater than $5 million is acquired by the Company or any other Loan Party (other than the UK Borrower) after the Closing Date or owned by an entity at the time it becomes a Loan Party (other than the UK Borrower) (including, without limitation, any acquisition pursuant to a Delaware LLC Division) (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.10(g) or the Security Documents) (i) notify the Collateral Agent thereof and (ii) cause such asset to be subjected to a Lien securing the applicable Obligations and take, and cause the other Loan Parties (other than the UK Borrower) to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of such Loan Parties, subject to paragraph (g) below.

(c)            [reserved].

(d)            If any additional direct or indirect Domestic Subsidiary or Canadian Subsidiary of the Company is formed or acquired after, the Amendment and Restatement Effective Date (in each case, with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC), within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(e)            If any additional Foreign Subsidiary (other than a Canadian Subsidiary) of the Company is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 20 Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party (other than the UK Borrower), subject to paragraph (g) below.

(f)            (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s (other than the UK Borrower) corporate or organization name, (B) in any Loan Party’s (other than the UK Borrower) identity or organizational structure, (C) in any Loan Party’s (other than the UK Borrower) jurisdiction of organization, (D) in any Canadian Loan Party’s registered office or location of its chief executive office or (E) in the jurisdiction in Canada or the United States in which any Canadian Loan Party maintains tangible Collateral; provided, that the Loan Parties (other than the UK Borrower) shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or PPSA or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest and Lien in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(g)            The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Real Property, (ii) any vehicle (unless same may be satisfied by the filing of a PPSA financing statement), (iii) except as required pursuant to Section 5.14, cash, deposit account and security accounts (provided that this clause (iii) shall not affect the Collateral Agent’s right to claim a security interest and Lien in proceeds of Accounts, Inventory or any other Collateral), (iv) any Equity Interests acquired after the Closing Date (other than Equity Interests in the Company and the Canadian Borrower or, in the case of any person which is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) such Equity Interests constitute less than 100% of all applicable Equity Interests of such person and the person holding the remainder of such Equity Interests are not Affiliates, (B) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (C) with respect to such contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (v) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Permitted Lien) or (vi) those assets as to which the Collateral Agent shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby; provided, that, upon the reasonable request of the Collateral Agent, the Company shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above.

SECTION 5.11.       Appraisals and Reports. The Loan Parties (other than the UK Borrower) shall provide to the Collateral Agent, upon request of the Collateral Agent and at the expense of the Loan Parties, (a) once in each period of 12 consecutive months (in coordination with the Company’s annual financial statement audit), or (b) if the Specified Availability is less than 15% of the Combined Line Cap for five consecutive days, twice in such 12-month period, appraisals or updates thereof of any or all of the Collateral from one or more Acceptable Appraisers (as selected by the Company), and prepared in a form and on a basis reasonably satisfactory to the Collateral Agent, such appraisals and updates to include, without limitation, information required by Requirements of Law and by the internal policies of the Lenders; provided that if the Revolving Facility Credit Exposure is never equal to or greater than 35% of the Combined Line Cap for 5 consecutive Business Days during the period of 12 consecutive months ending on such date of determination, the appraisal requirements in this sentence shall not be required for such 12-month period; provided further that if at any time the Revolving Facility Credit Exposure is equal to or greater than 35% of the Combined Line Cap for 5 consecutive Business Days, at any time when the latest inventory appraisal delivered hereunder is more than two years old, the Administrative Agent shall have the immediate right to commence an inventory appraisal at that time. In addition, the Loan Parties shall have the right (but not the obligation), at their expense, at any time and from time to time (but not more than twice in any period of 12 consecutive months) to provide the Collateral Agent with additional appraisals or updates thereof of any or all of the Collateral from one or more Acceptable Appraisers (as selected by Company), and prepared in a form and on a basis reasonably satisfactory to the Collateral Agent, in which case such appraisals or updates shall be used in connection with the determination of the Net Orderly Liquidation Value and the calculation of the U.S. Borrowing Base or Canadian Borrowing Base hereunder. In connection with any appraisal requested by the Collateral Agent pursuant to this Section 5.11, the Company shall be given 20 days following such request by the Collateral Agent to choose and engage the Acceptable Appraiser prior to the commencement of such appraisal. With respect to each appraisal made pursuant to this Section 5.11 after the Closing Date, (i) the Collateral Agent and the Company shall each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Net Orderly Liquidation Value or the U.S. Borrowing Base or Canadian Borrowing Base hereunder as a result of such appraisal shall become effective 20 days following the finalization of such appraisal.

SECTION 5.12.       Collateral Reporting. Provide, or cause to be provided, to the Collateral Agent, a Borrowing Base Certificate on or before the 20th Business Day of each Fiscal Period (provided that a Borrowing Base Certificate shall only be required to be delivered on or before the 20th Business Day of the most recently ended fiscal quarter if the Revolving Facility Credit Exposure is less than 25% of the Combined Line Cap and if at any time thereafter, (x) a proposed Credit Event would cause the Revolving Facility Credit Exposure to be equal to or greater than 25% of the Combined Line Cap, the Borrowers (other than the UK Borrower) shall provide a Borrowing Base Certificate as of the end of the most recent Fiscal Period ended at least 20 Business Days prior to such date at the time of such Credit Event and (y) the Revolving Facility Credit Exposure is at least 25% of the Combined Line Cap, the Borrowers (other than the UK Borrower) shall provide a Borrowing Base Certificate as of the end of the most recent Fiscal Period ended at least 20 Business Days prior to such date within 5 Business Days), or, during the continuance of an Availability Triggering Event or Event of Default, more frequently if requested by the Collateral Agent (but in no event more frequently than once in any seven consecutive day period), for the preceding Fiscal Period end (or such shorter period during the continuance of an Availability Triggering Event or Event of Default), substantially in the form of Exhibit E. If the Borrowers’ (other than the UK Borrower) records or reports of the Collateral required to be delivered pursuant to this Agreement are prepared by an accounting service or other agent, the Borrowers (other than the UK Borrower) hereby authorize such service or agent to deliver such records or reports to the Collateral Agent, for distribution to the Lenders.

SECTION 5.13.       Accounts.

(a)            Not re-date any invoice or sale or make sales on extended dating or extend or modify any Account outside the ordinary course of business.

(b)            Not, without the Collateral Agent’s prior written consent, accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account other than Accounts which (i) do not exceed $1 million individually and (ii) at the time of accepting such note or other instrument are not less than 90 days past due from the date of the original invoice therefor or in settlement of a bankrupt or disputed account. If the Collateral Agent consents to the acceptance of any such instrument, such Loan Party will promptly deliver such instrument to the Collateral Agent, endorsed to the Collateral Agent in a manner satisfactory in form and substance to the Collateral Agent.

(c)            Take commercially reasonable steps to settle, contest, or adjust any dispute or claim in excess of $1 million at no expense to the Secured Parties. No discount, credit, or allowance shall be granted to any Account Debtor without the Collateral Agent’s prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of business of the Borrowers (unless an Event of Default has occurred and is continuing and the Collateral Agent has notified the Borrowers that such exception is withdrawn).

(d)            If an Account Debtor returns any Inventory to any Loan Party (other than the UK Borrower) then, unless an Event of Default exists and the Collateral Agent has given notice to the Loan Parties not to do so, such Loan Party shall promptly determine the reason for such return and if such return has a valid reason shall issue a credit memorandum to the Account Debtor in the appropriate amount. All returned Inventory of the Borrowers (other than the UK Borrower) or its Subsidiaries shall be subject to the Collateral Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible (without duplication of any other exclusion) to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

SECTION 5.14.       Collection of Accounts; Payments.

(a)            (x) The U.S. Borrower shall, and shall cause each U.S. Subsidiary Loan Party to, maintain each Payment Account (the “U.S. Payment Accounts”) (other than any Excluded Account) subject to a Blocked Account Agreement and other documentation reasonably acceptable to the Administrative Agent, into which all Account collections and proceeds of Revolving Facility Senior Collateral (as defined in the Senior Lender Intercreditor Agreement), in each case with respect to the U.S. Loan Parties, will be deposited, (y) the Canadian Borrower shall, and shall cause each Canadian Subsidiary Loan Party to, maintain each Payment Account (the “Canadian Payments Accounts”) (other than any Excluded Account) subject to a Blocked Account Agreement and other documentation reasonably acceptable to the Administrative Agent, into which all Account collections and proceeds of Revolving Facility Senior Collateral (as defined in the Senior Lender Intercreditor Agreement), in each case with respect to the Canadian Loan Parties, will be deposited, and (z) the Loan Parties hereby agree that, if an Availability Triggering Event or Specified Default has occurred and is continuing, the Collateral Agent will have exclusive dominion and control over such Payment Accounts. In the absence of an Availability Triggering Event or Specified Default, the Borrowers will be entitled to direct the application of funds in each such Payment Account, including directing the Administrative Agent (or other depository bank, if applicable) to apply funds to the repayment of the outstanding Loans and other amounts payable under the Loan Documents and to otherwise withdraw funds from such Payment Account; provided that all funds withdrawn from such Payment Accounts will be applied to repay operating expenses of the Borrowers and their Subsidiaries in the ordinary course of business or for other purposes permitted hereunder other than transfers of funds to a deposit account that is not subject to a Blocked Account Agreement (an “Unblocked Account”) or investments in Permitted Investments unless (i) the Collateral Agent has a first priority perfected security interest in such Permitted Investment or Unblocked Account or (ii) the amount of such Permitted Investments and funds in Unblocked Accounts so transferred for which the Collateral Agent does not have a first priority perfected security interest does not exceed $40 million at any one time; provided, further, that no such transfers of funds to Unblocked Accounts or Permitted Investments may be made pursuant to this clause (ii) if the Combined Availability is less than $100 million on such date immediately before and after giving effect to such transfer or Permitted Investment. If an Availability Triggering Event or Specified Default has occurred and is continuing, (i) the Collateral Agent shall have the right to apply collections received into the U.S. Payment Accounts and Canadian Payment Accounts to the outstanding U.S. Loans and Canadian Revolving Loans, respectively, as provided in Section 5.02 of the U.S. Collateral Agreement or Section 5.02 of the Canadian Collateral Agreement and the Borrowers shall have the right, subject to the terms and conditions of this Agreement, to request Borrowings hereunder and direct the disposition of Revolving Loan proceeds, and (ii) the Loan Parties shall not be entitled to present items drawn on or otherwise to withdraw or direct the dispositions of funds from the Payment Accounts nor shall any Loan Party be entitled to close any Payment Account until all obligations under this Agreement are paid and performed in full. Notwithstanding any other agreements the Loan Parties may have with any Secured Party, the Collateral Agent shall be entitled, during the continuance of any Event of Default, for purposes of this Agreement to give instructions as to the withdrawal or disposition of funds from time to time credited to any deposit account with the Collateral Agent, any Payment Account, or as to any other matters relating to any of the forgoing without further consent of the Loan Parties. The Collateral Agent’s power under this Agreement to give instructions as to the withdrawal or disposition of any funds from time to time credited to the Payment Accounts, any other deposit account with the Collateral Agent or as to any other matters relating to the foregoing includes, without limitation, during an Event of Default, the power to give stop payment orders for any items being presented to such accounts for payment.

(b)            (x) The U.S. Loan Parties shall maintain their lock-box service for collections of Accounts of the U.S. Loan Parties, and (y) the Canadian Loan Parties shall maintain their lock-box service for collections of Accounts of the Canadian Loan Parties, in each case, at Clearing Banks reasonably acceptable to the Administrative Agent and, with respect to bank accounts with Clearing Banks other than the Collateral Agent, if requested by the Administrative Agent, subject to Blocked Account Agreements and other documentation reasonably acceptable to the Administrative Agent (provided, that Blocked Account Agreements and other documentation consistent in form and substance with the Blocked Account Agreements and documentation established in connection with the Existing Credit Agreement shall be acceptable to the Administrative Agent). The Loan Parties (other than the UK Borrower shall instruct all new Account Debtors with respect to Accounts to make all payments directly to the address established for each such lock-box service or electronically into such lockbox accounts. If, notwithstanding such instructions, any Loan Party receives any proceeds of Accounts, it shall deliver such payments to the Collateral Agent or deposit them into a Payment Account. During an Availability Triggering Event or Specified Default, all collections received in any lock-box or Payment Account or directly by the Loan Parties (other than the UK Borrower) or the Collateral Agent, and all funds in any Payment Account or other account to which such collections are deposited, shall be subject to the Collateral Agent’s exclusive dominion and control and withdrawals by the Loan Parties shall not be permitted; provided, however, that, in the absence of an Availability Triggering Event or Specified Default, all collections received in any lock-box or Payment Account, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to direction as to application thereof and withdrawal by the Loan Parties in the same manner as provided in Section 5.14(a). The Collateral Agent or its designee may, at any time after the occurrence and during the continuation of an Event of Default, upon notice to the Company, notify Account Debtors that the Accounts have been assigned to the Collateral Agent and of the Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Loan Account as a Revolving Loan. So long as an Event of Default exists, the Loan Parties (other than the UK Borrower), at the Collateral Agent’s request, shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall reasonably request to grant the Collateral Agent access to any post office box in which collections of Accounts are received.

(c)            If sales of Inventory are made or services are rendered by any of the Loan Parties (other than the UK Borrower) for cash, such Loan Parties shall promptly deposit such cash into a Payment Account.

(d)            Except as otherwise provided in this Section 5.14, all payments received by the Collateral Agent in a bank account, an account separate from a Payment Account or a lock-box account, designated by the applicable Borrower and the Collateral Agent will be credited to the applicable Loan Account (conditional upon final collection) on the same day received (if received prior to 3:00 p.m., Local Time); provided that the Loan Parties shall compensate the Collateral Agent for the cost of collection and clearance of remittances applied to the Loan Accounts, including interest for one day, on all uncollected funds credited to the Loan Accounts as provided by this Section 5.14(d).

(e)            In the event all of the Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) are repaid upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Collateral Agent’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the applicable Loan Account (i) on the date of the Collateral Agent’s receipt of such funds if such funds are collected funds or other immediately available funds if received by 3:00 p.m. (New York, New York time) or (ii) one Business Day after the Collateral Agent’s receipt of such funds if such funds are uncollected funds or collected or immediately available funds received after such time.

SECTION 5.15.       Inventory; Perpetual Inventory.

(a)            Keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods arising in the ordinary course of its business. The Loan Parties (other than the UK Borrower) will not, without the prior written consent of the Collateral Agent, acquire or maintain any Inventory in excess of $5 million at any time on consignment or approval unless such Inventory is disclosed to the Collateral Agent pursuant to Section 5.12 and such Loan Parties take appropriate steps to insure that all of such Inventory meets the criteria of Eligible Inventory, including delivery of appropriate subordination agreements, if necessary. The Loan Parties (other than the UK Borrower) will conduct a physical count of their Inventory at least once per its fiscal year, and during the existence of an Event of Default, at such other times as the Collateral Agent may reasonably request. Without the Collateral Agent’s written consent, the Loan Parties (other than the UK Borrower) will not sell, through a single transaction or a series of related transactions, Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis in excess of $5 million.

(b)            In connection with all Inventory financed by letters of credit, the Loan Parties (other than the UK Borrower) will, when an Event of Default is continuing, at the Collateral Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or other persons receiving or holding cash, checks, Inventory, documents or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent’s order, and if they shall come into the Borrowers’ or their Subsidiaries’ possession, to deliver them, upon request, to the Collateral Agent in their original form. The Loan Parties (other than the UK Borrower) shall also, when an Event of Default is continuing, at the Collateral Agent’s request, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

SECTION 5.16.       Foreign Plans.

(a)            The Canadian Borrower and the Canadian Subsidiary Loan Parties shall cause each of their Foreign Plans to be administered in all respects in compliance with, as applicable, the PBA and all applicable laws (including regulations, orders and directives), and the terms of the Foreign Plans and any agreements relating thereto other than such non-compliance that could not reasonably be expected to result in a Material Adverse Effect.

(b)            The Canadian Borrower and the Canadian Subsidiary Loan Parties shall ensure that, to the extent such action or inaction could reasonably be expected to result in a Material Adverse Effect, (i) each of them does not breach its fiduciary responsibilities, if any, with respect to any Canadian Defined Benefit Plan, and (ii) each of them as a Canadian Defined Benefit Plan sponsor or otherwise, shall not, nor shall they permit, the wind up and/or termination of any Canadian Defined Benefit Plan that has a wind-up or solvency liability without the prior written consent of the Administrative Agent.

SECTION 5.17.       UK Pensions.

(a)            The UK Borrower shall ensure that all pension schemes operated by or maintained for its benefit and/or any of its employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission is taken by the UK Borrower in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or the UK Borrower ceasing to employ any member of such a pension scheme);

(b)            Except for the schemes set forth in Schedule 3.27, the UK Borrower shall ensure that it is not an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer;

(c)            The UK Borrower shall deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Borrower); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to all pension schemes mentioned in clause (a) above;

(d)            The UK Borrower shall (i) promptly notify the Administrative Agent of any material change in the rate of contributions to any pension scheme mentioned in clause (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise) (ii) immediately notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to the UK Borrower; and (iii) immediately notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

SECTION 5.18.       Post-Amendment and Restatement Effective Date Actions. The Company agrees that it will, or will cause the relevant Loan Parties to, complete each of the actions described on Schedule 5.18 by no later than the date set forth in Schedule 5.18 with respect to such action or such later date as the Administrative Agent may reasonably agree.

ARTICLE VI

Negative Covenants

The Loan Parties covenant and agree with each Lender that, from and after the Closing Date, and so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document) have been paid in full and all Letters of Credit and Bankers’ Acceptances have been canceled or fully cash collateralized (in a manner reasonably acceptable to the Administrative Agent and the Issuing Banks) or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not, and will not permit any of the Material Subsidiaries to:

SECTION 6.01.       Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness existing on the Amendment and Restatement Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Company or any Subsidiary);

(b)            Indebtedness created hereunder and under the other Loan Documents;

(c)            Indebtedness pursuant to Swap Agreements;

(d)            Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)            Indebtedness of the Company to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Company or any other Subsidiary; provided, that (i) Indebtedness of the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or any Subsidiary that is not a Loan Party owing to the Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) shall be subject to Section 6.04(b) and (ii) Indebtedness of the Company to Holdings or any Subsidiary and Indebtedness of any other Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) to Holdings, the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or any Subsidiary that is not a Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the applicable borrower of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)           (i) Indebtedness of a Subsidiary acquired after the Amendment and Restatement Effective Date or an entity merged or amalgamated into or consolidated with the Company or any Subsidiary after the Amendment and Restatement Effective Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger, amalgamation or consolidation and is not created in contemplation of such event and where such acquisition, merger, amalgamation or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) if immediately after giving effect to such acquisition, merger, amalgamation or consolidation, the assumption and incurrence of any Indebtedness and any related transactions, the Total Net First Lien Leverage Ratio of the Company on a Pro Forma Basis would be greater than 4.00 to 1.00, then the amount of Indebtedness incurred pursuant to this paragraph (h) shall not exceed the greater of $140 million and 4.00% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(i)            Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Company or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof; provided, that, if immediately after giving effect to such transaction, the Total Net First Lien Leverage Ratio of the Company on a Pro Forma Basis would be greater than 4.00 to 1.00, then the amount of Indebtedness incurred pursuant to this paragraph (i), when combined with the Remaining Present Value of outstanding leases permitted under Section 6.03, shall not exceed the greater of $150 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(j)            Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof;

(k)            other Indebtedness of the Company or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $175 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l)            Indebtedness of the Company and/or its Subsidiaries pursuant to (i) the Existing Second Lien Notes in an aggregate principal amount that is not in excess of $2,100.0 million, (ii) [reserved], (iii) [reserved], (iv) the extensions of Term Loans under the Term Loan Credit Agreement, (v) the Existing First Priority Notes in an aggregate principal amount that is not in excess of (A) $3,954 million plus (B) €1,075 million, and (vi) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m)           Guarantees (i) by Company, the Canadian Borrower and the Subsidiary Loan Parties of the Indebtedness of the Company and its Subsidiaries described in paragraph (l) of this Section 6.01, so long as any Liens securing the Guarantee of the Existing Second Lien Notes or any Permitted Refinancing Indebtedness in respect thereof are subject to the Second Priority Intercreditor Agreement, (ii) by the Borrowers (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party of any Indebtedness of any Borrower (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party expressly permitted to be incurred under this Agreement, (iii) by the Borrowers (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of Holdings, the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Foreign Subsidiary (other than a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility))) of Indebtedness of another Foreign Subsidiary (other than a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility))), and (v) by the Company of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s) to the extent such Guarantees are permitted by 6.04 (other than Section 6.04(v));

(n)            Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions and any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o)            Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p)            Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)            (i) other Indebtedness incurred by the Borrowers (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party; provided that (A) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom (or, if the proceeds of such Indebtedness is are being used to fund a Limited Condition Acquisition, at the time of the incurrence of such Indebtedness and after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom), (B) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to the issuance incurrence or assumption of such Indebtedness and (C) in the case of any such Indebtedness that is secured, immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Total Net First Lien Leverage Ratio on a Pro Forma Basis shall not be greater than 4.00 to 1.00 and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s)            Indebtedness of Foreign Subsidiaries (other than Foreign Subsidiaries that are Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility))); provided that the aggregate amount of Indebtedness incurred under this clause (s), when aggregated with all other Indebtedness incurred and outstanding pursuant to this clause (s), shall not exceed the greater of $100 million and 10.0% of the consolidated assets of the Foreign Subsidiaries (other than Foreign Subsidiaries that are Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility))) at the time of such incurrence;

(t)            unsecured Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u)           Indebtedness representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business;

(v)           Indebtedness in connection with Permitted Receivables Financings; provided that, after giving effect to such Indebtedness, the Borrowers shall be in compliance with Section 2.11(b);

(w)          Indebtedness of Foreign Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for such Foreign Subsidiaries’ ordinary course of operations;

(x)            Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of the greater of $175 million or 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(y)           Indebtedness consisting of promissory notes issued by the Company or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;

(z)            Indebtedness consisting of obligations of the Company or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Business Acquisitions or any other Investment expressly permitted hereunder; and

(aa)          all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (z) above.

SECTION 6.02.       Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Company and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)            Liens on property or assets of the Company and the Subsidiaries existing on the Amendment and Restatement Effective Date and set forth on Schedule 6.02(a) or, to the extent not listed in such Schedule, where such property or assets have a fair market value that does not exceed $10 million in the aggregate and $5 million in respect of Accounts and Inventory, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Amendment and Restatement Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Company or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b)            any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Swap Agreements owed to a person that is (x) a Lender or an Agent or an Affiliate of a Lender or an Agent or (y) a Term Loan Lender or a Term Loan Agent or an Affiliate of a Term Loan Lender or Term Loan Agent, in each case, at the time of entry into such Swap Agreements) and, provided that (with respect to Liens securing Indebtedness of the Company or another U.S. Loan Party) such Liens are subject to the terms of the Senior Lender Intercreditor Agreement, any Lien securing the Term Loan Credit Agreement or any Indebtedness or obligations under the Term Loan Credit Agreement or any “Loan Documents” thereunder;

(c)            any Lien on any property or asset (other than Accounts and Inventory unless such Accounts and Inventory are held by a Subsidiary that is the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or not a Loan Party and such Accounts and Inventory are not commingled with the Accounts and Inventory of any other Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) of the Company or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that such Lien (i) does not apply to any other property or assets of the Company or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d)            Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)            Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)            (i) pledges and deposits and other Liens with respect to property other than Accounts and Inventory made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens with respect to property other than Accounts and Inventory securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(g)            deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)            zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declaration on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(i)             Liens securing Indebtedness permitted by Section 6.01(i) (limited to the assets subject to such Indebtedness);

(j)             Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k)            Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)             Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)           any interest or title of a lessor or sublessor under any leases or subleases entered into by the Company or any Subsidiary in the ordinary course of business;

(n)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(o)            Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)            Liens securing obligations in respect of trade-related letters of credit, banker’s acceptances or bank guarantees permitted under Section 6.01(f), (k) or (o) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bankers’ acceptances or bank guarantees and the proceeds and products thereof;

(q)            leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(r)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)            Liens solely on any cash earnest money deposits made by the Company or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t)             Liens with respect to property or assets of any Foreign Subsidiary (other than a Foreign Subsidiary that is a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) securing Indebtedness of a Foreign Subsidiary (other than a Foreign Subsidiary that is a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) permitted under Section 6.01;

(u)            other Liens with respect to property or assets of the Company or any Subsidiary; provided that (i) either (A) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) on a Pro Forma Basis, the Total Net First Lien Leverage Ratio on the last day of the Company’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 4.00 to 1.00 or (B) such Liens shall be subordinated to the Liens granted hereunder, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom (or, if the proceeds of such Indebtedness is are being used to fund a Limited Condition Acquisition, at the time of the incurrence of such Indebtedness and after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom), (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, and (iv) an intercreditor agreement on customary terms that is reasonably satisfactory to the Collateral Agent shall be entered into providing for the treatment of such Liens and the additional Indebtedness and other obligations secured by such Liens in relation to the Obligations and the Liens securing the Obligations in a manner that is the same as, or no less favorable to the Lenders than, the treatment under the Senior Lender Intercreditor Agreement of the “Term Loan Obligations” (as defined in the Senior Lender Intercreditor Agreement) and the security therefor (including with regard to each class of collateral);

(v)            the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w)           agreements to subordinate any interest of the Company or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Company or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(x)            Liens arising from precautionary Uniform Commercial Code or PPSA financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(y)            Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(z)          Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa)       [Reserved];

(bb)       Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of a Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of such Borrower or such Subsidiaries in respect of such letter of credit, bankers’ acceptance or bank guarantee to the extent permitted under Section 6.01;

(cc)       Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(dd)       Liens in favor of the Borrowers (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(ee)       Liens securing obligations under the Existing Second Lien Note Documents and any Permitted Refinancing Indebtedness in respect thereof, to the extent such Liens are subject to the Second Priority Intercreditor Agreement;

(ff)         Liens on not more than $30 million of deposits securing Swap Agreements;

(gg)       Liens in respect of Permitted Receivables Financings and Permitted Supplier Finance Facilities that extend only to the receivables subject thereto, provided that, after giving effect to such Liens, the Borrowers shall be in compliance with Section 2.11(b);

(hh)       Liens securing obligations under the Existing First Priority Note Documents and any Permitted Refinancing Indebtedness in respect thereof, to the extent such Liens are subject to the Senior Fixed Collateral Intercreditor Agreement; and

(ii)         other Liens with respect to property or assets of the Company or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $30 million.

SECTION 6.03.       Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (A) with respect to property (i) owned by the Company or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 180 days of the acquisition of such property or (ii) by any Foreign Subsidiary regardless of when such property was acquired, and (B) with respect to any property owned by the Company, any Domestic Subsidiary or any Canadian Subsidiary, if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, (a) the Total Net First Lien Leverage Ratio is equal to or less than 4.00 to 1.00, or (b) if the Total Net First Lien Leverage Ratio is greater than 4.00 to 1.00, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(i) and the Remaining Present Value of outstanding leases entered into under this Section 6.03(b) on or after the Amendment and Restatement Effective Date, shall not exceed the greater of $150 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

SECTION 6.04.       Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)            the Transactions and Investments arising as a result of one or more Permitted Supplier Finance Facilities;

(b)            (i) Investments by the Company or any Subsidiary in the Equity Interests of the Company or any Subsidiary; (ii) intercompany loans from the Company or any Subsidiary to the Company or any Subsidiary; and (iii) Guarantees by the Borrowers (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of the Company or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Amendment and Restatement Effective Date by (1) the Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) pursuant to clause (i) above in the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or Subsidiaries that are not Loan Parties and (2) the U.S. Loan Parties pursuant to clause (i) in other Loan Parties (other than U.S. Loan Parties), plus (B) net intercompany loans made after the Amendment and Restatement Effective Date (1) to the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or Subsidiaries that are not Loan Parties pursuant to clause (ii) above and (2) by U.S. Loan Parties to Loan Parties (other than U.S. Loan Parties) pursuant to clause (ii) above, plus (C) Guarantees of Indebtedness (1) of the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or Subsidiaries that are not Loan Parties pursuant to clause (iii) and (2) by U.S. Loan Parties of Indebtedness of Loan Parties (other than U.S. Loan Parties), shall not exceed an aggregate net amount equal to (x) the greater of (1) $100 million and (2) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(b)(y), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Subsidiaries and intercompany liabilities incurred in connection with the RPC Acquisition shall not be included in calculating the limitation in this paragraph at any time;

(c)            Permitted Investments and Investments that were Permitted Investments when made;

(d)            Investments arising out of the receipt by the Company or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e)            loans and advances to officers, directors, employees or consultants of the Company or any Subsidiary (i) in the ordinary course of business not to exceed the greater of $25 million and 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such loan or advance for which financial statements have been delivered pursuant to Section 5.04, in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity;

(f)            accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)            Swap Agreements;

(h)            Investments existing on, or contractually committed as of, the Amendment and Restatement Effective Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing on the Amendment and Restatement Effective Date;

(i)            Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (r), (s), and (u);

(j)            other Investments by the Company or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $225 million and 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j)) plus (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(j)(ii), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(k)            Investments constituting Permitted Business Acquisitions;

(l)            intercompany loans between Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(m) (in each case, other than Foreign Subsidiaries that are Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)));

(m)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Company as a result of a foreclosure by the Company or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n)            Investments of a Subsidiary acquired after the Amendment and Restatement Effective Date or of an entity merged into the Company or merged or amalgamated into or consolidated with a Subsidiary after the Amendment and Restatement Effective Date, in each case, to the extent permitted under this Section 6.04 and, in the case of any merger, amalgamation or consolidation, in accordance with Section 6.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o)            acquisitions by the Company of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Company or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Company or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p)            Guarantees by the Company or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Subsidiary in the ordinary course of business;

(q)            Investments to the extent that payment for such Investments is made with Equity Interests of Holdings (or any Parent Entity);

(r)            Investments in the equity interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, the Company or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined on an arm’s-length basis, so contributed pursuant to this paragraph (r) shall not in the aggregate exceed $30 million and (ii) in respect of each such contribution, a Responsible Officer of the Company shall certify, in a form to be agreed upon by the Company and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing, (y) the fair market value of the assets so contributed and (z) that the requirements of paragraph (i) of this proviso remain satisfied;

(s)            Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(t)            Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u)            Investments in Foreign Subsidiaries not to exceed the greater of $75 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04, in the aggregate, as valued at the fair market value of such Investment at the time such Investment is made;

(v)            Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w)            advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or such Subsidiary;

(x)            Investments by the Company and its Subsidiaries, including loans to any direct or indirect parent of the Company, if such Borrower or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y)            Investments arising as a result of Permitted Receivables Financings;

(z)            Investments received substantially contemporaneously in exchange for Equity Interests of any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(aa)       Investments in joint ventures not in excess of the greater of $75 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04, in the aggregate; and

(bb)       the Transaction Equity Investment and the RPC Acquisition (including Investments in connection therewith by the Company or any Subsidiary in the Company or any Subsidiary made for tax planning and reorganization purposes, so long as the value of the Collateral after giving effect to such Investments, taken as a whole, is not materially impaired (as reasonably determined by the Company, which determination shall be conclusive).

The amount of Investments that may be made at any time pursuant to clause (C) of the proviso of Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the Company, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

SECTION 6.05.       Mergers, Consolidations, Sales of Assets and Acquisitions. Merge or amalgamate into or consolidate with any other person, or permit any other person to merge or amalgamate into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Company or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any person (including, in each case, pursuant to a Delaware LLC Division), except that this Section shall not prohibit:

(a)            (i) the purchase and sale of inventory in the ordinary course of business by the Company or any Subsidiary and the sale of receivables by any Foreign Subsidiary (other than a Foreign Subsidiary that is a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility))) pursuant to non-recourse factoring arrangements in the ordinary course of business of such Foreign Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Company or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Company or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b)            if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or Delaware LLC Division of any Subsidiary (other than a Borrower) into the Company in a transaction in which the Company is the survivor, (ii) the merger, amalgamation, consolidation or Delaware LLC Division of any Subsidiary (other than a Borrower) into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Company or Subsidiary Loan Party receives any consideration, (iii) the merger, amalgamation, consolidation or Delaware LLC Division of any Subsidiary that is not a Loan Party into or with any other Subsidiary that is not a Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Company or any Borrower) if the Company determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Company and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, amalgamate or effect a Delaware LLC Division with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging Subsidiary was a Loan Party (and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.10;

(c)            sales, transfers, leases or other dispositions to the Company or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) to the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or a Subsidiary that is not a Loan Party in reliance on this paragraph (c) shall be made in compliance with Section 6.07 and shall be included in Section 6.05(g);

(d)            Sale and Lease-Back Transactions permitted by Section 6.03;

(e)            Investments permitted by Section 6.04, Permitted Liens, dividends permitted by Section 6.06 and capital expenditures;

(f)            the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)            sales, transfers, leases, Delaware LLC Divisions or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that (i) the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased, Delaware LLC Division or otherwise disposed of in reliance upon this paragraph (g) shall not exceed, in any fiscal year of the Company, the greater of (x) $200 million and (y) 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04, (ii) no Default or Event of Default exists or would result therefrom; (iii) immediately after giving effect thereto, the Revolving Facility Credit Exposure shall not exceed the Combined Line Cap calculated on a Pro Forma Basis after giving effect to such sale, transfer, lease, Delaware LLC Division or other disposition, and (iv) immediately after giving effect to any such sale, lease, transfer, lease, Delaware LLC Division or other disposition of Accounts or Inventory not undertaken in the ordinary course of business, the Revolving Facility Credit Exposure shall not exceed the Combined Line Cap;

(h)            Permitted Business Acquisitions (including any merger, amalgamation, consolidation or Delaware LLC Division in order to effect a Permitted Business Acquisition); provided, that following any such merger, amalgamation, consolidation or Delaware LLC Division (i) involving the Company, the Company is the surviving corporation, (ii) involving a Domestic Subsidiary or Canadian Subsidiary (other than the Canadian Borrower), the surviving, continuing or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary, (iii) involving a Foreign Subsidiary (other than a Canadian Subsidiary or the UK Borrower), the surviving, continuing or resulting entity shall be a Wholly Owned Subsidiary, (iv) involving the Canadian Borrower, the Canadian Borrower is the surviving or continuing corporation and (v) involving the UK Borrower, the UK Borrower is the surviving or continuing corporation;

(i)            leases, licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property) of any real or personal property in the ordinary course of business;

(j)            sales, leases or other dispositions of inventory of the Company and its Subsidiaries determined by the management of the Company to be no longer useful or necessary in the operation of the business of the Company or any of the Subsidiaries;

(k)            acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l)            the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings; provided, that, after giving effect to each such purchase and sale or other transfer, the Borrowers shall be in compliance with Section 2.11(b);

(m)            any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value in excess of $10.0 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Company with respect to such fair market value and (iii) in the event of a swap with a fair market value in excess of $20.0 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Company; provided, that (A) the aggregate gross consideration (including exchange assets, other noncash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (m) shall not exceed, in any fiscal year of the Company, the greater of $200 million and 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04, (B) no Default or Event of Default exists or would result therefrom and (C) immediately after giving effect to such exchange, the Revolving Facility Credit Exposure shall not exceed the Combined Line Cap calculated on a Pro Forma Basis after giving effect to such exchange;

(n)            the sale of assets described on Schedule 6.05;

(o)            [reserved];

(p)            the purchase and sale or other transfer of Receivables Assets in connection with a Permitted Supplier Finance Facility; provided, that, after giving effect to each such purchase and sale or other transfer, the Borrowers shall be in compliance with Section 2.11(b); and

(q)            the RPC Acquisition.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than (x) sales, transfers, leases, licenses or other dispositions to Loan Parties (other than the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility)) pursuant to paragraph (c) of this Section 6.05 and (y) the transactions permitted by paragraph (e) of this Section 6.05 (solely with respect to Section 6.04(b)) unless such disposition is for fair market value and (ii) no sale, transfer or other disposition of assets in excess of $15 million shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided, that for purposes of clause (ii) above, (a) the amount of any liabilities (as shown on the Company’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the Company or such Subsidiary of the Company from such transferee that are converted by the Company or such Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Consolidated Total Assets and $100 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash. To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any Person other than Holdings, the Company or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Company in order to evidence the foregoing. Anything contained herein to the contrary notwithstanding, (A) neither the Company nor any other Loan Party shall sell or otherwise dispose of any Inventory or Accounts (other than sales of Inventory in the ordinary course of business and sales of Accounts for collection) if, as a result of such sale or other disposition, the Revolving Facility Credit Exposure would exceed the Combined Line Cap, in each case determined as of the time of such sale or other disposition, and (B) none of the capital stock of any Borrower shall be sold or transferred, nor shall any Borrower enter into any merger, amalgamation or similar transaction in which such Borrower is not the surviving entity, unless in any such case (1) the obligations of such Borrower are assumed by another Borrower on terms reasonably acceptable to the Administrative Agent, (2) such event would not result in a Default or an Event of Default, and (3) the portion of the Revolving Facility Credit Exposure of the assuming Borrower does not exceed the portion of the applicable Borrowing Base attributable to the Accounts and Inventory of the assuming Borrower.

SECTION 6.06.       Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (collectively, the “Distributions”); provided, however, that:

(a)            any Subsidiary of the Company may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Company or to any Wholly Owned Subsidiary of the Company (or, in the case of non-Wholly Owned Subsidiaries, to the Company or any Subsidiary that is a direct or indirect shareholder of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Company or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Company or a Subsidiary is permitted under Section 6.04);

(b)            the Company may declare and pay dividends or make other distributions to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of Holdings or any Parent Entity whether or not consummated, (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its (or any Parent Entity’s indirect) ownership of the Company, (iv) payments permitted by Section 6.07(b), (v) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or any Parent Entity) attributable to Holdings, the Company or its Subsidiaries and (vi) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii) above, the amount of such dividends and distributions shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Company, Holdings or another Parent Entity);

(c)            the Company may declare and pay dividends or make other distributions to Holdings the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings, the Company or any of the Subsidiaries or by any Plan or shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $20 million (plus the amount of net proceeds contributed to the Company that were (x) received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity of Holdings to directors, consultants, officers or employees of Holdings, any Parent Entity, the Company or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d)            noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e)            the Company may pay dividends to Holdings, and Holdings may pay dividends to its equity holders with the proceeds of such dividends; provided, that, in each case, no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect thereto, that the Company and its Subsidiaries shall be in Pro Forma Compliance;

(f)            [reserved];

(g)            the Company may pay dividends or distributions to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h)            the Company may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to 6.0% per annum of the net proceeds received by the Company from any public offering of Equity Interests of the Company or any direct or indirect parent of the Company; and

(i)             the Company may make distributions to Holdings or any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided, that (A) such distribution shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Company or a Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 6.05) of the Person formed or acquired into the Company or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment.

SECTION 6.07.       Transactions with Affiliates.

(a)            Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings or the Company in a transaction involving aggregate consideration in excess of $5 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b)            The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)            any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or of the Company,

(ii)            loans or advances to employees or consultants of Holdings (or any Parent Entity), the Company or any of the Subsidiaries in accordance with Section 6.04(e),

(iii)          transactions among the Company or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, amalgamation, consolidation or Delaware LLC Division in which a Subsidiary is the surviving entity) not prohibited by this Agreement,

(iv)          the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Company and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Company, Holdings or another Parent Entity and assets incidental to the ownership of the Company and its Subsidiaries)),

(v)           permitted agreements in existence on the Amendment and Restatement Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect and other transactions, agreements and arrangements described on Schedule 6.07 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect or similar transactions, agreements or arrangements entered into by the Company or any of its Subsidiaries.

(vi)          (A) any employment agreements entered into by the Company or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)         dividends, redemptions and repurchases permitted under Section 6.06, including payments to Holdings (and any Parent Entity),

(viii)        any purchase by Holdings of the equity capital of the Company; provided, that any Equity Interests of the Company purchased by Holdings shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the U.S. Collateral Agreement,

(ix)           payments by the Company or any of the Subsidiaries to any Person made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Company, or a majority of disinterested members of the Board of Directors of the Company, in good faith,

(x)            transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi)           any transaction in respect of which the Company delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Company from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Company qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xii)          [reserved],

(xiii)         transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice,

(xiv)         the Transaction Equity Investment,

(xv)          the issuance, sale, transfer of Equity Interests of Company to Holdings and capital contributions by Holdings to Company,

(xvi)         the Business Combination and all transactions in connection therewith,

(xvii)            without duplication of any amounts otherwise paid with respect to taxes, payments by Holdings (and any Parent Entity), the Company and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such Parent Entity), the Company and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xviii)           transactions pursuant to any Permitted Receivables Financing, or

(xix)              the RPC Acquisition and the Transaction Equity Investment.

SECTION 6.08.       Business of the Borrowers and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Amendment and Restatement Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financing.

SECTION 6.09.       Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)            Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Company, the Loan Parties or any of the Subsidiaries.

(b)            (i)  Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the loans under any Indebtedness subordinated in right of payment or any Permitted Refinancing Indebtedness in respect thereof or any preferred Equity Interests or any Disqualified Stock (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) refinancings permitted by Section 6.01(l) or (r), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Company by Holdings from the issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity; and (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the Company would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity; or

(ii)            Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders and (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c)            Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Company or any Subsidiary that is a direct or indirect shareholder of such Subsidiary or (ii) the granting of Liens by the Company or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)          restrictions imposed by applicable law;

(B)          contractual encumbrances or restrictions in effect on the Amendment and Restatement Effective Date under Indebtedness existing on the Amendment and Restatement Effective Date and set forth on Schedule 6.01, the Term Loan Credit Agreement, the Existing First Priority Notes, the Existing Second Lien Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C)           any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D)           customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)           any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)           any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01(r), to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Existing Second Lien Note Documents;

(G)           customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)            customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)            customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)          customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L)            customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Company, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations;

(M)          any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary other than Subsidiaries of such new Subsidiary;

(N)            restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Company that is the UK Borrower (unless it becomes a borrower under an Incremental European Revolving Facility) or not a Loan Party;

(O)            customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)            restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q)            restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; or

(R)            any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10.       Fiscal Year; Accounting. Permit its fiscal year to end on any date other than the Saturday nearest September 30, without prior notice to the Administrative Agent given concurrently with any required notice to the SEC or similar foreign securities Governmental Authority.

SECTION 6.11.       Availability Triggering Event. If an Availability Triggering Event or Event of Default shall have occurred and shall be continuing, permit the ABL Fixed Charge Coverage Ratio, calculated as of the last day of the preceding fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04(b), to be less than 1.00 to 1.00 (which calculation shall be made on a Pro Forma Basis to take into account any events described in the definition of “Pro Forma Basis” occurring during the period of four fiscal quarters ending on the last day of such preceding fiscal quarter).

SECTION 6.12.       Qualified CFC Holding Companies. Permit any Qualified CFC Holding Company to (a) create, incur or assume any Indebtedness or other liability, or create, incur, assume or suffer to exist any Lien on, or sell, transfer or otherwise dispose of, other than in a transaction permitted under Section 6.05, any of the Equity Interests of a Foreign Subsidiary held by such Qualified CFC Holding Company, or any other assets, or (b) engage in any business or activity or acquire or hold any assets other than the Equity Interests of one or more Foreign Subsidiaries of the Company and/or one or more other Qualified CFC Holding Companies and the receipt and distribution of dividends and distributions in respect thereof.

SECTION 6.13.       Canadian Defined Benefit Plans. Become party to any Canadian Defined Benefit Plan, other than any in existence on the Amendment and Restatement Effective Date or maintain, contribute or have any liability in respect of, or acquire any Person that maintains, contributes or has any liability in respect of, a Canadian Defined Benefit Plan during the term of this Agreement.

ARTICLE VIA

Holdings Covenants

Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document) have been paid in full and all Letters of Credit and Bankers’ Acceptances have been canceled or fully cash collateralized (in a manner reasonably acceptable to the Administrative Agent and the Issuing Banks) or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 6.02(d), (e) or (k)) on any of the Equity Interests issued by the Company other than the Liens created under the Loan Documents, (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other person, and (c) Holdings shall at all times own directly 100% of the Equity Interests of the Company and shall not sell, transfer or otherwise dispose of the Equity Interests in the Company.

ARTICLE VII

Events of Default

SECTION 7.01.       Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)            any representation or warranty made or deemed made by Holdings, any Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)            default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)            default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C - BA Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)            default shall be made in the due observance or performance by Holdings, any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08 or in Article VI or VIA;

(e)            default shall be made in the due observance or performance by Holdings, any Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in (i) Section 5.07 or Sections 5.11 through 5.15 and such default shall continue unremedied for a period of seven days after notice thereof from the Administrative Agent to the Borrowers, or (ii) any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Foreign Subsidiary (other than a Subsidiary organized in a jurisdiction of a Loan Party) to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Company;

(f)            (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, any Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)            there shall have occurred a Change in Control;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings, any Borrower or any Subsidiary, under any Debtor Relief Law or similar law, (ii) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, custodian, sequestrator, examiner, conservator, administrator or similar official for Holdings, any Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings, any Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days other than in respect of the UK Borrower, or, for 28 days in respect of the UK Borrower or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             Holdings, any Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of an interim receiver, monitor, trustee, liquidator, custodian, sequestrator, examiner, conservator, monitor, administrator or similar official for Holdings, any Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)             the failure by Holdings, any Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $35 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days;

(k)            (A) (i)  a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Holdings, any Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, or (v) Holdings, any Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; or (B) (i) a Foreign Plan Termination Event shall occur, (ii) there is an appointment by the appropriate Governmental Authority of a replacement administrator to administer any Canadian Defined Benefit Plan, (iii) if any Canadian Defined Benefit Plan shall be terminated or a replacement administrator is appointed, or if the Canadian Borrower or any other Canadian Subsidiary is in default with respect to payments to a Canadian Defined Benefit Plan, (iv) the Canadian Borrower or any other Canadian Subsidiary completely or partially withdraws from a Foreign Plan which is a “multi-employer pension plan,” as defined under the applicable pension standards legislation and any such event may reasonably be expected to have a Material Adverse Effect, or (v) any Lien arises (save for contribution amounts not yet due) in connection with any Foreign Plan; or (C) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to the UK Borrower, and in each case in clauses (A), (B) and (C) above, such event or condition set forth in clause (A), (B) or (C) above, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l)             (i) any Loan Document shall for any reason be asserted in writing by Holdings, any Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrowers and the Subsidiaries on a consolidated basis, shall cease to be, or shall be asserted in writing by any Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries (other than Subsidiaries organized in a jurisdiction where a Loan Party is organized (other than the UK Borrower)) or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the U.S. Collateral Agreement or the Canadian Collateral Agreement or to file Uniform Commercial Code continuation statements or the PPSA financing change statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a Lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings, any Borrower or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or any Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

(m)            (i) the Obligations shall fail to constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof) under any Indebtedness incurred pursuant to Section 6.01(r) constituting subordinated Indebtedness or any Permitted Refinancing Indebtedness in respect of such Indebtedness incurred pursuant to Section 6.01(r) constituting subordinated Indebtedness, or (ii) the subordination provisions thereunder shall be invalidated or otherwise cease, or shall be asserted in writing by Holdings, the Borrowers or any Subsidiary Loan Party to be invalid or to cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

(n)            there shall occur and be continuing an “Event of Default” under and as defined in the Term Loan Credit Agreement,

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j); and in any event with respect to any Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.       Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (l) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

SECTION 7.03.       Holdings’ Right to Cure.

(a)            Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrowers fail to comply with the requirements of the ABL Fixed Charge Coverage Ratio set forth in Section 6.11 hereof, until the expiration of the 10th day subsequent to the date that the certificate calculating such ABL Fixed Charge Coverage Ratio is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Company (collectively, the “Cure Right”), and upon the receipt by the Company of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right, such ABL Fixed Charge Coverage Ratio shall be recalculated giving effect to the following pro forma adjustment:

(i)            EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the ABL Fixed Charge Coverage Ratio and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)            If, after giving effect to the foregoing pro forma adjustment, the Borrowers shall then be in compliance with the requirements of the ABL Fixed Charge Coverage Ratio set forth in Section 6.11 hereof, the Borrowers shall be deemed to have satisfied the requirements of such Section 6.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section 6.11 that had occurred shall be deemed cured for this purposes of the Agreement.

(b)            Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (ii) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.11 and (iv) the Borrowers shall not be permitted to borrow hereunder or request the issuance of Letters of Credit during the 10-day period specified in clause (a) above until the relevant Cure Amount has been received by the Company.

ARTICLE VIII

The Agents

SECTION 8.01.       Appointment.

(a)            Each Lender (in its capacities as a Lender and each Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints (A) the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as a Collateral Agent for such Lender and the other Secured Parties under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (B) the Term Facility Collateral Agent as collateral agent for such lender for purposes of the Security Documents. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor any Lender shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any other Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or any Lender. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria and other determinations with respect to the calculation of each Borrowing Base, (b) the making of Agent Advances pursuant to Section 2.04(d), and (c) the exercise of remedies pursuant to Section 7.01, and any action so taken or not taken shall be deemed consented to by the Lenders.

(b)            In furtherance of the foregoing, each Lender (in its capacities as a Lender and each Swingline Lender (if applicable) and on behalf of itself and its Affiliates and branches as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates and branches as potential counterparties to Swap Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and to enter into and take such action on its behalf under the provisions of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. In its capacity as Collateral Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Quebec, each Lender (in its capacities as a Lender and each Swingline Lender (if applicable) and on behalf of itself and its Affiliates and branches as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates and branches as potential counterparties to Swap Agreements) hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of such Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Collateral Agent under any related deed of hypothec. The Collateral Agent shall have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Collateral Agent pursuant to any such deed of hypothec and applicable law. Any person who becomes such a Secured Party shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed the Collateral Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Collateral Agent in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article VIII also constitutes the substitution of the Collateral Agent as hypothecary representative as aforesaid.

(c)            Each Lender (in its capacities as a Lender and each Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (A) in the case of all Loan Parties, upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration, termination or cash collateralization of all Letters of Credit and Bankers’ Acceptances, (B)  that is sold or to be sold to any Person other than another Loan Party as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 9.08 hereof, (ii) to release any Subsidiary Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (iii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(i) and (j). Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Loan Party from its obligations under the Loan Documents.

(d)            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, administration, moratorium or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02.       Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrowers or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 8.03.       Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (x) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (y) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or an Issuing Bank. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.       Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to Holdings or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05.       Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06.       Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07.       Indemnification. The Lenders agree to indemnify each Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and unused Commitments hereunder; provided, that the aggregate principal amount of Swingline Loans owing to any Swingline Lender and of L/C – BA Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Facility Credit Exposure), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents (including, without limitation, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement) or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08.       Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09.       Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent shall, on behalf of the Lenders, appoint a successor agent which shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 8.10.       Agents and Arrangers. Neither the Senior Managing Agents nor any of the Joint Lead Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 8.11.       Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)            is deemed to have requested that the Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Collateral Agent;

(b)            expressly agrees and acknowledges that neither the Lenders nor the Agents (i) make any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Collateral Agent, a Lender, or other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(d)            agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants or as permitted under Section 9.16, or use any Report in any other manner; and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender; provided, however, that such indemnification shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or Lender preparing the Report.

SECTION 8.12.       Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.13.       Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

Miscellaneous

SECTION 9.01.       Notices; Communications.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)            if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)            Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)            Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC or any similar foreign securities Governmental Authority) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02.       Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C – BA Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03.       Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender (or otherwise received evidence satisfactory to the Administrative Agent) that such Lender has executed it, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrowers, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04.       Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit or Bankers’ Acceptance), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)            (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)            the Company; provided, that no consent of the Company shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

(B)            in the case of an assignment under the U.S. Revolving Facility, the Administrative Agent, and in the case of an assignment under the Canadian Revolving Credit Facility, the Administrative Agent; and

(C)            the applicable Issuing Bank and the applicable Swingline Lender (other than the UK Swingline Lender); provided, that no consent of the Issuing Bank and the Swingline Lender shall be required for an assignment to an existing Lender.

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5 million, unless each of the Company and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Company shall be required if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates and branches or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C)            the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms;

(D)            the Assignee shall not be a Borrower or any of the Borrowers’ Affiliates or Subsidiaries;

(E)            no such assignment shall be made to a Defaulting Lender;

(F)            no such assignment shall be made to a natural person; and

(G)            in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to an Ineligible Institution.

(iii)            Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)            The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C – BA Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)            Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)            (i)  Any Lender may, without the consent of or notice to the Company, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (other than a Defaulting Lender or Borrower or an Affiliate of Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Sections 2.17(f) and (g) as though it were a Lender.

(d)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)            The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Company or the Administrative Agent. Each of Holdings, the Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)            If the Company wishes to replace the Loans or Commitments under the U.S. Revolving Facility or the Canadian Revolving Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent, and subject to at least three Business Days’ advance notice to the Lenders under the U.S. Revolving Facility or Canadian Revolving Facility, as applicable, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) (A) with respect to all Loans and Commitments held by the applicable Lenders who are not then Defaulting Lenders, require all such Lenders to assign all such Loans or Commitments to the Administrative Agent or its designees and (B) with respect to all such Loans and Commitments held by such Lenders who are then Defaulting Lenders, and notwithstanding anything to the contrary in Section 2.08, 2.18 or otherwise in this Agreement, prepay all amounts outstanding under any Loans held by such Defaulting Lenders, and terminate and cancel the Commitments held by such Defaulting Lenders; and (ii) amend the terms of all such Loans and Commitments so assigned pursuant to the preceding clause (i)(A) in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced, terminated, canceled and/or repaid pursuant to this Section 9.04(g) shall be purchased or repaid at par (allocated among the applicable Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any other amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned the such Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h)            Notwithstanding the foregoing, no assignment may be made to an Ineligible Institution without the prior written consent of the Company.

SECTION 9.05.       Expenses; Indemnity.

(a)            The Borrowers agree to pay (i) all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement (including reasonable expenses incurred in connection with due diligence, to the extent incurred with the reasonable prior approval of the Company and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located or where any Loan Party is formed or incorporated) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and Norton Rose Fulbright LLP, counsel to the Administrative Agent, the Collateral Agent and the Joint Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction; (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or the Joint Lead Arrangers for (A) the costs of appraisals, inspections and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Loan Parties’ operations by the Administrative Agent or the Collateral Agent, plus the Administrative Agent’s then customary charge for field examinations and audits and the preparation of reports thereof, (B) the costs and expenses of forwarding loan proceeds, collecting checks, and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and (C) the costs and expenses of lien searches, taxes, fees and other charges for filing financing statements, and other actions to maintain, preserve and protect the Collateral and the Collateral Agent’s Lien thereon; (iii) sums paid or incurred to pay any amount or take any action required of any Borrower or other Loan Party under the Loan Documents that such Borrower or Loan Party fails to take; and (iv) all out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent (including any special and local counsel).

(b)            The Borrowers agree to indemnify the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers, each Issuing Bank, each Lender and each of their respective Related Parties (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document (including, without limitation, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement) or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or Bankers’ Acceptance or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrowers or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, the Joint Lead Arrangers, any Issuing Bank or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, any Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Real Property; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to Holdings, the Borrowers or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facility or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)            Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes.

(d)            To the fullest extent permitted by applicable law, Holdings and the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06.       Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings, the Borrowers or any Subsidiary against any of and all the obligations of Holdings or the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that with respect to any such deposit of or indebtedness to (i) any Foreign Subsidiary that would otherwise be subject to the foregoing provisions of this Section 9.06, such Lender shall only set off and apply such amounts against the Canadian Obligations or (ii) the Company or any Domestic Subsidiary that would otherwise be subject to the foregoing provisions of this Section 9.06, such Lender shall only set off and apply such amounts against the U.S. Obligations. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

SECTION 9.07.       Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.       Waivers; Amendments.

(a)            No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent (or, in the case of any Security Documents, the Collateral Agent if so provided therein) and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)            decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C – BA Disbursement, or extend the stated expiration of any Letter of Credit or Bankers’ Acceptance beyond the Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c),

(ii)            increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C-BA Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii)            extend any date on which payment of interest on any Loan or any L/C – BA Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)            amend the provisions of Section 5.02 of the U.S. Collateral Agreement or Section 5.02 of the Canadian Collateral Agreement (except, in each case, as contemplated by Section 2.21 in connection with the institution of a FILO Subfacility or Incremental European Revolving Facility) or any other provision of the Loan Documents providing for the pro rata sharing of payments, without the prior written consent of each Lender adversely affected thereby, provided that by the execution and delivery of this Agreement, each Lender consents to the U.S. Collateral Agreement Amendment.

(v)            amend or modify the provisions of this Section 9.08 (except as contemplated by Section 2.21 in connection with the institution of a FILO Subfacility or Incremental European Revolving Facility) or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Amendment and Restatement effective Date),

(vi)            release all or substantially all the Collateral or release any of Holdings, the Company, the Canadian Borrower or all or substantially all of the U.S. Subsidiary Loan Parties or Canadian Subsidiary Loan Parties from their respective Guarantees under the U.S. Collateral Agreement or the Canadian Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender,

(vii)            increase any of the percentages set forth in the definitions of the U.S. Borrowing Base or the Canadian Borrowing Base without the consent of all of the Lenders,

(viii)            (x) subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness or other obligation or (y) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, in each case, without the prior written consent of each Lender directly and adversely affected thereby,

(ix)            amend the provisions of Section 2.18 without the prior written consent of each Lender;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)            Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)            Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary to integrate any Incremental Revolving Facility Commitments on substantially the same basis as the Revolving Loans, or any FILO Commitments or Incremental European Revolving Commitments on customary terms as contemplated by Section 2.21.

SECTION 9.09.       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. Without limiting the generality of the foregoing provisions of this Section 9.09, if any provision of any of the Loan Documents would obligate any Canadian Loan Party to make any payment of interest with respect to the Canadian Obligations in an amount or calculated at a rate which would be prohibited by applicable law or would result in the receipt of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Obligors to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Loan Parties to the applicable recipient which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Loan Party shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Loan Party. Any amount or rate of interest with respect to the Canadian Obligations referred to in this Section 9.09 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loans to the Canadian Borrower remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Amendment and Restatement Effective Date to the date the Canadian Obligations shall have been paid in full, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 9.10.       Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.       Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.       Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lender Parties agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, Issuing Bank nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, Issuing Bank and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Neither the Administrative Agent, Issuing Bank nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, Issuing Bank’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, Issuing Bank and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.14.       Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.       Jurisdiction; Consent to Service of Process.

(a)            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, New York County and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)            Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            Each party hereto irrevocable consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.16.       Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrowers and any Subsidiary furnished to it by or on behalf of Holdings, the Borrowers or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrowers or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledge under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) with the consent of the Company, (G) on a confidential basis to market data collectors, any rating agency or the CUSIP Bureau when required by it and (H) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).

SECTION 9.17.       Platform; Borrower Materials. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 9.18.       Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrowers and at the Borrowers’ expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by Holdings or the Borrowers and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations with respect to which no claim has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

SECTION 9.19.       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

SECTION 9.20.       USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

SECTION 9.21.       UK “Know Your Customer” Checks.

(a)            If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of the UK Borrower after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the UK Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(b)            Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

SECTION 9.22.       [Reserved].

SECTION 9.23.       [Reserved].

SECTION 9.24.       Canadian Borrower’s Obligations Several and Not Joint. Notwithstanding anything else in this Agreement to the contrary, the Canadian Loan Parties do not have any obligation to pay or any other liability whatsoever with respect to the U.S. Obligations or UK Obligations.

SECTION 9.25.       UK Borrower. Notwithstanding anything else in this Agreement to the contrary, the UK Borrower does not have any obligation to pay or any other liability whatsoever with respect to the U.S. Obligations or Canadian Obligations.

SECTION 9.26.       [Reserved].

SECTION 9.27.       Intercreditor Agreements and Collateral Agreement. Each Lender hereunder (a) consents to the priority and/or subordination of Liens provided for in the Second Priority Intercreditor Agreement, (b) consents to the priority and/or subordination of Liens provided for in the Senior Lender Intercreditor Agreement, (c) consents to the priority and/or subordination of the Liens provided for in the Senior Fixed Collateral Intercreditor Agreement, (d) agrees that it will be bound by and will take no actions contrary to the provisions of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement, (e) authorizes and instructs the Collateral Agent to enter into the Second Priority Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, (f) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Senior Lender Intercreditor Agreement as Revolving Facility Administrative Agent and Collateral Agent, respectively, and on behalf of such Lender, (g) consents to the amendment of the U.S. Collateral Agreement and the Senior Lender Intercreditor Agreement in the forms referred to herein and (h) authorizes and instructs the Collateral Agent to enter into the Canadian Collateral Agreement as Collateral Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement.

SECTION 9.28.       Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee under Article II of the U.S. Collateral Agreement or Article II of the Canadian Collateral Agreement, as applicable, or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the Guarantee under Article II of the U.S. Collateral Agreement or Article II of the Canadian Collateral Agreement, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount), provided, that any Qualified ECP Guarantor that is a Foreign Subsidiary shall only be obligated to provide such funds or support with respect to Specified Loan Parties that are Foreign Subsidiaries. The obligations and undertakings of each Qualified ECP Guarantor under this Section 9.28 shall remain in full force and effect until the Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 9.28 to constitute, and this Section 9.28 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 9.29.       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.30.       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.31.       Canadian Anti-Money Laundering Legislation. Each Lender that is subject to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or other applicable Canadian anti-money laundering, anti-terrorist financing and “know your client” laws (collectively, the “AML Legislation”) hereby notifies the Canadian Loan Parties that pursuant to the requirements of the AML Legislation, it is required to obtain, verify and record information regarding each Canadian Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Canadian Loan Party, and the transactions contemplated hereby. If the Administrative Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of any AML Legislation:

(i)            it shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii)            it shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of each Canadian Loan Party or any authorized signatories of each Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Canadian Loan Party or any such authorized signatory in doing so.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

BERRY GLOBAL GROUP, INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

BERRY GLOBAL, INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President and Chief Legal Officer

BERRY PLASTICS CANADA INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President and Secretary

RPC GROUP LIMITED

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Director

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, a U.S. Revolving Lender, a U.S. Issuing Bank and a U.S. Swingline Lender

By:	/s/ Christopher M. ‘Halloran
Name: Christopher M. O’Halloran
Title: Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch)
as a Canadian Revolving Lender, a Canadian Issuing Bank and Canadian Swingline Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

BANK OF AMERICA, N.A., London Branch
as a UK Swingline Lender

By:	/s/ Christopher M. O’Halloran
Name: Christopher M. O’Halloran
Title: Senior Vice President

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

Citibank, N.A.,
as a Lender

By:	/s/ Michelle Pratt
Name: Michelle Pratt
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Olesya Mitkevych
Name: Olesya Mitkevych
Title: Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Lender

By:	/s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and an Issuing Bank

By:	/s/ John Morrone
Name: John Morrone
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., Toronto Branch
as a Lender

By:	/s/ Syed Ali Hasan
Name: Syed Ali Hasan
Title: Authorized Officer

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

CREDIT SUISSE AG, NEW YORK BRANCH
as a Lender

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Wesley Cronin
Name: Wesley Cronin
Title: Authorized Signatory

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Lawrence
Name: David Lawrence
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, ACTING THROUGH ITS CANADA BRANCH,
as a Lender

By:	/s/ David Lawrence
Name: David Lawrence
Title: Vice President

Fifth Third Bank, National Association,
as a Lender

By:	/s/ James G. Zamborsky
Name: James G. Zamborsky
Title: Vice President

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

Fifth Third Bank, National Association through its Canadian Branch as a Lender

By:	/s/ Steve Blazevic
Name: Steve Blazevic
Title: Senior Vice President

Classification: Internal Use

BNP Paribas,
as a Lender

By:	/s/ Guelay Mese
Name: Guelay Mese
Title: Managing Director

By:	/s/ Zaohary Kaiser
Name: Zaohary Kaiser
Title: Director

[Signature Page to the Fourth Amended and Restated Revolving Credit Agreement]

SCHEDULE 1.01(a)

Certain Subsidiaries

None.

Schedule 1.01 (b)

Acceptable Appraisers

1.	Great American Group
2.	Gordon Brothers
3.	Hilco Appraisal Services, LLC
4.	Tiger Group
5.	Value Knowledge LLC

Schedule 1.01(d)

Immaterial Subsidiaries

Aspen Industrial S.A. de C.V.

Berry Plastics Acquisition Corporation XIV, LLC

Berry Plastics Asia Pacific Limited

Berry Plastics Asia Pte. Ltd.

Berry Plastics Canada, Inc.

Berry Plastics de Mexico, S. de R.L. de C.V.

Berry Plastics GmbH

Berry Plastics Holding GmbH & Co. KG

Berry Plastics Hong Kong Limited

Berry Plastics International B.V.

Berry Plastics Qingdao Limited

BPRex de Mexico S.A. de R.L. de CV

BPRex Healthcare Offranville SAS

BPRex Partipacoes Ltda

BPRex Plastic Packaging (India) Private Limited

BPRex Plastic Packaging de Mexico S.A. de C.V.

BPRex Plasticos Do Brasil Ltda

CSM Mexico SPV LLC

Grupo de Servicios Berpla, S. de R.L. de C.V.

Jacinto Mexico, S.A. de C.V.

Pliant de Mexico S.A. de C.V.

Rafypak, S.A. de C.V.

Tyco Acquisition Alpha LLC

Schedule 1.01(e)

Past Due Accounts

None.

Schedule 1.01(f)

Unrestricted Subsidiaries

None.

Schedule 1.01(g)

U.S. Subsidiary Loan Parties

	Name	Jurisdiction
1.	AeroCon, LLC	Delaware
2.	AVINTIV Acquisition Corporation	Delaware
3.	AVINTIV Inc.	Delaware
4.	AVINTIV Specialty Materials Inc.	Delaware
5.	Berry Film Products Acquisition Company, Inc.	Delaware
6.	Berry Film Products Company, Inc.	Delaware
7.	Berry Global Films, LLC	Delaware
8.	Berry Plastics Acquisition Corporation V	Delaware
9.	Berry Plastics Acquisition LLC X	Delaware
10.	Berry Plastics Design, LLC	Delaware
11.	Berry Plastics Filmco, Inc.	Delaware
12.	Berry Plastics IK, LLC	Delaware
13.	Berry Plastics Opco, Inc.	Delaware
14.	Berry Plastics SP, Inc.	Delaware
15.	Berry Plastics Technical Services, Inc.	Delaware
16.	Berry Specialty Tapes, LLC	Delaware
17.	BPRex Closure Systems, LLC	Delaware
18.	BPRex Closures Kentucky Inc.	Delaware
19.	BPRex Closures, LLC	Delaware
20.	BPRex Delta Inc.	Delaware
21.	BPRex Healthcare Brookville Inc.	Delaware
22.	BPRex Healthcare Packaging Inc.	Delaware
23.	BPRex Plastic Packaging Inc.	Delaware
24.	BPRex Product Design and Engineering Inc.	Minnesota
25.	BPRex Specialty Products Puerto Rico Inc.	New Jersey
26.	Caplas LLC	Delaware
27.	Caplas Neptune, LLC	Delaware
28.	Captive Plastics, LLC	Delaware
29.	Cardinal Packaging, Inc.	Delaware

	Name	Jurisdiction
30.	Chicopee, Inc.	Delaware
31.	Chocksett Road Limited Partnership	Massachusetts
32.	Chocksett Road Realty Trust	Massachusetts
33.	Covalence Specialty Adhesives LLC	Delaware
34.	Covalence Specialty Coatings LLC	Delaware
35.	CPI Holding Corporation	Delaware
36.	Dominion Textile (USA), L.L.C.	Delaware
37.	Dumpling Rock, LLC	Massachusetts
38.	Estero Porch, LLC	Delaware
39.	Fabrene, L.L.C.	Delaware
40.	Fiberweb GEOS, Inc.	Virginia
41.	Fiberweb, LLC	Delaware
42.	Grafco Industries Limited Partnership	Maryland
43.	Global Closure Systems America 1, Inc.	Delaware
44.	Kerr Group, LLC	Delaware
45.	Knight Plastics, LLC	Delaware
46.	Laddawn, Inc.	Massachusetts
47.	Lamb’s Grove, LLC	Delaware
48.	Letica Corporation	Delaware
49.	Letica Resources, Inc.	Delaware
50.	M&H Plastics, Inc.	Delaware
51.	Millham, LLC	Delaware
52.	Old Hickory Steamworks, LLC	Delaware
53.	Packerware, LLC	Delaware
54.	PGI Europe, Inc.	Delaware
55.	PGI Polymer, Inc.	Delaware
56.	Pliant International, LLC	Delaware
57.	Pliant, LLC	Delaware
58.	Poly-Seal, LLC	Delaware
59.	Providencia USA, Inc.	North Carolina
60.	Rollpak Corporation	Delaware
61.	RPC Bramlage, Inc.	Pennsylvania

	Name	Jurisdiction
62.	RPC Leopard Holdings, Inc.	Delaware
63.	RPC Packaging Holdings (US), Inc.	Delaware
64.	RPC Superfos US, Inc.	Delaware
65.	RPC Zeller Plastik Libertyville, Inc.	Delaware
66.	Saffron Acquisition, LLC	Delaware
67.	Setco, LLC	Delaware
68.	Sugden, LLC	Delaware
69.	Sun Coast Industries, LLC	Delaware
70.	Uniplast Holdings, LLC	Delaware
71.	Uniplast U.S., Inc.	Delaware
72.	Venture Packaging Midwest, Inc.	Delaware
73.	Venture Packaging, Inc.	Delaware

Canadian Subsidiary Loan Parties

	Name	Jurisdiction
1.	AEP Canada Inc.	Canada
2.	Dominion Textile Inc.	Canada
3.	Fabrene, Inc.	Canada
4.	DT Acquisition Inc.	Canada
5.	Lacroix Holdings Ltd.	Alberta
6.	Pro-Western Plastics Ltd.	Alberta

Schedule 1.01(h)

Permitted Receivables Financing

1.            Amended and Restated Master Receivables Purchase Agreement dated September 15, 2020, as amended by that certain First Amendment to Amended and Restated Master Receivables Purchase Agreement dated July 8, 2021, as amended by that certain Second Amendment to Amended and Restated Master Receivables Purchase Agreement, dated May 9, 2022, as amended by that certain Third Amendment to Amended and Restated Master Receivables Purchase Agreement, dated July 14, 2022

2.            Second Amended and Restated Supplier Agreement, dated June 11, 2020, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and certain Subsidiaries and Citibank, NA, certain of its branches, subsidiaries and affiliates, as amended by the Joinder and Amendment No. 1 to Second Amended and Restated Supplier Agreement dated July 20, 2021, the Amendment No. 2 to Second Amended and Restated Supplier Agreement dated October 14, 2021, and the Joinder and Amendment No. 3 to Second Amended and Restated Supplier Agreement dated November 23, 2022.

3.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Delta Inc. and JPMorgan Chase Bank, N.A. (The Coca Cola Company)

4.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and JPMorgan Chase Bank, N.A. (The Coca Cola Company)

5.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Sun Coast Industries, LLC and JPMorgan Chase Bank, N.A. (The Coca Cola Company)

6.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A. (The Coca Cola Company)

7.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Setco, LLC and JPMorgan Chase Bank, N.A. (Reckitt)

8.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Poly- Seal, LLC and JPMorgan Chase Bank, N.A. (Reckitt)

9.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Knight Plastics, LLC and JPMorgan Chase Bank, N.A. (Reckitt)

10.          Receivables Purchase Agreement, dated as of September 15, 2014, by and between Kerr Group, LLC and JPMorgan Chase Bank, N.A. (Reckitt)

11.          Receivables Purchase Agreement, dated as of September 15, 2014, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (Reckitt)

12.          Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A. (Reckitt)

13.          Receivables Purchase Agreement, dated as of August 18, 2017, by and among Berry Global, Inc., Berry Plastics Opco, Inc., Packerware, LLC, Knight Plastics, LLC, Kerr Group, LLC, Venture Packaging Midwest, Inc., Poly-Seal, LLC, Sun Coast Industries, LLC, Setco, LLC, Captive Plastics, LLC, Pliant, LLC, Covalence Specialty Adhesives LLC, Covalence Specialty Coatings LLC, BPREX Closures, LLC, BPREX Healthcare Packaging Inc., Prime Label & Screen Incorporated, BPREX Healthcare Brookville Inc., Chicopee, Inc. Providencia USA, Inc. and Wells Fargo Bank, National Association, as amended by the First Amendment to Receivables Purchase Agreement dated March 25, 2020, the Second Amendment to Receivables Purchase Agreement dated July 31, 2020, the Third Amendment to Receivables Purchase Agreement dated November 20, 2020, Fourth Amendment to Receivables Purchase Agreement dated October 18, 2021, and Fifth Amendment to Receivables Purchase Agreement dated August 30, 2022. (Church & Dwight, Essity, Rustoleum, Sherwin-Williams)

14.            Receivables Purchase Agreement, dated as of September 25, 2017, by and between Berry Global Films, LLC and Wells Fargo Bank, National Association. (Leggett & Platt)

15.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Inc. and Bank of America, N.A. (Bemis)

16.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Films LLC and Bank of America, N.A. (Sealed Air)

17.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Covalence Specialty Coatings LLC and Bank of America, N.A. (Sealed Air)

18.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Pliant, LLC and Bank of America, N.A. (Sealed Air)

19.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Chicopee, Inc. and JPMorgan Chase Bank, N.A. (3M)

20.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (3M)

21.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Covalence Specialty Adhesives LLC and JPMorgan Chase Bank, N.A. (3M)

22.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (3M)

23.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A. (3M)

24.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (3M)

25.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A. (Bayer)

26.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A. (Bayer)

27.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Setco, LLC and JPMorgan Chase Bank, N.A. (3M)

28.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Pliant, LLC and JPMorgan Chase Bank, N.A. (3M)

29.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Old Hickory Steamworks, LLC and JPMorgan Chase Bank, N.A. (3M)

30.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (Bayer)

31.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (Bayer)

32.            Receivables Purchase Agreement (US Supplier), dated August 18, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (The Coca Cola Company)

33.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

34.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between BPRex Healthcare Packaging, Inc. and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

35.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Covalence Specialty Coatings LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

36.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Pliant, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

37.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

38.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for J&J)

39.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

40.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A. (for J&J)

41.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPrex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A. (for J&J)

42.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (for J&J)

43.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for J&J)

44.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Kerr Group LLC and JPMorgan Chase Bank, N.A. (for J&J)

45.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Setco LLC and JPMorgan Chase Bank, N.A. (for J&J)

46.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

47.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Cardinal Packaging, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

48.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Pliant LLC and JPMorgan Chase Bank, N.A. (for J&J)

49.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A. (for J&J)

50.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Delta, LLC and JPMorgan Chase Bank, N.A. (for J&J)

51.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

52.            Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Pfizer)

53.            Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Nestle)

54.            Supplier Receivables Purchase Agreement dated March 20, 2019 between Berry Global Films LLC and Bank of America, N.A. (Nestle)

55.            Supplier Receivables Purchase Agreement dated March 20, 2019 between BPRex Healthcare Brookville, Inc. and Bank of America, N.A. (Pfizer)

56.            Supplier Receivables Purchase Agreement dated March 20, 2019 between BPRex Healthcare Packaging, Inc. and Bank of America, N.A. (Pfizer)

57.            Receivables Purchase Agreement, dated as of April 18, 2019, by and between Berry Global Films, LLC and Wells Fargo Bank, National Association (Campbell Soup)

58.            Draft Purchase Agreement dated April 30, 2019 between Berry Global, Inc. and Bank of America, N. A (American Packaging)

59.            Supplier Agreement dated May, 2019 between PrimeRevenue and Berry Global, Inc. (Dr.Pepper/Keurig)

60.            Master Receivables Purchase Acceptance Letter, dated November 26, 2019, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (Alcon)

61.            Master Receivables Purchase Acceptance Letter, dated November 26, 2019, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (Coca-Cola Consolidated)

62.            Supplier Receivables Purchase Agreement dated March 13, 2020 by and between Berry Global Films, LLC and Bank of America, N.A. (JM Smucker)

63.            Supplier Receivables Purchase Agreement dated March 13, 2020 by and between Berry Film Products Company, Inc. and Bank of America, N.A. (JM Smucker)

64.            Supplier Receivables Purchase Agreement dated March 13, 2020 by and between Berry Global, Inc. and Bank of America, N.A. (JM Smucker)

65.            Draft Purchase Agreement dated July 6, 2020 between Berry Global, Inc. and Bank of America, N. A (Diageo)

66.            Draft Purchase Agreement dated July 20, 2020 between Berry Global, Inc. and Bank of America, N. A (American Packaging)

Schedule 2.01

Commitments

As of Amendment and Restatement Effective Date

Revolving Lender	U.S. Revolving Facility Commitment	Canadian Revolving Facility
Bank of America, N.A.	$180,375,000.00	$0.00
Bank of America, N.A. (acting through its Canada branch)	$0.00	$4,625,000.00
Citibank, N.A.	$107,250,000.00	$2,750,000.00
Wells Fargo Bank, National Association	$107,250,000.00	$0.00
Wells Fargo Capital Finance Corporation Canada	$0.00	$2,750,000.00
JPMorgan Chase Bank, N.A.,	$107,250,000.00	$0.00
JPMorgan Chase Bank, N.A., Toronto Branch	$0.00	$2,750,000.00
Goldman Sachs Bank USA	$107,250,000.00	$2,750,000.00
Barclays Bank PLC	$73,125,000.00	$1,875,000.00
Credit Suisse AG, New York Branch	$73,125,000.00	$1,875,000.00
U.S. Bank National Association	$73,125,000.00	$0.00
U.S. Bank National Association, acting through its Canadian branch	$0.00	$1,875,000.00
Fifth Third Bank, National Association	$73,125,000.00	$0.00
Fifth Third Bank, National Association, operating through its Canada Branch	$0.00	$1,875,000.00
BNP Paribas	$73,125,000.00	$1,875,000.00
Total:	$975,000,000.00	$25,000,000.00

UK Swingline Commitment

UK Swingline Lender	U.K. Treaty Lender	Passport Reference Number	Jurisdiction of Tax Residence
Bank of America, N.A., London Branch	No	13/B/7418/DTTP	USA (but lending through UK branch)

U.S. Letters of Credit Commitments

U.S. Issuing Banks	U.S. Letter of Credit Commitment
Bank of America, N.A.	$150,000,000.00
JPMorgan Chase Bank, N.A.	$5,000,000.00
Total	$155,000,000.00

Canadian Letters of Credit Commitments

Canadian Issuing Bank	Canadian Letter of Credit Commitment
Bank of America, N.A. (acting through its Canada branch)	$10,000,000.00
Total	$10,000,000.00

Schedule 3.01

Organization and Good Standing

Chocksett Road Realty Trust is a Massachusetts realty trust created by a Declaration of Trust filed in the Office of the Worchester Registry of Deeds.

Schedule 3.04

Governmental Approvals

None.

Schedule 3.07(b)

Possession under Leases

None.

Schedule 3.08(a)

Subsidiaries

Schedule 3.08(a) sets forth as of the Amendment and Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
1.	159422 Canada Inc.	Canada		DT Acquisition, Inc.	35.00%
2.	AEP Canada Inc.	Canada		Berry Global Films, LLC	100.00%
3.	AeroCon, LLC	USA	DE	Berry Global, Inc.	100.00%
4.	Aspen Industrial S.A. de C.V.	Mexico		Pliant, LLC and Pliant Corporation International (1 share)	100.00%
5.	AVINTIV Inc.	USA	DE	Berry Global, Inc.	100.00%
6.	AVINTIV Acquisition Corporation	USA	DE	AVINTIV Inc.	100.00%
7.	AVINTIV Specialty Materials, Inc.	USA	DE	AVINTIV Acquisition Corporation	100.00%
8.	Berry Film Products Acquisition Company, Inc. (f/k/a Clopay Plastic Products Acquisition Company, Inc.)	USA	DE	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
9.	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	USA	DE	Berry Global, Inc.	100.00%
10.	Berry Global Films, LLC	USA	DE	Berry Global, Inc.	100.00%
11.	Berry Global Group, Inc.	USA	DE	N/A	N/A
12.	Berry Global, Inc. (f/k/a Berry Plastics Corporation)	USA	DE	Berry Plastics Group, Inc.	100.00%
13.	Berry Global International Jersey Limited	Jersey		AVINTIV Inc.	100.00%
14.	Berry Plastics Acquisition Corporation V	USA	DE	Berry Global, Inc.	100.00%
15.	Berry Plastics Acquisition LLC X	USA	DE	Berry Global, Inc.	100.00%
16.	Berry Plastics Asia Pacific Limited	Hong Kong		Berry Plastics Hong Kong Limited	100.00%
17.	Berry Plastics Asia Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%
18.	Berry Plastics Beheer B.V.	Netherlands		Berry Global Dutch Holding B.V.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
19.	Berry Plastics Canada, Inc.	Canada		Berry Global, Inc.	100.00%
20.	Berry Plastics de Mexico, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	100.00%
21.	Berry Plastics Design, LLC	USA	DE	Berry Global, Inc.	100.00%
22.	Berry Global Dutch Holding B.V.	Netherlands		Berry Plastics International B.V.	100.00%
23.	Berry Plastics Filmco, Inc.	USA	DE	Berry Global, Inc.	100.00%
24.	Berry Plastics France Holdings SAS	France		Berry Plastics International B.V.	100.00%
25.	Berry Plastics GmbH	Germany		Berry Plastics Holding GmbH & Co. KG	100.00%
26.	Berry Plastics Holding GmbH & Co. KG	Germany		Berry Plastics International GmbH is the General Partner and Berry Plastics International B.V. is the limited partner	100.00%
27.	Berry Plastics Hong Kong Limited	Hong Kong		Berry Plastics International B.V.	100.00%
28.	Berry Plastics IK, LLC	USA	DE	Berry Global, Inc.	100.00%
29.	Berry Plastics International B.V.	Netherlands		Berry Plastics International C.V.	100.00%
30.	Berry Plastics International C.V.	Netherlands		Pliant, LLC (1%) and Berry Global, Inc.(99%)	100.00%
31.	Berry Plastics International GmbH	Germany		Berry Plastics International B.V.	100.00%
32.	Berry Plastics Malaysia SDN BHD	Malaysia		Berry Plastics Singapore Pte. Ltd.	60.00%
33.	Berry Plastics Opco, Inc.	USA	DE	Berry Global, Inc.	100.00%
34.	Berry Plastics Qingdao Limited	China		Berry Plastics Hong Kong Limited	100.00%
35.	Berry Plastics SP, Inc.	USA	DE	Berry Global, Inc.	100.00%
36.	Berry Plastics Technical Services, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
37.	Berry Specialty Tapes, LLC (f/k/a Berry Plastics Acquisition Corporation XI)	USA	DE	Berry Global, Inc.	100.00%
38.	Berry UK Holdings Limited	UK		AVINTIV, Inc.	100.00%
39.	Bonlam, S.A. DE C.V.	Mexico		PGI Netherlands Holdings (No. 2) B.V.	99.99%
40.	Bonlam, S.A. DE C.V.	Mexico		Chicopee, Inc.	0.01%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
41.	BPRex Closure Systems, LLC	USA	DE	Berry Global, Inc.	100.00%
42.	BPRex Closures Kentucky Inc.	USA	DE	Berry Global, Inc.	100.00%
43.	BPRex Closures, LLC	USA	DE	Berry Global, Inc.	100.00%
44.	BPRex de Mexico S.A. de R.L. de CV	Mexico		Berry Global, Inc. and Berry Plastics Acquisition LLC X (1 share)	100.00%
45.	BPRex Delta Inc.	USA	DE	Berry Global, Inc.	100.00%
46.	BPRex Healthcare Brookville Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
47.	BPRex Healthcare Offranville	France		Berry Plastics France Holdings SAS	100.00%
48.	BPRex Healthcare Packaging, Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
49.	BPRex Partipacoes Ltda	Brazil		Berry Plastics International B.V.	99.00%
50.	BPRex Partipacoes Ltda	Brazil		Berry Plastics Acquisition LLC X	1.00%
51.	BPRex Plastic Packaging (India Holdings) Limited	UK		Berry Plastics International B.V.	100.00%
52.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		Berry Global, Inc.	50.00%
53.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Plastic Packaging, Inc.	0.002%
54.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Healthcare Packaging, Inc.	49.998%
55.	BPRex Plastic Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%
56.	BPRex Plasticos Do Brasil Ltda	Brazil		BPRex Partipacoes Ltda	100.00%
57.	BPRex Product Design & Engineering Inc.	USA	MN	BPRex Healthcare Brookville, Inc.	100.00%
58.	BPRex Singapore Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%
59.	BPRex Specialty Products Puerto Rico Inc.	USA	NJ	BPRex Plastic Packaging, Inc.	100.00%
60.	Caplas LLC	USA	DE	Captive Plastics LLC	100.00%
61.	Caplas Neptune, LLC	USA	DE	Captive Plastics LLC	100.00%
62.	Captive Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
63.	Cardinal Packaging, Inc.	USA	DE	CPI Holding Corporation	100.00%
64.	Chicopee Asia, Limited	Hong Kong		Chicopee, Inc.	100.00%
65.	Chicopee Holdings B.V.	Netherlands		PGI Europe, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
66.	Chicopee Holdings C.V.	Netherlands		Chicopee Holdings, B.V.	99.99%
67.	Chicopee Holdings C.V.	Netherlands		PGI Holdings, B.V.	0.01%
68.	Chicopee, Inc.	USA	DE	PGI Polymer, Inc.	100.00%
69.	Chocksett Road Limited Partnership	USA	MA	Berry Global, Inc.	98% Limited Partnership Interests 2% General Partnership Interests
70.	Chocksett Road Realty Trust	USA	MA	Chocksett Road Limited Partnership	Sole Beneficiary
71.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	99.99%
72.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	00.01%
73.	Berry Aschersleben GmbH	Germany		Berry Europe GmbH	100.00%
74.	Berry do Brasil Ltda.	Brazil		Berry Acquisition Company do Brasil Ltda.	92.74%
75.	Berry do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	00.01%
76.	Berry do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	07.25%
77.	Berry Dombühl GmbH	Germany		Berry Europe GmbH	100.00%
78.	Berry Europe GmbH	Germany		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
79.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	99.99%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
80.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Global, Inc.	00.01%
81.	Berry Trading (Shanghai) Co., Ltd.	China		Berry Plastic Products Acquisition Company, Inc.	100.00%
82.	Companhai Providencia Industria e Comercio	Brazil		PGI Polimeros do Brazil S.A.	100.00%
83.	Covalence Specialty Adhesives LLC	USA	DE	Berry Global, Inc.	100.00%
84.	Covalence Specialty Coatings LLC	USA	DE	Berry Global, Inc.	100.00%
85.	CPI Holding Corporation	USA	DE	Berry Global, Inc.	100.00%
86.	Dominion Textile (USA), L.L.C.	USA	DE	Chicopee, Inc.	100.00%
87.	Dominion Textile Inc.	Canada		DT Acquisition, Inc.	100.00%
88.	Dominion Textile Mauritius Inc.	Mauritius		PGI Polymer Group Inc.	100.00%
89.	Dounor SAS	France		PGI France Holdings SAS	100.00%
90.	DT Acquisition Inc.	Canada		AVINTIV Specialty Materials, Inc.	100.00%
91.	Dumpling Rock, LLC	USA	MA	Berry Global, Inc.	100.00%
92.	Estero Porch, LLC	USA	DE	Berry Global, Inc.	100.00%
93.	Fabrene, Inc.	Canada		Chicopee Holdings B.V.	100.00%
94.	Fabrene, L.L.C.	USA	DE	PGI Europe, Inc.	100.00%
95.	Fiberweb (Tianjin) Specialty Nonwovens Company Limited	China		Fiberweb Asia Pacific Limited	100.00%
96.	Fiberweb Asia Pacific Limited	Hong Kong		Fiberweb Holdings Limited	100.00%
97.	Fiberweb Berlin GmbH	Germany		Fiberweb Holding Deutschland Gmbh	100.00%
98.	Fiberweb France SAS	France		PGI Holdings France SAS	100.00%
99.	Fiberweb Geos, Inc.	USA	VA	PGI Europe, Inc.	100.00%
100.	Fiberweb Geosynthetics Limited	UK		Fiberweb Holdings Limited	100.00%
101.	Fiberweb Geosynthetiques Sarl	France		Fiberweb France SAS	100.00%
102.	Fiberweb Holding Deutschland GmbH	Germany		Fiberweb Holdings Limited	100.00%
103.	Fiberweb Holdings Limited	UK		Fiberweb Limited	100.00%
104.	Fiberweb Italia S.p.A.	Italy		Fiberweb Holdings Limited	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
105.	Fiberweb Limited	UK		PGI Acquisition Limited	100.00%
106.	Fiberweb Terno D’Isola Srl	Italy		Fiberweb Italia S.p.A.	100.00%
107.	Fiberweb, LLC f/k/a Fiberweb, Inc.	USA	DE	PGI Europe, Inc.	100.00%
108.	Fortunes Best Trading Limited	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
109.	Frans Nooren Afdichtingssystemen B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
110.	Geca-Tapes B.V.	Netherlands		PGI Nonwovens B.V.	100.00%
111.	Genius World Holding Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
112.	Grafco Industries Limited Partnership	USA	MD	Caplas LLC	99.00%
113.	Grafco Industries Limited Partnership	USA	MD	Caplas Neptune, LLC	1.00%
114.	Global Closure Systems America 1, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%
115.	Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	65.00%
116.	Jacinto Mexico, S.A. de C.V.	Mexico		Pliant, LLC	<1%
117.	Jacinto Mexico, S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	99+%
118.	Kerr Group, LLC	USA	DE	Berry Global, Inc.	100.00%
119.	Knight Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
120.	Korma S.p.A.	Italy		Fiberweb Italia S.p.A.	100.00%
121.	Laddawn, Inc.	USA	MA	Berry Global, Inc.	100.00%
122.	Lamb’s Grove, LLC	USA	DE	Berry Global, Inc.	100.00%
123.	Letica Corporation	USA	MI	RPC Leopard Holdings, Inc.	100.00%
124.	Letica Resources, Inc.	USA	MI	RPC Leopard Holdings, Inc.	100.00%
125.	M&H Plastics, Inc.	USA	VA	RPC Leopard Holdings, Inc.	100.00%
126.	Millham, LLC	USA	DE	Berry Global, Inc.	100.00%
127.	Nanhai Nanxin Non Woven Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%
128.	Old Hickory Steamworks, LLC	USA	DE	Fiberweb, LLC	100.00%
129.	Packerware, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
130.	Pfizer Investment Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
131.	PGI Acquisition Limited	UK		PGI Europe, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
132.	PGI Argentina S.A.	Argentina		PGI Nonwovens B.V.	97.41%
133.	PGI Argentina S.A.	Argentina		PGI Netherlands Holdings (No. 2) B.V.	2.59%
134.	PGI Colombia LTDA	Columbia		Plymer Group Holdings C.V.	5.30%
135.	PGI Columbia LTDA	Columbia		PGI Netherlands Holdings (No. 2) B.V.	94.70%
136.	PGI Europe, Inc.	USA	DE	Chicopee, Inc.	100.00%
137.	PGI France Holdings SAS	France		PGI Netherlands Holdings B.V.	100.00%
138.	PGI France SAS	France		PGI France Holdings SAS	100.00%
139.	PGI Holdings B.V.	Netherlands		Chicopee Holdings B.V.	100.00%
140.	PGI Netherlands Holdings (NO. 2) B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
141.	PGI Netherlands Holdings B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
142.	PGI Non-Woven (China) Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%
143.	PGI Nonwovens (Mauritius)	Netherlands		PGI Polymer, Inc.	100.00%
144.	PGI Nonwovens B.V.	Netherlands		Polymer Group Holdings C.V.	94.90%
145.	PGI Nonwovens B.V.	Netherlands		Chicopee Holdings B.V.	5.10%
146.	PGI Nonwovens Germany GmbH	Germany		PGI Nonwovens B.V.	100.00%
147.	PGI Polimeros Do Brazil S.A.	Brazil		Polymer Group Holdings C.V.	99.80%
148.	PGI Polimeros Do Brazil S.A.	Brazil		PGI Netherlands Holdings B.V.	0.20%
149.	PGI Polymer, Inc.	USA	DE	Avintiv Specialty Materials, Inc.	100.00%
150.	PGI Spain S.L. U	Spain		Chicopee Holdings B.V.	100.00%
151.	Pliant de Mexico S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	63.97%
152.	Pliant de Mexico S.A. de C.V.	Mexico		Pliant, LLC	36.03%
153.	Pliant International, LLC	USA	DE	Pliant, LLC	100.00%
154.	Pliant, LLC	USA	DE	Berry Global, Inc.	100.00%
155.	Polymer Group Holdings C.V.	Netherlands		Chicopee Holdings C.V.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
156.	Poly-Seal, LLC	USA	DE	Berry Global, Inc.	100.00%
157.	Providencia USA, Inc.	USA	NC	Chicopee, Inc.	100.00%
158.	Rafypak, S.A. de C.V.	Mexico		Tyco Acquisition Alpha LLC	99.00%
159.	Rafypak, S.A. de C.V.	Mexico		CSM Mexico SPV LLC	1.00%
160.	Rexam Pharma Packaging India Pvt. Ltd.	India		BPRex Plastic Packaging (India) Ltd.	100.00%
161.	Rollpak Corporation	USA	DE	Berry Global, Inc.	100.00%
162.	RPC Bramlage, Inc.	USA	PA	RPC Packaging Holdings (US), Inc.	100.00%
163.	RPC Leopard Holdings, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%
164.	RPC Packaging Holdings (US), Inc.	USA	DE	AVINTIV Inc.	100.00%
165.	RPC Superfos US, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%
166.	RPC Zeller Plastik Libertyville, Inc.	USA	DE	RPC Packaging Holdings (US), Inc.	100.00%
167.	Saffron Acquisition, LLC	USA	DE	Kerr Group, LLC	100.00%
168.	SCI Vertuquet	France		Dounor SAS	100.00%
169.	Seal for Life India Private Limited	India		Berry Global, Inc.	100.00%
170.	Seal for Life Industries BVBA	Belgium		Berry Plastics Acquisition LLC II and Berry Plastics Holding Gmbh & Co. KG (99.99%)	100.00%
171.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Beta LLC	99+%
172.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Tijuana LLC	One Share
173.	Setco, LLC	USA	DE	Kerr Group, LLC	100.00%
174.	Stopaq B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
175.	Stopaq Saudi Factory LLC	Saudi		Stopaq B.V.	51.00%
176.	Sugden, LLC	USA	DE	Berry Global, Inc.	100.00%
177.	Sun Coast Industries, LLC	USA	DE	Saffron Acquisition, LLC	100.00%
178.	Tyco Acquisition Alpha LLC	USA	DE	CSM Mexico SPV LLC	100.00%
179.	Berry Film Products Co., Ltd.	China		Berry Film Products Acquisition Company, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
180.	Terram Defencell Limited	UK		Terram Limited	50.00%
181.	Terram Geosynthetics Private Limited	India		Fiberweb Holdings Limited	53.20%
182.	Terram Geosynthetics Private Limited	India		Terram Limited	11.80%
183.	Terram Limited	UK		Fiberweb Holdings Limited	100.00%
184.	Uniplast Holdings, LLC	USA	DE	Pliant, LLC	100.00%
185.	Uniplast U.S., Inc.	USA	DE	Uniplast Holdings, Inc.	100.00%
186.	United Packaging Dongguan	China		Genius World Holding Ltd	100.00%
187.	United Packaging Jiangmen	China		Genius World Holding Ltd	100.00%
188.	Venture Packaging Midwest, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
189.	Venture Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%
190.	Zeller Plastik Mexico SA de CV	Mexico		RPC Zeller Plastik Libertyville, Inc.	100.00%
191.	Berry Global German Holdings GmbH			Berry Global, Inc.	100.00%

Schedule 3.08(b)

Subscriptions

Berry Plastics Holding Corporation 2006 Equity Incentive Plan

Berry Plastics Holding Corporation 2012 Equity Incentive Plan

Berry Plastics Holding Corporation 2015 Equity Incentive Plan

Schedules 3.13

Taxes

None.

Schedule 3.16

Environmental Matters

None.

Schedule 3.21

Insurance

•	Automobile: (US only)
o	Zurich Insurance Policy Number BAP 0075634-00
•	General Liability: (US only)
o	Zurich Insurance Policy Number GLO 0075635-00
•	Workers Compensation: (US only)
o	Safety National Casualty Corp. Policy Numbers LDS4047041 and PS4047044
•	Property:
o	Factory Mutual Insurance Company (FM Global) Policy Number 1106548
•	Cargo:
o	Affiliated FM Insurance Company Policy Number CUSA0042259
•	International Package (General Liability, Auto, Workers Compensation)
o	Allianz Global Risks US Insurance Company Policy Number USL00393622

Schedule 3.23

Intellectual Property

None.

Schedule 3.27

UK Benefit Pension Schemes

Scheme Name	Employer(s)
Berry UK Pension Scheme – BPI and RPC Section	British Polythene Industries Limited (Principal and Participating Employer) British Polythene Limited (Participating Employer) RPC Containers Limited (Participating Employer)
Berry UK Pension Scheme – M&H Section	Maynard & Harris Plastics (Principal and Participating Employer)

Schedule 5.18

Post-Amendment and Restatement Effective Date Actions

1.            To the extent not previously delivered, on or before the date that is 90 days following the Amendment and Restatement Effective Date (or such later date as the Administrative Agent may reasonably agree in its sole discretion), the Company shall cause Control Agreements (as defined in the U.S. Collateral Agreement and Canadian Collateral Agreement, as applicable) in form and substantive reasonably satisfactory to the Collateral Agent to be executed over the accounts (other than any Excluded Accounts) listed on (i) Schedule 11 to the Perfection Certificate for the U.S. Loan Parties and (ii) Schedule 11 to the Perfection Certificate for the Canadian Loan Parties, in each case, delivered on the Amendment and Restatement Effective Date.

Schedule 6.01

Indebtedness

1.           Master Receivables Purchase Agreement, dated September 22, 2014, as amended by that (a) that certain First Amendment dated December 23, 2014, (b) that certain Second Amendment dated as of August 2015, (c) that certain Third Amendment dated as of October 25, 2015, (d) that certain Fourth Amendment dated as of January 13, 2016, (e) that certain Fifth Amendment dated as of September 26, 2016, (f) that certain Sixth Amendment dated as of December 2, 2016, (g) that certain Seventh Amendment dated as of May 9, 2017, and (h) that certain Eighth Amendment dated as of October 16, 2017, by and among Berry Global Inc. (f/k/a Berry Plastics Corporation), certain of its subsidiaries party thereto and Fifth Third Bank.

2.            Amended and Restated Supplier Agreement, dated September 20, 2017, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and Citibank, NA, certain of its branches, subsidiaries and affiliates.

3.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Delta Inc. and JPMorgan Chase Bank, N.A.

4.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and JPMorgan Chase Bank, N.A.

5.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Sun Coast Industries, LLC and JPMorgan Chase Bank, N.A.

6.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A.

7.            Equipment Lease Agreement dated as of June 24, 2010 between Gossamer, as lessor, and Chicopee, as lessee, as amended by Amendment and Waiver to Equipment Lease Agreement dated as of January 19, 2011, Second Amendment to Equipment Lease Agreement dated as of October 7, 2011, Third Amendment to Equipment Lease Agreement dated as of February 28, 2012, Fourth Amendment to Equipment Lease Agreement dated as of March 22, 2013, Fifth Amendment to Equipment Lease Agreement dated as of May 23, 2014, Modification Agreement (FMV with EBO) dated as of October 29, 2015, and Modification Agreement effective as of June 1, 2019 (the “Waynesboro Equipment Lease”);

8.            Guaranty dated as of June 24, 2010, from AVINTIV Specialty Materials Inc. (formerly known as Polymer Group, Inc.) and PGI Polymer, Inc., as guarantors, in favor of Gossamer with respect to the Waynesboro Equipment Lease; and

9.            Support Agreement dated as of June 24, 2010 between Chicopee, as grantor, and Gossamer, as beneficiary, relating to the Waynesboro Equipment Lease.

10.          Supplier Agreement, dated as of February 28, 2012, by and between Fiberweb, LLC formerly known as Fiberweb, Inc., and Citibank, N.A.

11.            Supplier Agreement, dated as of February 11, 2013, by and between Old Hickory Steamworks, LLC and Citibank, N.A.

12.            Receivables Purchase Agreement, dated as of July 18, 2013, by and between Fiberweb, LLC formerly known as Fiberweb, Inc., and Citibank, N.A.

13.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

14.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Poly- Seal, LLC and JPMorgan Chase Bank, N.A.

15.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Knight Plastics, LLC and JPMorgan Chase Bank, N.A.

16.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Kerr Group, LLC and JPMorgan Chase Bank, N.A.

17.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

18.            Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A.

19.            Receivables Purchase Agreement, dated as of September 26, 2016, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

20.            Receivables Purchase Agreement, dated as of September 26, 2016, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A.

21.            Receivables Purchase Agreement, dated as of September, 2016, by and between BPRex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A.

22.            Receivables Purchase Agreement, dated as of September 26, 2016, by and between Kerr Group, LLC and JPMorgan Chase Bank, N.A.

23.            Receivables Purchase Agreement, dated as of August 18, 2017, by and among Berry Global, Inc., Berry Plastics Opco, Inc., Packerware, LLC, Knight Plastics, LLC, Kerr Group, LLC, Venture Packaging Midwest, Inc., Poly-Seal, LLC, Sun Coast Industries, LLC, Setco, LLC, Captive Plastics, LLC, Pliant, LLC, Covalence Specialty Adhesives LLC, Covalence Specialty Coatings LLC, BPREX Closures, LLC, BPREX Healthcare Packaging Inc., Prime Label & Screen Incorporated, BPREX Healthcare Brookville Inc., Chicopee, Inc. Providencia USA, Inc. and Wells Fargo Bank, National Association.

24.            Receivables Purchase Agreement, dated as of September 25, 2017, by and between Berry Global Films, LLC and Wells Fargo Bank, National Association.

25.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Inc. and Bank of America, N.A.

26.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Films LLC and Bank of America, N.A.

27.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Covalence Specialty Coatings LLC and Bank of America, N.A.

28.            Draft Purchase Agreement, dated as of September 22, 2017, by and between Pliant, LLC and Bank of America, N.A.

29.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Chicopee, Inc. and JPMorgan Chase Bank, N.A.

30.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

31.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Covalence Specialty Adhesives LLC and JPMorgan Chase Bank, N.A.

32.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A.

33.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A.

34.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A.

35.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A.

36.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A.

37.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

38.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Pliant, LLC and JPMorgan Chase Bank, N.A.

39.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Old Hickory Steamworks, LLC and JPMorgan Chase Bank, N.A.

40.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A.

41.            Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

42.            Receivables Purchase Agreement (US Supplier), dated August 18, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A.

43.            Supplier Agreement, dated as of June 27, 2014, by and between Berry Film Products Company, Inc. (formerly known as Clopay Plastic Products Company, Inc.) and Citibank, N.A., as amended by that certain name Change Amendment to the Supplier Agreement dated as of March 9, 2018 by and between Berry Film Products Company, Inc. and Citibank, N.A.

44.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

45.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between BPRex Healthcare Packaging, Inc. and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

46.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Covalence Specialty Coatings LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

47.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Pliant, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

48.            Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

49.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for J&J)

50.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

51.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A. (for J&J)

52.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPrex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A. (for J&J)

53.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (for J&J)

54.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for J&J)

55.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Kerr Group LLC and JPMorgan Chase Bank, N.A. (for J&J)

56.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Setco LLC and JPMorgan Chase Bank, N.A. (for J&J)

57.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

58.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Cardinal Packaging, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

59.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Pliant LLC and JPMorgan Chase Bank, N.A. (for J&J)

60.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A. (for J&J)

61.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Delta, LLC and JPMorgan Chase Bank, N.A. (for J&J)

62.            Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

63.            Draft Purchase Agreement dated March 20, 2018 between Berry Global, Inc. and Bank of America, N. A (Anheuser)

64.            Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Pfizer)

65.            Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Nestle)

66.            Supplier Receivables Purchase Agreement dated March 20, 2019 between Berry Global Films LLC and Bank of America, N.A. (Nestle)

67.            Supplier Receivables Purchase Agreement dated March 20, 2019 between BPRex Healthcare Brookville, Inc. and Bank of America, N.A. (Pfizer)

68.            Supplier Receivables Purchase Agreement dated March 20, 2019 between BPRex Healthcare Packaging, Inc. and Bank of America, N.A. (Pfizer)

Intercompany Notes for legacy Berry entities:

•	Promissory Note in the initial principal amount of approximately USD 30,000,000 dated April 1, 2016, by Berry Europe GmbH to Clopay Plastic Products Company, Inc., now known as Berry Film Products Company, Inc.

Intercompany Notes for legacy AVINTIV Entities:

- Amended and Restated Promissory Note by and between Berry Global, Inc. and AVINTIV Inc. in the amount of $2.8 billion.

-	Promissory Note made by AVINTIV Inc. in favor of Berry Global, Inc. in the amount of $2.4 billion.

- Promissory Note dated October 23, 2019, by and between RPC Packaging Holdings (US), Inc., as lender, and RPC Leopard Holdings, Inc., as borrower, relating to Loan Agreement dated March 10, 2017.

- Amended and Restated Revolving Promissory Note dated August 11, 2022 made by Berry Global International Holdings Limited in favor of Berry Global, Inc.

- Revolving Promissory Note dated September 1, 2022, made by Polymer Group Holdings C.V. in favor of Berry Global, Inc.

- Revolving Promissory Note dated October 4, 2022 made by RPC Group Limited in favor of Berry Global, Inc.

- Promissory Note dated March 31, 2023 made by Berry Plastics Canada Inc. in favor of Berry Global, Inc., in the amount of CAD $118,180,000.00.

Capital Leases

•	Equipment lease agreements between Fifth Third Equipment Finance Company, as lessor, and Berry Global, as lessee, dated September 23, 2016; June 22, 2018; and October 1, 2018.
•	Equipment lease agreements between Banc of America Leasing & Capital, LLC, as lessor, and Berry Global, as lessee, dated September 25, 2017.
•	Building lease agreement between Mackinac, LLC, the lessor, and Pliant, LLC, as lessee, dated October 1, 2013.
•	Build-to-suit real estate lease between Enterprise Development Center of Erie County, Inc., as lessor, and BPREX Closures, LLC, as lessee, dated December 15, 2022.

Schedule 6.02(a)

Liens

None.

Schedule 6.04

Investments

- Amended and Restated Promissory Note by and between Berry Global, Inc. and AVINTIV Inc. in the amount of $2.8 billion.

- Promissory Note made by AVINTIV Inc. in favor of Berry Global, Inc. in the amount of $2.4 billion.

- Promissory Note dated October 23, 2019, by and between RPC Packaging Holdings (US), Inc., as lender, and RPC Leopard Holdings, Inc., as borrower, relating to Loan Agreement dated March 10, 2017.

- Amended and Restated Revolving Promissory Note dated August 11, 2022 made by Berry Global, Inc. in favor of Berry Global International Holdings Limited

- Revolving Promissory Note dated September 1, 2022, made by Berry Global, Inc. in favor of Polymer Group Holdings C.V.

- Revolving Promissory Note dated October 4, 2022 made by Berry Global, Inc. in favor of RPC Group Limited

- Promissory Note dated March 31, 2023 made by Berry Plastics Canada Inc. in favor of Berry Global, Inc in the amount of CAD $118,180,000.00.

Schedule 6.05

Mergers, Consolidations, Sales of Assets and Acquisitions

None.

Schedule 6.07

Transactions with Affiliates

None.

Schedule 9.01

Notice Information

Loan Parties:

c/o Berry Global, Inc.

101 Oakley St.

Evansville, IN 47710

Attention: Jason Greene

Email: jasongreene@berryglobal.com

Administrative Agent:

For Payments and Request for Credit Extensions and Swingline Lender:

Bank of America, N.A.

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Terri Samuels

Tel: 214-209-6116

Email: dallas_operations@bankofamerica.com

Financial Statements, Other Information for Distribution to Lenders and Other Notices as Administrative Agent:

Bank of America, N.A.

MA5-100-04-10, 100 Federal Street

Boston, MA 02110

Attn: Christopher OHalloran

Senior Vice President, Senior Asset Based Credit Officer

Enterprise Credit – Business Capital

Tel: 617-346-1183

Fax: 312-453-6319

Email: christopher.ohalloran@bofa.com

Issuing Bank:

Bank of America, N.A.

701 B Street, Suite 2300

San Diego, CA 92101

Attn: JoAnn Regina

Vice President, Senior Operations Manager, LCC Team

Tel: 619-302-2867

Fax: 904-312-5688

Email: Joann.Regina@bofa.com

UK Swingline Lender:

Bank of America, N.A., London Branch

2 King Edward Street

London ECIA 1HQ

England

Attn: EMEA Lending Services

Tel: +44 208 313 2411 / +44 208 313 2735

Fax: +44 208 313 2149

E-mail: babcoperations@bofa.com

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the assignee identified on item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, the Amended and Restated Lender Loss Sharing Agreement dated as of June 22, 2023 (the “Loss Sharing Agreement”) and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, guarantees and Swingline Loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

Assignor [is] [is not] a Defaulting Lender.

2.	Assignee:

[and is an Affiliate/Approved Fund of [Identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as Administrative Agent under the Credit Agreement

A-1

5.	Credit Agreement: The FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[1]	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]	CUSIP Number
[U.S.] [Canadian] Revolving Facility			%

7.	Trade Date: [4]

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[1]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

A-2

Effective Date:                      , 20__. [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

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A-3

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR][5]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE][6]

By:
Name:
Title:

Consented[7] to and accepted:

BANK OF AMERICA, N.A.,
AS ADMINISTRATIVE AGENT

By:
Name:
Title:

[5]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[6]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[7]	To be added only if the consent of the Administrative Agent is required by Section 9.04(b) of the Credit Agreement.

A-4

[Consented[8] to:]

BERRY GLOBAL, INC.

By:
Name:
Title:

[Consented[9] to:]

[[U.S.] [CANADIAN] ISSUING BANK AND/OR [U.S.] [CANADIAN] [UK] SWINGLINE LENDER]

By:
Name:
Title:

[8]	To be added only if the consent of the Company is required by Section 9.04(b) of the Credit Agreement.

[9]	To be added only if the consent of the other parties (e.g. Swingline Lender, Issuing Bank) is required by Section 9.04(b) of the Credit Agreement.

A-5

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

(a)           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings any Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

(b)           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and under the Loss Sharing Agreement, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, (viii) [for the benefit of the Administrative Agent and without liability to any Loan Party, that it is [a UK Qualifying Lender (other than a UK Treaty Lender);][a UK Treaty Lender;][not a UK Qualifying Lender]]10, (ix) [the person beneficially entitled to interest payable to it in respect of an advance under a Loan Document is either: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company]11, (x) [it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [       ]12, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the U.S. Borrower notify the UK Borrower that it wishes that scheme to apply to the Credit Agreement.]13; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[10]	Each Assignee that advances UK Swingline Loans must confirm which of these three categories it falls within.

[11]	Include if Assignee advances UK Swingline Loans and comes within paragraph (a)(ii) of the definition of UK Qualifying Lender.

[12]	Insert jurisdiction of tax residence.

[13]	Include if Assignee advances UK Swingline Loans and holds a passport under the HMRC DTT Passport scheme and wishes that scheme to apply to the Credit Agreement.

A-6

2.            Payments. From and after the Effective Date. The Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.            General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

A-7

EXHIBIT B

[FORM OF]

SOLVENCY CERTIFICATE

This Certificate is being delivered pursuant to Section 4.02(e) of the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

I, [●], hereby certify that I am the Chief Financial Officer of the Company and that I am knowledgeable of the financial and accounting matters of Holdings and the Company and its Subsidiaries, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Certificate on behalf of the Company, I further certify, in my capacity as Chief Financial Officer of the Company, and not individually, as follows:

Immediately after giving effect to the Amendment and Restatement Transactions, (i) the fair value of the assets of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company (individually) and Holdings, the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Amendment and Restatement Effective Date.

I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate this ____ day of ______, 20__.

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B-1

By:
Name:
Title:

B-2

EXHIBIT C-1

[FORM OF]

U.S. BORROWING REQUEST

Bank of America, N.A.

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Terri Samuels

Tel: 214-209-6116

E-mail: dallas_operations@bankofamerica.com

Ladies and Gentlemen:

Reference is made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a U.S. Borrowing Request and the U.S. Borrower hereby requests U.S. Borrowings under the Credit Agreement, and in that connection the U.S. Borrower specifies the following information with respect to such U.S. Borrowings requested hereby:

Facility:
Aggregate Amount of U.S. Borrowing[1]:
Date of U.S. Borrowing (which shall be a Business Day):
Type of U.S. Borrowing (ABR or Term SOFR):
Interest Period (if a Term SOFR Borrowing)[2]:
Location and number of U.S. Borrower’s account with the Administrative Agent to which proceeds of U.S. Borrowing are to be disbursed:

The U.S. Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b), (c) and (d) of Section 4.01 of the Credit Agreement are satisfied.

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[1]	Not less than $5,000,000 and an integral multiple of $1,000,000.

[2]	Which must comply with the definition of “Interest Period” and end not later than the Revolving Facility Maturity Date.

C-1-1

Very truly yours,

BERRY GLOBAL, INC.

By:
Name:
Title:

C-1-2

EXHIBIT C-2

[FORM OF]

CANADIAN BORROWING REQUEST

Bank of America, N.A. (through its Canada branch)

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Terri Samuels

Tel: 214-209-6116

E-mail: dallas_operations@bankofamerica.com

Ladies and Gentlemen:

Reference is made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Canadian Borrowing Request and the Canadian Borrower hereby requests Canadian Borrowings under the Credit Agreement, and in that connection the Canadian Borrower specifies the following information with respect to such Canadian Borrowings requested hereby:

Facility:
Aggregate Amount of Canadian Borrowing[1]:
Currency of Canadian Borrowing:
Date of Canadian Borrowing (which shall be a Business Day):
Type of Borrowing (ABR, Term SOFR, Canadian Prime Rate or BA Equivalent):
[Interest Period] [BA Equivalent Interest Period] (if a Term SOFR or BA Equivalent Borrowing)[2]:
Location and number of Canadian Borrower’s account with the Administrative Agent to which proceeds of Canadian Borrowing are to be disbursed:

The Canadian Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b), (c) and (d) of Section 4.01 of the Credit Agreement are satisfied.

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[1]	If denominated in Canadian Dollars, not less than CD$5,000,000 and an integral multiple of CD$1,000,000 and if denominated in Dollars, not less than $5,000,000 and an integral multiple of $1,000,000.

[2]	Which must comply with the definition of “Interest Period” or “BA Equivalent Interest Period”, as applicable, and end not later than the Revolving Facility Maturity Date.

C-2-1

Very truly yours,

BERRY PLASTICS CANADA INC.

By:
Name:
Title:

C-2-2

EXHIBIT C-3

[FORM OF]

U.S. SWINGLINE BORROWING REQUEST

[Date]

Bank of America, N.A.

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Terri Samuels

Tel: 214-209-6116

E-mail: dallas_operations@bankofamerica.com

Ladies and Gentlemen:

Reference is made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a U.S. Swingline Borrowing Request and the U.S. Borrower named below hereby requests U.S. Borrowings under the Credit Agreement, and in that connection such U.S. Borrower specifies the following information with respect to such U.S. Borrowings requested hereby:

Type of Borrowing: ABR Borrowing

Aggregate Amount of U.S. Borrowing[1]:
Date of U.S. Borrowing (which shall be a Business Day):
Location and number of U.S. Borrower’s account to which proceeds of U.S. Borrowing are to be disbursed:

The U.S. Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b), (c) and (d) of Section 4.01 of the Credit Agreement are satisfied.

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1            Not less than $1,000,000 and an integral multiple of $500,000.

C-3-1

Very truly yours,

BERRY GLOBAL, INC.

By:
Name:
Title:

C-3-2

EXHIBIT C-4

[FORM OF]

CANADIAN SWINGLINE BORROWING REQUEST

[Date]

Bank of America, N.A. (through its Canada branch)

900 W TRADE ST

CHARLOTTE, NC, 28255-0001

Attn: Terri Samuels

Tel: 214-209-6116

E-mail: dallas_operations@bankofamerica.com

Ladies and Gentlemen:

Reference is made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a Canadian Swingline Borrowing Request and the Canadian Borrower named below hereby requests Canadian Borrowings under the Credit Agreement, and in that connection such Canadian Borrower specifies the following information with respect to such Canadian Borrowings requested hereby:

Type of Borrowing: [ABR/Canadian Prime Rate] Borrowing

Aggregate Amount of Canadian Borrowing[1]:
Currency of Canadian Borrowing:
Date of Canadian Borrowing (which shall be a Business Day):
Location and number of Canadian Borrower’s account to which proceeds of Canadian Borrowing are to be disbursed:

The Canadian Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b), (c) and (d) of Section 4.01 of the Credit Agreement are satisfied.

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[1]	If denominated in Canadian Dollars, not less than CD$1,000,000 and an integral multiple of CD$500,000 and if denominated in Dollars, not less than $1,000,000 and an integral multiple of $500,000.

C-4-1

Very truly yours,

BERRY PLASTICS CANADA INC.

By:
Name:
Title:

C-4-2

EXHIBIT C-5

[FORM OF]

UK SWINGLINE BORROWING REQUEST

[Date]

Bank of America, N.A., London Branch

2 King Edward Street

London ECIA 1HQ

England

Attn: EMEA Lending Services

Tel: +44 208 313 2411 / +44 208 313 2735

Fax: +44 208 313 2149

E-mail: babcoperations@bofa.com

Ladies and Gentlemen:

Reference is made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a UK Swingline Borrowing Request and the UK Borrower named below hereby requests UK Swingline Borrowings under the Credit Agreement, and in that connection such UK Borrower specifies the following information with respect to such UK Swingline Borrowings requested hereby:

Type of Borrowing: ABR Borrowing

Aggregate Amount of UK Swingline Borrowing[1]:
Currency of UK Swingline Borrowing:
Date of UK Swingline Borrowing (which shall be a Business Day):
Location and number of UK Borrower’s account to which proceeds of UK Swingline Borrowing are to be disbursed:

The UK Borrower named below hereby represents and warrants that the conditions specified in paragraphs (b), (c) and (d) of Section 4.01 of the Credit Agreement are satisfied.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

[1]	If denominated in Euros, not less than €$1,000,000 and an integral multiple of €500,000, if denominated in Dollars, not less than $1,000,000 and an integral multiple of $500,000, and if denominated in Sterling, not less than £1,000,000 and an integral multiple of £500,000.

C-5-1

Very truly yours,

RPC GROUP LIMITED

By:
Name:
Title:

C-5-2

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

[FORM OF]

BORROWING BASE CERTIFICATE

This Certificate is being delivered pursuant to Section 5.12 of the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning as given to them therein,

I, [●], hereby certify that I am the Chief Financial Officer of the Company and that I am knowledgeable of the financial and accounting matters of the Company and its Subsidiaries, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Certificate on behalf of the Company. I further certify, in my capacity as Chief Financial Officer of the Company, and not individually, as follows:

1.            Attached hereto is set forth a calculation of the U.S. Borrowing Base [and the Canadian Borrowing Base], including a calculation of each component thereof (including, to the extent the Company [or the Canadian Borrower, as applicable,] has received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation pursuant to clause (b) of the definitions of “U.S. Borrowing Base” [and “Canadian Borrowing Base”]).

2.            As of the date hereof, no default has occurred and is continuing under any lease of any Real Property in which Collateral with a value equal to or greater than $5,000,000 is located.

I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate this              day of             , 20     .

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

By:
Name:
Title:

Calculation of Borrowing Bases

(See Attached)

ANNEX 1

BANK OF AMERICA, N.A.

U.S. Borrowing Base	Customer Name: Berry Global, Inc.
In $ millions	Assignment
Report Date:

ACCOUNTS RECEIVABLE Loan # Dates Covered: Collateral		PG INVENTORY Loan 3 Dates Covered: Collateral
1.	Beginning Balance **	1. Current Balance
2.	Sales (+)**	2. Ineligibles
3.	Credit Memos (-) **	3. Eligible Collateral (2-3)
4.	Adjustments (+) **	4. Eligible Inventory@ various %
5.	Adjustments (-)**	5. Less Reserve
6.	Net Collections - Includes Non A/R Cash (-)**	6. Qualified Inventory
7,	Discounts (-)**	7. Availability
8.	Non A/R Cash (+)**
9.	Unapplied Cash (-) **
10.	Ending Balance
11.	Ineligible
12.	Eligible Collateral (10-11)	WIP INVENTORY Dates Covered: Collateral	Loan #
13.	Eligible A/R @ 85%
14.	Less Reserve
15.	Qualified Collateral
1. Current Balance
2. Ineligibles
3. Eligible Collateral (2-3)
4. Eligible Inventory @ various %
5. Less Reserve
6. Qualified Inventory,
7. Availability

		RM INVENTORY Dates Covered: Collateral	Loan #
Total Availability (#15+#7)
Loan
17.	Beginning Balance
18.	Cash (Checks/ACI-1) (-)	1. Current Balance
19.	Cash (Wire) (-)	2. Ineligibles
20.	Adjustments (-I+) (circle one)	3. Eligible Collateral (2-3)
21.	Advance (+)	4. Eligible Inventory @ various %
22.	Current Revolving Loan Balance @.	5. Less Reserve
6. Qualified Inventory,
7. Availability

Total Availability (#15 + #7)

Total Credit Line
Qualified Availability
Less Total Revolving Loan Balance
Less Letters of Credit
Remaining Availability

Explanation

The foregoing information is delivered to Bank of America, N.A in accordance with the Fourth Amended and Restated Revolving Credit Agreement between, inter alia, BANK OF AMERICA, N:A. and Berry Global, Inc., dated as of June 22, 2023, as amended, supplemented or otherwise modified from time to time. I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification or limitation of any of the terms or conditions set forth in the referenced Credit Agreement.

Prepared by
Title:	Date

Approved by:
Title:	Date

ANNEX 2

BANK OF AMERICA, N.A.

Canadian Borrowing Base	Customer Name: Berry Global, Inc.
In $ millions	Assignment
Exchange Rate: CD$[ ] = $1	Report Date:

ACCOUNTS RECEIVABLE Loan # Dates Covered: Collateral		PG INVENTORY Loan 3 Dates Covered: Collateral
1.	Beginning Balance **	1. Current Balance
2.	Sales (+)**	2. Ineligibles
3.	Credit Memos (-) **	3. Eligible Collateral (2-3)
4.	Adjustments (+) **	4. Eligible Inventory@ various %
5.	Adjustments (-)**	5. Less Reserve
6.	Net Collections - Includes Non A/R Cash (-)**	6. Qualified Inventory
7,	Discounts (-)**	7. Availability
8.	Non A/R Cash (+)**
9.	Unapplied Cash (-) **
10.	Ending Balance
11.	Ineligible
12.	Eligible Collateral (10-11)	WIP INVENTORY Dates Covered: Collateral	Loan #
13.	Eligible A/R @ 85%
14.	Less Reserve
15.	Qualified Collateral
1. Current Balance
2. Ineligibles
3. Eligible Collateral (2-3)
4. Eligible Inventory @ various %
5. Less Reserve
6. Qualified Inventory,
7. Availability

		RM INVENTORY Dates Covered: Collateral	Loan #
Total Availability (#15+#7)
Loan
17.	Beginning Balance
18.	Cash (Checks/ACI-1) (-)	1. Current Balance
19.	Cash (Wire) (-)	2. Ineligibles
20.	Adjustments (-I+) (circle one)	3. Eligible Collateral (2-3)
21.	Advance (+)	4. Eligible Inventory @ various %
22.	Current Revolving Loan Balance @.	5. Less Reserve
6. Qualified Inventory,
7. Availability

Total Availability (#15 + #7)

Total Credit Line
Qualified Availability
Less Total Revolving Loan Balance
Less Letters of Credit
Remaining Availability

Explanation

The foregoing information is delivered to Bank of America,N.A in accordance with the Fourth Amended and Restated Revolving Credit Agreement between, inter alia, BANK OF AMERICA, N:A. and Berry Global, Inc., dated as of June 22, 2023, as amended, supplemented or otherwise modified from time to time. I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification or limitation of any of the terms or conditions set forth in the referenced Credit Agreement.

Prepared by
Title:	Date

Approved by:
Title:	Date

The foregoing information is delivered to Bank of America,N.A in accordance with the Fourth Amended and Restated Revolving Credit Agreement between, inter alia, BANK OF AMERICA, N:A. and Berry Global, Inc., dated as of June 22, 2023, as amended, supplemented or otherwise modified from time to time. I hereby certify that the information contained herein is true and correct as of the dates shown herein. Nothing contained herein shall constitute a waiver, modification or limitation of any of the terms or conditions set forth in the referenced Credit Agreement.

EXHIBIT F

[Reserved]

F-1

EXHIBIT G-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code; and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Company and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         , 20[ ]

G-1-1

EXHIBIT G-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                         , 20[ ]

G-2-1

EXHIBIT G-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                         , 20[ ]

G-3-1

EXHIBIT G-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 22, 2023 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”), BERRY PLASTICS CANADA INC., a Canadian corporation (the “Canadian Borrower”), RPC GROUP LIMITED, a company incorporated with England and Wales with company number 02578443 (the “UK Borrower”), the LENDERS party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption (its “Applicable Partners/Members”) is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its Applicable Partners/Members is a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its Applicable Partners/Members is a “controlled foreign corporation” related to any U.S. Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its Applicable Partners/Members.

The undersigned has furnished the Company and the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

G-4-1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                         , 20[ ]

G-4-2